Filed with the Securities and Exchange Commission on ____________

Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

PRE-EFFECTIVE AMENDMENT #2
TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

NATCORE TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	3674	Not Applicable

(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

87 Maple Avenue Red Bank, New Jersey, USA 07701 (732) 576-8800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

LoPresti Law Group, P.C. 45 Broadway, Suite 610 New York, New York10006 (212) 732-4029

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of Communications to:

Marc X. LoPresti, Esq. LoPresti Law Group, P.C. 45 Broadway, Suite 610 New York, NY 10006 Tel: 212-732-4029	Shauna Hartman Armstrong Simpson 2080-777 Hornby Street Vancouver, B.C. Canada V6Z 1S4 Tel: 604-683-7361

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered[1]	Proposed Offering Price	Maximum Aggregate Offering Amount	Amount of Registration Fee[2]

Common shares	17,532,413	0.60	$10,519,448	$1,222.36

_______________
(1)

This registration statement registers for resale up to 17,532,413 common shares of the registrant as follows: (a) 7,910,840 shares which have been previously issued in private placement transactions (See Selling Shareholder Table p19) and (b) 9,621,573 shares of Natcore common shares issuable upon exercise of warrants issued in the same or similar private placements. (See Selling Shareholder Table p19).

(2)	Fee calculation based on Rule 457(a), determined by the number of shares offered multiplied by the proposed offering price (the maximum aggregate offering amount) multiplied by $0.0001162.

DETERMINATION OF OFFERING PRICE

The Proposed Offering Price is based on the calculation of the average closing price of Natcore common shares listed on the TSX Venture Exchange within the two weeks prior to the offering. Calculation and pricing determination based on Canadian currency converted to U.S. currency per the exchange rate on April 20, 2015 of $1.23 CND for each $1 US.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

17,532,413 Common shares

          The Selling Shareholders may offer and sell up to 17,532,413 shares of Natcore common shares consisting of (a) 7,910,840 shares that have been previously issued in private placement transactions (See Selling Shareholder Table p19) and (b) 9,621,573 shares of Natcore common shares issuable upon exercise of warrants issued in the same or similar aforementioned private placements. (See Selling Shareholder Table p19). No Selling Shareholders held any material relationship with the company in the past three years or with any of the company’s affiliates.

          Natcore is not selling any shares of its common shares in this offering and will not receive any proceeds from the sale of the shares offered by the Selling Shareholders; however, if any of the Company’s outstanding warrants are exercised Natcore will receive proceeds from the exercise. The warrants expiration dates range from July 2015 to August 2016 with exercise prices ranging from US$ 0.62 to US$ 0.90 (CDN$ 1.00). If all the warrants are exercised, Natcore would have total proceeds of $6,672,044; Natcore intends to use all of such proceeds for research and development, working capital and general corporate purposes.

          Natcore will bear all costs associated with the registration of the shares covered by this prospectus; provided, however, it will not be required to pay any underwriters’ discounts or commissions relating to the securities covered by the registration statement.

          Natcore’s common shares are quoted on the TSX Venture Exchange under the symbol “NXT” and on the OTC Pink® marketplace under symbol “NTCXF.” On April 20, 2015, the last reported sale price for Natcore common shares was $0.71CDN. The proposed price for the offering is USD $0.601 based on the calculation of the average closing price of Natcore common shares listed on the TSX Venture Exchange within the two weeks prior to the offering. This will be the fixed price at which the Selling Shareholders will offer their shares under this offering until such time as the shares are quoted on the OTCQB or the OTCQX or national exchange.

Investing in Natcore common shares involves a high degree of risk. See “Risk Factors” beginning on page 12.

____________________________

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

____________________________

Natcore is an “Emerging Growth Company” as defined in the Jumpstart Our Business Startups Act of 2012 (the JOBS Act) and is subject to reduced public company reporting requirements. Natcore has chosen not to take advantage of the extended transition period for new accounting standards. While the decision to opt out of the extended period to comply with new or revised accounting standards is irrevocable, the Company may in the future elect to avail itself of other reduced reporting obligations available as an emerging growth company.

____________________________

Unless otherwise indicated all currency figures are stated in US ($) dollars.

Prospectus Dated           April 20, 2015

_______________
[1]	Calculation and pricing determination based on Canadian currency converted to U.S. currency per the exchange rate on April 20, 2015of $1.23 CND for each $1 US.

Investors should rely only on the information contained in this prospectus and in any free writing prospectus that Natcore authorizes to be delivered to the investor. Natcore has not authorized anyone to provide investors with additional, different or inconsistent information from that contained in this prospectus or such free writing prospectus, if any. The Selling Shareholders are offering to sell, and seeking offers to buy, common shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common shares.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and provides an overview of the material aspects of this offering. This summary does not contain all of the information you should consider before making an investment decision. This summary contains forward-looking statements that contain risks and uncertainties. Natcore’s actual results may differ significantly from future results due to factors such as those set forth in the sections “Risk Factors” and “Forward-Looking Statements.” Investors should read this entire prospectus carefully before making an investment decision.

This prospectus is part of a registration statement that the Company has filed with the Securities and Exchange Commission, (the “SEC”). Under this registration process, the Company’s shareholders that have elected to be a part of this offering (the Selling Shareholders), may offer and sell from time to time up to 7,910,840 currently outstanding shares of the Company’s common stock and 9,621,573 shares of the Company’s common stock issuable upon the exercise of warrants outstanding at an exercise price per share as expressed in the table on pages 21-23 and held by the Selling Shareholders as of the date of this prospectus. This prospectus does not cover the issuance of any shares of common stock by the Company, and the Company will not receive any of the proceeds from any sale of shares by the Selling Shareholders. The Company has agreed to pay all expenses incurred in connection with the registration of the shares of common stock covered by this prospectus. Information about the Selling Shareholders may change over time. Any changed information given to the Company by the Selling Shareholders will be set forth in a prospectus supplement if and when necessary. Further, in some cases, the Selling Shareholders will also be required to provide a prospectus supplement containing specific information about the terms on which they are offering and selling the Company’s common stock. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement.

THERE MAY BE SITUATIONS WHERE ALL SOURCES OF REVENUE DESCRIBED BELOW (OR ANY REVENUE AT ALL) MAY NOT BE AVAILABLE GIVEN MARKET CONDITIONS AND CUSTOMER REQUIREMENTS. THE COMPANY HAS HAD NET LOSSES IN EACH OF THE LAST THREE FISCAL YEARS 2014, 2013, 2012 OF $2,193,532 $3,938,828, AND $1,838,355, RESPECTIVELY. AS OF DECEMBER 31, 2014 THE COMPANY HAS HAD RECURRING LOSSES FROM OPERATIONS AND A CUMULATIVE DEFICIT OF APPROXIMATELY $16,428,813. THE COMPANY IS STILL CONSIDERED A DEVELOPMENT STAGE COMPANY AND HAS RECEIVED AN OPINION LETTER FROM ITS AUDITOR EXPRESSING MATERIAL UNCERTAINTY THAT MAY GIVE RISE TO SIGNIFICANT DOUBT ABOUT THE COMPANY’S ABILITY TO CONTINUE AS A GOING CONCERN. IN JANUARY AND APRIL 2015, THE COMPANY COMPLETED NON-BROKERED PRIVATE PLACEMENTS ISSUING 2,552,112 UNITS FOR GROSS PROCEEDS OF $1,143,507. AS OF APRIL 15, 2015, THE COMPANY HAD $793,829 IN CASH. THE COMPANY ANTICIPATES ITS CURRENT CASH AND CASH EQUIVALENTS WILL BE SUFFICIENT TO FUND OPERATIONS FOR APPROXIMATELY 6 MONTHS AND IS PURSUING ADDITIONAL FINANCING ALTERNATIVES, INCLUDING COMPLETING ANOTHER PRIVATE PLACEMENT, TO FUND OPERATIONS BEYOND ONE YEAR.

The Company

          Natcore Technology, Inc. (“Natcore” or “the Company”) is a corporation organized under the laws of British Columbia, Canada organized on August 9, 2007 for the purpose of commercializing technology that intends to make solar energy cost-competitive with energy derived from fossil fuels. More specifically, Natcore has technology which enables the controlled deposition of silicon dioxide and mixed silicon oxides from an aqueous solution at ambient temperatures and pressures. That technology is called liquid phase deposition and Natcore is the exclusive licensee. Using our Liquid Phase Deposition (“LPD”), black silicon, and laser technology, we grow a thin anti-reflective coating on a silicon disc without the need for toxic chemicals or a high-temperature vacuum furnace. We are replacing the traditional thermal vacuum processes, such as chemical vapor deposition and plasma enhanced chemical vapor deposition, for making solar cells with our LPD wet chemistry process. We believe LPD is the future of solar and that it will result in solar cells of higher quality, that are safer, cleaner and less expensive than prior processes. The technology was developed at William Marsh Rice University (“Rice University”) and is licensed to Natcore pursuant to an exclusive license agreement. In connection with the license agreement, Rice University became a Natcore shareholder and continues to hold a stake in the company.

          Natcore’s business is in the growth of thin and thick films of dielectric and semiconductor materials using non-vacuum, room temperature processes. Natcore’s first specific aim is to enter and gain market share in the antireflective coating market for solar cells by selling a paradigm-shifting, low-cost technology to solar cell manufacturers that will enable those companies to realize significantly lower capital costs and higher profit margins from their own sales.

          The Company’s licensed technology process was developed at Rice University, for which a patent has been awarded (#7,718,550 “Method for low temperature growth of inorganic materials from solution using catalyzed growth and re-growth”). Verification that the process can be implemented in an industrial laboratory setting has been accomplished (work performed for Natcore by the Battelle Memorial Institute) and the process is now ready to be tailored to specific applications in an industrial product development and manufacturing facility. Natcore currently has licensed or owns 22 granted and 42 pending patents surrounding this technology. A liquid phase deposition (LPD) process is one in which a solid thin film of material is created on a foreign substrate by allowing the atoms in a pre-mixed solution of that material to condense on the surface. The solution temperatures may range from room temperature to several hundreds of degrees Celsius.

Company History

          Natcore was a capital pool company2 until it completed a Qualifying Transaction on May 8, 2009. The Qualified Transaction involved a reverse take-over of Syracuse Capital Corp. by Natcore Technology Inc., a Delaware company, which is now a wholly owned subsidiary of the Company. Syracuse Capital Corp. was a company incorporated under the British Columbia Business Corporations Act and a Capital Pool Company, having its common shares listed on the TSX Venture Exchange under the trading symbol “SYU.P.”

          Natcore completed its Qualifying Transaction by acquiring all of the issued and outstanding securities of Natcore Technology, Inc. a private Delaware company in consideration of the issuance of 12,960,686 common shares of the Company having a deemed price of CDN$0.40 per share and the issuance of 2,145,000 share purchase warrants, each warrant exercisable into one additional common share at a price of CDN$0.40 per share for a period of five years expiring May 9, 2014. The Common Shares of the Company are listed for trading on the TSX Venture Exchange under the symbol “NXT”.

          On December 11, 2009, Natcore completed the acquisition of NewCyte, Inc. (“NewCyte”), a private Delaware company. NewCyte’s portfolio of intellectual property included issued and pending patents covering the coating of fullerenes (including carbon nanotubes) with silica, dielectric and semiconducting films for a variety of potential applications, including photon, chemical and biomolecule sensing. As consideration for the purchase of NewCyte, Natcore had issued NewCyte shareholders a total of 200,000 share purchase warrants entitling the holders to acquire Natcore shares at strike prices ranging from CDN $0.75/share to CDN $2.00/share, all of which warrants have since expired.

          On May 19, 2010, the Company completed the acquisition of Vanguard Solar, Inc. (“Vanguard”), a private Delaware company controlling key intellectual property in the field of solar energy. Vanguard was focused on the development of a flexible, thin-film photovoltaic material believed to be capable of silicon solar cell-like efficiency performance. Vanguard employed a proprietary chemical bath process similar to Natcore’s liquid phase deposition technology, although Vanguard planned to grow II-VI compound semiconductor thin films on carbon nanotubes at room temperature and ambient pressure, while Natcore has thus far concentrated on growing silicon dioxide films on silicon substrates. As consideration for the purchase of Vanguard, Natcore issued to Vanguard shareholders 375,236 common shares.

          In March 2012, the Company opened its Research and Development Center (the “R&D Center”) in Rochester, NY. The R&D Center is enabling Natcore to develop applications based on the company’s proprietary liquid phase deposition technology.

          The Company also entered into an exclusive worldwide licensing agreement with the National Renewable Energy Laboratory (NREL) to commercialize Black Silicon. NREL and the Company are working together to reduce solar cell costs and increase solar panel energy output. On October 25, 2012, the Company announced that its scientists created the world’s first Black Silicon solar cell using processes amenable to low-cost mass production. After having previously treated a wafer to make it the “blackest” silicon solar cell surface ever recorded, Natcore’s technicians used their scalable liquid phase deposition process to create the Black Silicon solar cell, from wafer to finished cell, in their R&D Center.

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[2]

The Capital Pool Company program is a two-step listing process offered by the TSX Venture Exchange. In step one, a new company(a “Capital Pool Company”) is listed on the TSX Venture Exchange as an initial public offering. In step two (the “Qualifying Transaction”), the Capital Pool Company acquires an asset or completes a transaction with a private business which results in the listing of the acquired business on the TSX Venture Exchange. If the acquired business can meet the minimum listing requirements of the Toronto Stock Exchange (the “TSX”); it can be directly listed on the TSX at the closing of the Qualifying Transaction. The listing of a business via the Capital Pool Company program can be more cost and time efficient than a listing through a traditional initial public offering.

          The Company has taken steps to form an Australian solar panel joint venture. After having signed a Memorandum of Understanding in September 2013, the Company and the Australian group Denzo Pty Limited have begun planning for Natcore Australia, a joint venture that would produce solar cells and solar panels in Australia, with Australia as the headquarters for this activity. The joint venture would move initially with currently available technologies. Future technologies would be deployed as they become available. Natcore Australia would have exclusive access to Natcore’s intellectual property portfolio in Australia. Financing for the venture would come from government and private sources.

          The Company made its first commercial offering with turnkey solar manufacturing programs in November 2014. The Company established a program through which it would design, supervise and build facilities to produce solar cells, solar panels and power plants for third party clients. Natcore plans to serve on these projects as a consultant or general contractor, hiring subcontractors and selecting the optimum components, prices and quality available. Clients would also gain exclusive access, on a geographical basis, to Natcore’s technologies- including black silicon, laser-processing and rear contact technology- as they come on line.

Implications of being an Emerging Growth Company

          As a company with less than $1 billion in annual gross revenue during last fiscal year, Natcore qualifies as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise generally applicable to public companies. These provisions include an exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company need not comply with any new or revised financial accounting standard until such date that a non-reporting company is required to comply with such new or revised accounting standard. Furthermore, Natcore is not required to present selected financial information or any management’s discussion herein for any period prior to the earliest audited period presented in connection with this prospectus.

          Natcore will remain an emerging growth company until the earliest of (1) the last day of Natcore’s fiscal year during which it has total annual gross revenue of at least $1 billion; (2) the last day of its fiscal year following the fifth anniversary of the completion of this offering; (3) the date on which Natcore, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (4) the date that Natcore is deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act. When Natcore is no longer deemed to be an emerging growth company, Natcore will not be entitled to the exemptions provided in the JOBS Act discussed above however reduced reporting obligations may still be available as a small company. If Natcore chooses to take advantage of any of these reduced reporting burdens, the information that Natcore provides shareholders may be different than what investors might get from other public companies which may make its common stock less attractive to investors. Natcore has opted out of the extended transition period provided in Securities Act Section 7(a)(2)(B) for complying with new accounting standards; this election is irrevocable.

Competitive Landscape

          Solar cell technology is generally divided into three (3) broadly defined areas. Generation 1 solar cells are traditionally made from silicon (chemical symbol Si) wafers and are the predominant technology in the market today. Generation 2 solar cells are not made from silicon wafers but from a variety of thin film materials such as cadmium telluride (CdTe), copper indium gallium selenide (often abbreviated CIGS, which is not a chemical symbol) or other more experimental materials. Generation 3 solar cells are similar to generation 2 solar cells in that they are made from thin film materials but incorporate nanotechnology in them to enhance their performance compared to both generation 1 and 2 solar cells. One example of the nanotechnology that can be incorporated in generation 3 cells is called a quantum dot. A quantum dot is the name given to a very, very small piece of material, so small that it may contain only a few 10’s of atoms to a few hundred atoms. The types and properties of quantum dots have been the subjects of intense scientific study world-wide for over two decades with the result that quantum dots are now emerging as materials with industrial applications. Natcore plans to use quantum dots made from silicon (Si) and germanium (Ge) in its thin film Generation 3 solar cells.

          Normally, a piece of semiconductor material such as silicon is electrically neutral. That is, there are as many negative charges as positive charges in the solid. The simple picture is that the negative charges are the electrons that have been freed from orbiting their host atoms and the positive charges are the empty spaces, or holes, in the orbits left by the electrons. The situation is very dynamic in a neutral piece of silicon. Electrons are constantly escaping from their orbits and creating holes and the electrons also continuously fall back into the holes so no net charge is created. Compared to silicon, an electrically neutral piece of phosphorus has one additional electron in an orbit around the atom. When the phosphorus atom enters the silicon the extra electron is set loose from its orbit and the hole what would have been left is filled by an electron from a neighboring silicon atom. The result is that the whole piece of phosphorus-doped silicon becomes negatively charged, or n-type. The more phosphorus atoms added, the more electrons are set free and the material is said to be more n-type. The inverse happens when a boron atom is added to the silicon. The boron atom has one fewer electron in orbit with the result that the boron atom pulls an electron away from a neighboring silicon atom and creates a permanent hole, giving the solid a net positive charge. That material is called p-type. Natcore’s technology is applicable to both n and p type material.

          Natcore’s black silicon technology is intended to replace an expensive, energy and manpower intensive, thermal vacuum process with a simple wet chemistry process that will make an improved antireflection surface on Generation 1 silicon solar cells.

          The Company is currently unaware of any other wet chemical, room temperature antireflective coating technology in commercial use or in development. While current thermal/vacuum systems are adequate for Generation 1 and 2 cells, Natcore believes its technology should enable those cell producers to improve their profit margins by offering lower cell production cost while maintaining equal or better cell efficiency.

          There are approximately 100 solar cell companies worldwide. The present world silicon solar cell market is dominated by just a handful of producers. They are: Yingli Green Energy, JA Solar, Trina Solar, Neo Solar Power, Motech, Jinko Solar, Gintech, Canadian Solar and Hareon Solar Technology. Although the list keeps changing, the top ten silicon solar cell producers account for over 40% of global silicon cell production. The Company believes that most of them are preparing to introduce Generation 2 (thin film solar cells) in the coming years. The Company expects the follow-on move to Generation 3 solar cells can be expected to gain momentum during the next five to eight years, and should become the dominant technology for new plant expansion thereafter (2019 to 2022).

          Natcore’s path to commercialization of its ultimate product, thin film, all-quantum dot tandem solar cells, faces several technical obstacles that must be overcome if the Company is to achieve its commercial goals. A large body of theoretical and experimental evidence now exists that decisively predicts that high performance can be achieved by replacing the exotic, expensive materials now used to make tandem solar cells with thin films of quantum dots (QD’s) of any of a variety of materials. Natcore’s proprietary LPD technology enables the development of such devices using silicon (Si) and germanium (Ge) quantum dots, among others. Rice University, under contract to the Company, has developed technology to create layers of Si and/or Ge QD’s embedded in an LPD silica thin film layer. The next steps are to create a p-n junction in such layers and add top and bottom contacts to make working Si and Ge QD solar cells as separate devices. Following that development, the Company will join the two different cell types to make a tandem cell. Once the film deposition and growth processes are well understood, engineering of a continuous deposition process and system for implementing it can begin. At that stage of development the Company believes that it can call upon the equipment and technology used to make photographic film, all of which exists today. The Company needs to supply the LPD coating equipment for insertion into existing high speed photographic film production lines.

          The Company anticipates a 36 to 48 month timeframe from start of device development to reach production readiness for the all-quantum dot, thin film solar cell development and the total expenditure of $5-$8M through a pilot production stage of the product. Moving to full commercial production will require an additional $10M and an additional 12-18 months to complete, assuming the ready availability of suitable roll-to roll equipment for the purpose. The company believes that currently unused Kodak film process equipment lines will be available.

          Hurdles that must be overcome before the Company can sell its product, whether it is a thin film, quantum dot tandem solar cell on a flexible substrate or the silicon quantum dot solar cell on a silicon solar cell used as a substrate are as follows. Once the technology is fully developed the Company must develop either (1) a set of equipment for insertion into an existing roll-to-roll coating system or (2) develop full production scale process equipment for applying the thin film quantum dot tandem cell layers to the top of a standard silicon solar cell as it comes from existing silicon solar cell production lines. It is possible that the Company might choose to develop both approaches in order to have a more comprehensive product offering. Commercial scale technology exists for both approaches but will have to be tailored to the specific steps needed to make the quantum dot solar cell layers in either case.

          The Company will also have to develop marketing and sales capability to distribute the product and may choose to distribute through wholesale channels or through retail channels, or be its own distributor.

          There can be no assurances that the Company will compete successfully with existing or new competitors, or that the competition will not have a material adverse effect on the business, operating results or financial condition of the Company. In addition, the Company is still developing and has received a “going concern” opinion from its auditors, which means that an entity will continue to operate in the near future provided it generates or obtains enough resources to operate. There may be situations where all sources of revenue described (or any revenue at all) may not be available given market conditions and customer requirements. The Company has had net losses in each of the last three fiscal years and as of December 31, 2014 the Company has had recurring losses from operations and a cumulative deficit of approximately $16,428,813.

THE OFFERING

Common shares Offered
17,532,413 common shares[3]

Common shares currently outstanding	50,413,614 common shares[4]

Common shares to be outstanding after the offering	50,413,614 common shares

Use of proceeds

Natcore is not selling any shares of its ordinary stock in this offering and will not receive any proceeds from the sale of the shares offered by the Selling Shareholders; however, if any of the warrants being offered are exercised, Natcore will receive the exercise price of the warrants. If all of these outstanding warrants are exercised, Natcore would receive proceeds of approximately $6,672,044. Natcore intends to use all of the proceeds for research and development, working capital and general corporate purposes.

Symbol	Natcore common shares currently trade on the TSX Venture Exchange under the symbol “NXT” and on the OTC Pink® marketplace under symbol “NTCXF.”

Dividends

Natcore currently intends to retain any future earnings to fund the development and growth of our business. Therefore, the Company does not currently anticipate paying cash dividends on Natcore common shares.

Risk factors	See “RISK FACTORS” section, and other information included in this prospectus for a discussion of factors investors should consider before deciding to invest in Natcore common shares.

Background of the Offering

          On August 28, 2013, the Company completed a private offering of 6,290,740 shares of ordinary stock at $0.50 per share and 6,290,740 warrants eligible to purchase 6,290,740 common shares at a price of $0.62 per share for a period of 36 months (the “Private Placement”).

          The Private Placement was undertaken by the Company in reliance on Section 4(a)(2) and Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). The Company understands to be true that each purchaser of the units is an accredited investor as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

          In connection with the Private Placement, the Company also granted Registration Rights to each purchaser. Pursuant to the Registration Rights, the Company is obligated to file a registration statement with the SEC covering the shares of the common stock underlying the Private Placement. In addition, the Company is obligated to use all commercially reasonable efforts to have the registration statement declared effective by the Securities Exchange Commission. This offering includes the registration of the common shares and warrants included in the Private Placement and, in addition, Selling Shareholders that have elected to participate in this offering.

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[3]

Consisting of (a) 7,910,840 shares that have been previously issued in private placement transactions (See Selling Shareholder Table p19) and (b) 9,621,573 shares of Natcore common shares issuable upon exercise of warrants issued in the same or similar aforementioned private placements. (See Selling Shareholder Table p19).

[4]	As of April 20, 2015.

Summary Consolidated Financial Data

          The following tables set forth the Company’s summary consolidated financial data. Investors should read the following summary consolidated financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Natcore’s consolidated financial statements and related notes included elsewhere in this prospectus. Historical results are not indicative of the results to be expected in the future. Natcore’s consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and interpreted by the International Financial Reporting Interpretations Committee (“IFRIC”).

          As a result of the Accounting Standards Board of Canada’s decision to adopt IFRS for publicly accountable entities for financial reporting periods beginning on or after January 1, 2011, the Company has adopted IFRS for the 2011 and 2010 annual financial statements. The December 31, 2010 financial statements are restated to conform to IFRS.

          Since Natcore began preparing its financial statements in accordance with IFRS, having reviewed significant transactions and compared them to United States generally accepted accounting principles (“GAAP”), Natcore concluded that there are no material differences that would impact the users of the accompanying financial statements other than terminology and headings.

          The Company has derived the summary consolidated statements of comprehensive income data for each of the years ended December 31, 2014 and 2013 from its audited consolidated financial statements (included elsewhere in this prospectus).

	December 31, 2014 (year ended)	December 31, 2013 (year ended)

Consolidated Statement of Comprehensive Loss
Expenses
Consulting	229,792	108,657
Depreciation and amortization	412,492	359,178
Filing fees	34,090	32,082

Foreign exchange (gain)/loss	41,344	90,060
Interest and bank charges	1,581	1,269
Marketing	81,401	96,641
Office and other operational	273,264	267,532
Professional fees	213,888	129,499
Research and development	1,634,864	1,480,058
Stock-based compensation	301,732	325,686
Travel	73,922	126,668
Wages and salaries	770,105	855,853

	(4,068,475)	(3,873,183)
Other Income (Expense)
Interest income, net	32,626	13,708
Fair value adjustment on warrants	1,842,317	(79,353)
Net and Comprehensive Loss	(2,193,532)	(3,938,828)
Loss income attributable per share - Basic and Diluted	(0.05)	(0.10)
Weighted average number of shares outstanding:
Basic and Diluted	42,294,310	41,097,726

	December 31, 2014	December 31, 2013

Consolidated Statement of Financial Position:
ASSETS:
Current Assets:
Cash and cash equivalents	$548,387	$2,849,022
Receivables	5,939	26,016
Prepaid expenses	60,395	94,000

Total Current assets	614,721	2,969,038

Non-Current Assets
Equipment	582,503	680,353
Intangible Assets	36,568	171,623

Total Non-Current Assets	619,071	851,976

TOTAL ASSETS	1,233,792	3,821,014

LIABILITIES:
Current Liabilities
Accounts payable and accrued liabilities	289,688	201,521
Derivative liabilities	124,823	1,967,140

Total Current Liabilities	414,511	2,168,661

Total Liabilities	414,511	2,168,661

Share capital	13,977,256	13,030,362
Share-based payment reserve	2,956,964	2,857,272
Share subscriptions received	313,874	—
Deficit	(16,428,813)	(14,235,281)

Total equity	819,281	1,652,353

TOTAL LIABILITIES AND EQUITY	$1,233,792	$3,821,014

Working Capital	200,210	800,377

RISK FACTORS

An investment in Natcore common shares involves a high degree of risk. Investors should consider carefully the risks described below, together with the financial and other information contained in this prospectus, before investors decide to invest in Natcore common shares. The occurrence of the risks described below could have a material adverse impact on Natcore’s business, financial condition or results of operations. In any such case, the trading price of Natcore common stock could decline and investors may lose part or all of his or her investment. Various statements in this prospectus, including the following risk factors, contain forward-looking statements.

Risks Related to Natcore’s Business

There is no assurance that the Company will turn a profit.

          The Company is currently not profitable. There is no assurance as to whether the Company will be profitable, earn revenues or whether the Company will be able to return any investment funds, to make cash distributions or to meet its operating expenses and debt service, if any.

Our independent auditor’s reports on our financial statements for the years ended December 31, 2013 and 2012 includes a “going concern” explanatory paragraph.

          Our independent auditor has presented our financial statements on the basis that we are a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. This means that we may not generate enough funds to pay our general operating expenses and bills from professionals and other advisors that we are obligated to pay. Since we have not generated any revenues from operations management intends to finance operating costs over the next twelve months with existing cash resources and the private placement of common stock. There may be situations where all sources of revenue described (or any revenue at all) may not be available given market conditions and customer requirements. The Company has had net losses in each of the last three fiscal years and as of December 31, 2014; the Company has had recurring losses from operations and a cumulative deficit of approximately $16,428,813.

There is no assurance that the Company will generate immediate revenues; the Company projects cash on hand sufficient to fund operations for approximately 6 months.

          The Company anticipates that it will incur substantial expenses relating to the implementation of its business plan and cost overruns may be incurred. The Company currently expects the initial expenses it incurs to result in operating losses for the Company for the foreseeable future. Furthermore, no assurance can be made that a shareholder will realize any return on his or her investment, or that such shareholder will not lose his or her entire investment. In January 2015 and April 2015 the Company completed non-brokered private placements issuing 2,552,112 units for gross proceeds of $1,143,507. As of April 15, 2015, the Company had $793,829 in cash. The Company anticipates its current cash and cash equivalents will be sufficient to fund operations for approximately 6 months.

Financial projections provided may prove inaccurate.

          The Company’s Management may prepare financial projections concerning the estimated operating results of the Company. These projections would be based on certain assumptions that may prove to be inaccurate and that are subject to future conditions be beyond the control of the Company, such as changes in the condition of the national and international financial markets, fluctuations in interest rates, changes in rules and regulations pertaining to the securities markets and market participants, variations in the local and national economy, acts of terrorism and occurrences of natural disasters or other such disasters. The Company has a limited operating history. The Company may experience unanticipated costs, or anticipated agreements or contracts may not materialize, resulting in lower revenues than forecasted. There is no assurance that the results that may be illustrated in financial projections would in fact be realized by the Company. The financial projections would be prepared by Management of the Company and would not be examined or compiled by independent certified public accountants. Accordingly, neither independent certified public accountants nor counsel to the Company could provide any level of assurance on them.

The Company is entirely dependent on its Management team.

          The Company’s Management makes all decisions with respect to the Company’s assets, including investment decisions and the day-to-day operations of the Company. Other than as specified in the Company’s notice of articles and articles, the shareholders have no right or power to take part in the management of the Company. As a result, the success of the Company for the foreseeable future will depend largely upon the ability of Management.

PROSPECTIVE INVESTORS ARE HEREBY ADVISED THAT THE SUCCESS OF PREVIOUS VENTURES OR PROJECTS UNDERTAKEN BY THE COMPANY’S MANAGEMENT OR THE MANAGEMENT OF ANY ACQUIRED COMPANY CANNOT BE CONSTRUED AS A GUARANTEE OF THE SUCCESS OF THE VENTURE OUTLINED HEREIN.

The Company’s Management may be subject to conflicts of interest.

          The Company’s Management may in the future become associated with or employed by other companies, which are engaged, or may become engaged, in operations similar to the operations engaged in by the Company. Conflicts of interest between the Company’s officers and/or directors and the Company may arise by reason of such relationships. Management intends to resolve any conflicts with respect to such operations in a manner equitable to the shareholders of the Company, its management, and any of the Company’s affiliates. Officers and all employees are required to sign a proprietary inventions agreement which means that anything that is invented while employed at Natcore is owned by Natcore. Additionally all employees are required annually to complete an outside employment disclosure which allows the registrant to better control if there are any outside interests. Directors are not required to do either and may pursue opportunities independently of the registrant.

The Company may not achieve its goals and objectives.

          All investments in the Company risk the loss of capital. While the Company’s Management believes that its experience and relationships will moderate this risk to some degree, no representation is made that the Company’s projects will be successful.

The Company is subject to the possibility of future litigation that may have a significant adverse effect on the Company’s financial condition, operations and plans for expansion.

          There are many risks incident to providing the types of services provided by the Company that may give rise to future litigation. Under such circumstances, the Company may be named as a defendant in a lawsuit or regulatory action. The Company may also incur uninsured losses for liabilities which arise in the ordinary course of business, or which are unforeseen. There is no assurance that the Company’s shareholders will not lose their entire investment in the Company as a result of unforeseen litigation.

The Company will indemnify its officers and directors.

          The Company’s articles, as amended, provide that the Company will, within the limits of capital contributions and retained assets, hold its directors and officers harmless against certain claims arising from Company activities, other than losses or damages incurred by it as a result of its gross negligence, fraud or bad faith. If the Company were called upon to perform under its indemnification agreements, then the portion of its assets expended for such purpose would reduce the amount otherwise available for the implementation of its business plan, or for distributions to its shareholders, if any.

The enforcement of civil liabilities against the Company and its officers and directors may be difficult to obtain

          We are incorporated under the laws of the Province of British Columbia, Canada. Service of process upon us and upon our directors and officers and the Canadian experts named in this Prospectus, some of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, some of our assets and some of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers, including one predicated on the civil liability provisions of the U.S. federal securities laws, may not be collectible within the United States.

The Company is subject to certain institutional risks.

          The institutions with which the Company (directly or indirectly) does business may encounter financial difficulties that impair or would impair the operational capabilities or the capital position of the Company.

There may be changes in laws applicable to the Company.

          The Company must comply with various legal requirements, including requirements imposed by the state and federal securities laws and pension laws. Should any of those laws change over the scheduled term of the Company, the legal requirements to which the Company and its shareholders may be subject could differ materially from current requirements.

The Company may face adverse tax consequences and may be audited by the Internal Revenue Service or the Canada Revenue Agency.

          While the Company is advised in tax matters by its accountants, the Internal Revenue Service (the “IRS”) or the Canada Revenue Agency (“CRA”) may not accept the tax positions taken by the Company. As a result, the IRS or CRA could audit the Company’s information and adjustments to the Company’s tax returns may result. Any such adjustment could subject the shareholders to additional tax, interest and penalties, as well as incremental accounting and legal expenses. In addition, an audit of the Company’s tax returns could lead to audits of the individual tax returns of the shareholders, resulting in adjustments and additional tax with respect to non-Company items.

Government Regulation – General.

          The Company may be subject to regulation by county, state and federal governments, governmental agencies, and regulatory authorities from several different countries. Failure to obtain regulatory approvals or delays in obtaining regulatory approvals by the Company, its collaborators, customers, vendors or service providers would adversely affect the marketing of products and services developed by the Company, and the Company’s ability to generate product and service revenues. Further, there can be no assurance that the Company, its customers, vendors, or service providers will be able to obtain necessary regulatory approvals. Although the Company does not anticipate problems satisfying any of the regulations involved, the Company cannot foresee the possibility of new regulations, which could adversely affect the business of the Company. While the Company anticipates that all regulatory approvals required will be granted, violations by the Company and/or its customers of, and/or non-compliance with, such regulations and approvals may adversely affect the Company’s ability to acquire capital, or adversely affect the Company’s ability to conduct its business as intended.

The Company is subject to various economic risks.

          Local, national and international economic conditions may have a substantial adverse effect on the efforts of the Company. The Company cannot guarantee its anticipated results of operations against the possible eventuality of any of these potential adverse conditions.

The Company may suffer uninsured losses.

          The Company plans to obtain comprehensive insurance coverage, including liability, fire and extended coverage, as is customarily obtained for businesses similar to the Company. Certain types of losses of a catastrophic nature, such as losses resulting from floods, tornadoes, thunderstorms, and earthquakes, are uninsurable or not economically insurable to the full extent of potential loss. Such Acts of God, work stoppages, regulatory actions or other causes, could interrupt or delay the Company’s development or expansion, and would adversely affect the Company’s business, results of operations, and profitability.

Dependence on Management and absence of Key Man Insurance.

          The Company’s business, to date, and for the foreseeable future, will be significantly dependent on the Company’s management team, directors and key consultants, including but not limited to Charles Provini, Brien Lundin, John C. Calhoun, and Dennis J. Flood. Mr. Flood is able to devote 30-40 hours a week to the management of the Company.

          The loss of any one of these officers could have a material adverse effect on the Company. If the Company lost the services of one or more of its executive officers or key employees, it would need to devote substantial resources to finding replacements, and until replacements were found, the Company would be operating without the skills or leadership of such personnel, any of which could have a significant adverse effect on the Company’s business. The Company currently does not carry key-man life insurance policies covering any of these officers.

Risks associated with expansion.

          Any expansion plans undertaken by the Company to increase or expand its operations entail risks, which may negatively impact the profitability of the Company. Consequently, investors must assume the risk that (i) such expansion may ultimately involve expenditures of funds beyond the resources available to the Company at that time, and (ii) management of such expanded operations may divert Management’s attention and resources away from its existing operations, all of which factors may have a material adverse effect on the Company’s present and prospective business activities. The Company cannot assure investors that its products, procedures or controls will be adequate to support the anticipated growth of its operations.

Inability to protect proprietary and technology rights.

          The Company’s success will depend in part on its ability to protect its proprietary rights and technologies, including, but not limited to, Patent 2340039, Patent 7,718,550, Patent 7,253,014, Patent 7,682,527, Patent 7,491,376, and Patent 7,692,218. The Company relies on a combination of patents, trademark laws, trade secrets, confidentiality provisions and other contractual provisions to protect its proprietary rights. However, not all of these measures may apply or may afford only limited protection. The Company’s failure to adequately protect its proprietary rights may adversely affect the Company. Despite the Company’s efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company’s services or to obtain and use trade secrets or other information that it regards as proprietary. Based on the nature of its business, it may or may not be able to adequately protect its rights through patent, copyright and trademark laws. The Company’s means of protecting its proprietary rights abroad may not be adequate, and competitors may independently develop similar technologies. The Company may become involved in litigation over proprietary rights. In the event of an adverse result in any future litigation with third parties relating to proprietary rights, the Company could be required to pay substantial damages, including treble damages if the Company is held to have willfully infringed or to expend significant resources to develop non-infringing technology. In addition, litigation frequently involves substantial expenditures and can require significant management attention, even if the Company ultimately prevails. However, there can be no assurance that the Company would be able to successfully resolve such disputes in the future.

No assurance of profitability.

          The Company may experience operating losses as it develops, produces and distributes its products and services. As a result, the Company may not be able to achieve profitability in a commercially acceptable time frame, if ever.

Natcore is an “emerging growth company” with reduced reporting requirements that may make its common shares less attractive to investors.

          Natcore is an “emerging growth company,” as defined in the JOBS Act. Although the Company has elected not to take advantage of certain reporting exemptions available it, for so long as Natcore remains an “emerging growth company,” it will not be subject to the provision of Section 404(b) of the Sarbanes-Oxley Act, applicable to non-emerging growth companies, that requires that an independent registered public accounting firm provide an attestation report on the effectiveness of the Company’s internal control over financial reporting. This may increase the risk that the Company will fail to detect and remedy any weaknesses or deficiencies in its internal control over financial reporting. In general, these reduced reporting requirements may allow the Company to refrain from disclosing information that investors may find important. It is also possible that investors may generally find Natcore’s common shares less attractive due to its status as an “emerging growth company” and its limited disclosures. Any of the foregoing could adversely affect the price and liquidity of the Company’s common shares.

          Natcore may take advantage of these disclosure exemptions until it is no longer an “emerging growth company” however it may still take advantage of certain reduced reporting requirements if it remains a small company. The Company will cease to be an “emerging growth company” upon the earliest of:

•	the last day of the fiscal year in which the fifth anniversary of this offering occurs;

•	the last day of the fiscal year in which the Company’s annual gross revenues are $1 billion or more;

•	the date on which the Company, during the previous three-year period, issued more than $1 billion in non-convertible debt securities; or

•	the last day of any fiscal year in which the market value of the Company’s common shares held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year.

Risk Factors Associated with the Nanotechnology Business

The demand for solar power products is dependent on volatile market and industry trends that can affect demand for Natcore’s products and negatively impact its revenue.

          The global economic downturn that began in the fourth quarter of 2008 highlighted the volatility associated with the solar power industry. The capital-intensive nature of implementation requiring access to capital sources caused an overall reduction in demand for solar power technology. While global markets have stabilized and access to capital has returned the demand for solar power products, the potential for soft demand and the trend of reduced cost of production could again have the effect of an over-supplied market place. The effects of a supply driven market place due to soft demand would be adverse to the Company’s margins and in turn revenues.

          In addition, macroeconomic and geopolitical events influence the demand for solar power products. Specifically, currency exchange rates and governmental regulation affect the price of other energy resources like oil, natural gas and coal. A reduction in the price of these traditional energy resources will result in a reduction in the demand for alternative energy sources such as solar power; which in turn could reduce the margins of the Company’s products and result in a decrease in revenue.

Unforeseen technological failings that increase the cost of adoption of solar products may inhibit widespread implementation of solar solutions that would result in reduced revenue or the inability for us to maintain Natcore’s profitability.

          The recent discovery of hardware failure and technical issues related to solar power equipment that occurred earlier in product life that had been expected could alter the associated cost of implementation of solar power products that could in turn lead to a drop in demand. Historical data is not as readily available for the solar industry as it is for the traditional sources of energy limiting the ability to determine a reliable trend upon which to base future results. Increased costs associated with implementation could lead to the failure of solar power technology being widely adopted resulting in Natcore’s inability to sustain revenue growth and profitability.

If third parties claim that the Company’s products infringe their intellectual property rights, the Company may be forced to expend significant financial resources and management time, and operating results would suffer.

          The Company’s portfolio of intellectual property is significant to its financial condition and operations. Third parties may claim that the Company’s products and systems infringe their patents or other intellectual property rights. Identifying third-party patent rights can be particularly difficult, especially since patent applications are not published until 18 months after their filing dates. If a competitor were to challenge the Company’s patents, or assert that its products or processes infringe its patent or other intellectual property rights, the Company could incur substantial litigation costs, be forced to design around their patents, pay substantial damages or even be forced to cease operations, any of which could be expensive and/or have an adverse effect on the Company’s operating results. Third-party infringement claims, regardless of their outcome, would not only drain financial resources, but also would divert the time and effort of management, and could result in customers or potential customers deferring or limiting their purchase or use of the affected products or services until resolution of the litigation.

We are subject to certification requirements and other regulations. Future more stringent regulations may impair Natcore’s ability to market its products.

          The Company must obtain product certification from governmental agencies, such as the EPA, to sell certain products in the United States, and must comply with other product certification requirements in other countries. A portion of Natcore’s future sales will depend upon sales of solar power products and technologies that are certified to meet existing and future air quality and energy standards. The Company cannot assure that its products will meet these standards. The failure to comply with these certification requirements could result in the recall of the Company’s products, or civil or criminal penalties.

          Any new government regulation that affects solar power products and technologies, whether at the foreign, federal, state, or local level, including any regulations relating to installation and service of these systems, may increase the Company’s costs and the price of its systems. As a result, these regulations may have a negative impact on the Company’s revenue and profitability and thereby harm its business, prospects, results of operations, or financial condition.

Changes in tax policies may reduce or eliminate the economic benefits that make the Company’s products attractive to consumers.

          In some jurisdictions, such as the United States, governments provide tax benefits for solar cell technologies, including tax credits, rebates and reductions in applicable tax rates. In certain markets of the Company these benefits extend to users of the Company’s products. From time to time, governments change tax policies in ways that create benefits such as those for the Company’s customers. Reductions or eliminations in these benefits may adversely affect the Company’s revenue.

New technologies could render the Company’s existing products obsolete.

          New developments in technology may negatively affect the development or sale of some or all of the Company’s products or make its products obsolete. The Company’s inability to enhance existing products in a timely manner or to develop and introduce new products that incorporate new technologies, conform to increasingly stringent emission standards and performance requirements, and achieve market acceptance in a timely manner could negatively impact the Company’s competitive position. New product development or modification is costly, involves significant research, development, time and expense, and may not necessarily result in the successful commercialization of any new products.

A breach or non-performance of the exclusive licensing agreement with National Renewable Energy Laboratory to commercialize Black Silicon could impair the Company’s ability to produce Black Silicon.

          The Company entered into an exclusive worldwide licensing agreement with National Renewable Energy Laboratory (NREL) to commercialize Black Silicon. NREL and the Company are working together to reduce solar cell costs by 2% to 3% and increase solar panel energy output from 3% to 10% over the course of a day without the aid of a solar tracking mechanism. Black Silicon is one key element that could give Natcore a competitive edge in producing more efficient and cost effective solar products; if Natcore’s production of Black Silicon is hindered the Company’s revenue would be adversely affected.

Risks Related to the Company’s Common Shares and the Offering

Authorized capital consists of an unlimited number of shares of one class designated as common shares

          The Company’s authorized capital consists of an unlimited number of shares of one class designated as common shares. The directors may create any class or series of shares by resolution but may not make any modification to the provisions attaching to our common shares without the affirmative vote of two-thirds of the votes cast by the holders of the common shares. Natcore’s common shares do not have pre-emptive rights to purchase additional shares. Shareholders should be aware that the exercise of warrants described herein will dilute the value of current holdings.

Volatility of the market price of the Company’s common shares could adversely affect its shareholders and Natcore.

          The market price of the Company’s common shares could be highly volatile and could be subject to wide fluctuations in response to numerous factors, including the following:

•	actual or anticipated variations in Natcore’s operating results or those of Natcore’s competitors,

•	technological enhancements or developments by Natcore or its competitors,

•	regulatory changes effecting Natcore’s industry,

•	changes in the roles of key personnel,

•	geopolitical events effecting Natcore’s industry,

•	disputes concerning proprietary rights concerning patents that Natcore holds.

Natcore has not paid dividends in the past and does not expect to pay dividends in the future. Any return on an investment could be limited to the value of the common stock.

          Natcore has never paid cash dividends on its common shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends depends on the financial condition of the Company, with other business and economic factors influencing the decision by the board of directors in determining the issuance of a dividend. If dividends are not issued, the Company’s common shares may be considered less valuable because a return on an investment will only occur if the Company’s stock price appreciates.

Stockholder ownership interest in Natcore may be diluted as a result of future financings or additional acquisitions.

          Natcore may seek to raise funds from time to time in public or private issuances of equity in the near future or over the longer term. Sales of the Company’s securities offered through future equity offerings may result in substantial dilution to the interests of the Company’s current shareholders. The sale of a substantial number of securities to investors, or anticipation of such sales, could make it more difficult for the Company to sell equity or equity-related securities in the future at a time and at a price that the Company might otherwise wish to effect sales. In addition, the Company has issued shares of its common stock for various acquisitions in the past and may do so in the future, which may also result in substantial dilution to the interests of the Company’s current shareholders.

Investors may experience dilution as a result of future purchases exercised on outstanding options and warrants.

          As of April 20, 2015, the Company had outstanding options to purchase a total of 4,182,000 of its common shares at a weighted average exercise price of CDN$0.87 per share. Also as of April 20, 2015, the Company had outstanding warrants to purchase a total of 7,970,626 of its common shares at a weighted average exercise price of CDN$0.89 per share and had outstanding warrants to purchase a total of 6,083,240 of its common shares at a weighted average exercise price of US$0.62 per share. To the extent these options or warrants are ultimately exercised, investors will sustain future dilution.

This Space Intentionally Left Blank

Selling Shareholders information

          The Selling Shareholders may offer and sell up to 17,532,413 shares of Natcore common shares consisting of (a) 7,910,840 shares that have been previously issued in private placement transactions (See Selling Shareholder Table below) and (b) 9,621,573 shares of Natcore common shares issuable upon exercise of warrants issued in the same or similar aforementioned private placements. (See Selling Shareholder Table below). The Selling Shareholders are represented in the table below. No Selling Shareholders held any material relationship with the company in the past three years or with any of the company’s affiliates. The names, the amount and percentage of the securities beneficially held by the Selling Shareholders before and immediately after the offering are also included in the chart below.

Name of Beneficial Owner[1]	Date of Purchase	Common Shares beneficially owned prior to the offering	Beneficial Ownership Percentage Prior to Offering	Number of Warrants beneficially owned prior to the offering	Common Shares being registered in this offering	Common Shares Issuable Upon Exercise of Warrants being registered in this offering

Nigel Burney	Aug. 20, 2013[11]	800,000	1.98%	800,000	1,000,000	1,000,000

	July 20, 2012[12]	200,000		200,000

Ernst Pernet	May 8, 2009[13]	250,000	0.50%	0	250,000	0
Anthony Lanzl	Aug. 20, 2013	200,000	0.40%	200,000	200,000	200000
John McGeough MD Inc	N/A10	180,000	0.36%	0	180,000	0
Dorothy Ellen Edwards	N/A	172,500	0.34%	0	172,500	0
Yan Chun Wang	N/A	162,700	0.32%	0	162,700	0

Chris Dandurand	Aug. 20, 2013	150,000	1.79%	150,000	150,000	350,000

	July 20, 2012	-		200,000

	January 21, 2015	465,116		456,116

	April 14, 2015	285,714		285,714

Henry Gusse	N/A	136,000	0.27%	0	136,000	0
Gary F May	N/A	125,000	0.25%	0	125,000	0
Robert F Barbour	N/A	123,900	0.25%	0	123,900	0
Ralph Schulz	N/A	100,000	0.20%	0	100,000	0
Shaun Gibson	Aug. 27, 2013	100,000	0.43%	100,000	100,000	100,000
	January 21, 2015	116,279	116,279
Jake Hoogland	Aug. 27, 2013	100,000	0.20%	100,000	100,000	100,000

Ronald Smallwood	Aug. 20, 2013	95,240	0.40%	95,240	95,240	120,240

	Jan. 4, 2013	-		25,000

	January 23, 2015	58,139		58,139

	April 14, 2015	50,000		50,000

Steve Simonds	Aug. 20, 2013	100,000	0.20%	100,000	100,000	200,000

	Jan. 3, 2013	-		100,000

John Martin Rice	Aug. 20, 2013	50,000	0.10%	50,000	50,000	50,000

Alan Ng	Aug. 20, 2013	50,000	0.25%	50,000	70,000	60,000

	Dec. 22, 2010[14]	20,000		10,000

	January 21, 2015	58,139		58,139

Name of Beneficial Owner[1]	Date of Purchase	Common Shares beneficially owned prior to the offering	Beneficial Ownership Percentage Prior to Offering	Number of Warrants beneficially owned prior to the offering	Common Shares being registered in this offering	Common Shares Issuable Upon Exercise of Warrants being registered in this offering

Rose Nominees Ltd.A/C 203458[2]	Aug. 20, 2013	50,000	0.10%	50,000	50,000	50,000

Ronald A. Miller	Aug. 20, 2013	50,000	0.10%	50,000	50,000	50,000

Thomas Rusling	Aug. 20, 2013	200,000	0.40%	200,000	200,000	200,000

Ellen Rusling	Aug. 20, 2013	150,000	0.30%	150,000	150,000	150,000

Schroder & Co. Bank AG	Aug. 20, 2013	250,000	0.50%	200,000	250,000	550,000

	Dec. 22, 2010[14]	-		350,000

Investec Wealth and Investment[3]	Aug. 20, 2013	300,000	0.79%	300,000	350,000	350,000

	Aug. 27, 2013	50,000		50,000

	January 21, 2015	50,000		50,000

Robert Silajev	Aug. 27, 2013	150,000	0.60%	0	300,000	0

	May 8, 2009	150,000		0

Jean Grieve	Aug. 27, 2013	50,000	0.10%	50,000	50,000	50,000

Pure Leadership Inc.[4]	Aug. 23, 2013	300,000	0.81%	300,000	300,000	300,000

	April 14, 2015	107,000		107,000	107,000	107,000

Denis Doyle	Aug. 20, 2013	50,000	0.10%	50,000	50,000	50,000

Robert Quarture Jr.	Aug. 20, 2013	60,000	0.21%	60,000	60,000	60,000

	April 14, 2015	44,643		44,643

2290398 Ontario Ltd.[5]	Aug. 23, 2013	50,000	0.15%	0	50,000	0

	January 21, 2015	25,000		25,000

John Joynt	Aug. 20, 2013	50,000	0.10%	50,000	50,000	50,000

Jerry Holland	Aug. 20, 2013	50,000	0.10%	50,000	50,000	50,000

David Hostnik	Aug. 20, 2013	50,000	0.10%	50,000	50,000	50,000

Barry Fay	Aug. 27, 2013	100,000	0.20%	100,000	100,000	100,000

Gurkirpal Sangha	Aug. 27, 2013	25,000	0.17%	25,000	25,000	25,000

	January 21, 2015	60,000		60,000

Majormaki Holdings LLP[6]	Aug. 23, 2013	50,000	0.10%	50,000	50,000	50,000

Steve Birmingham	Aug. 27, 2013	12,000	0.02%	12,000	12,000	12,000

Mark Stegemoeller	Aug. 27, 2013	50,000	0.10%	50,000	50,000	50,000

Antony Wong	Aug. 23, 2013	50,000	0.10%	50,000	50,000	50,000

Name of Beneficial Owner[1]	Date of Purchase	Common Shares beneficially owned prior to the offering	Beneficial Ownership Percentage Prior to Offering	Number of Warrants beneficially owned prior to the offering	Common Shares being registered in this offering	Common Shares Issuable Upon Exercise of Warrants being registered in this offering

Benny Jensen	Aug. 27, 2013	50,000	0.20%	50,000	50,000	50,000

	January 21, 2015	50,000		50,000

Kenneth Bieber	Aug. 27, 2013	50,000	0.22%	50,000	50,000	50,000

	January 21, 2015	61,198		61,198

954866 Alberta Inc.[7]	Aug. 27, 2013	50,000	0.10%	50,000	50,000	50,000

Janet McLean	Aug. 27, 2013	50,000	0.10%	50,000	50,000	50,000

Michele Nick	Aug. 27, 2013	79,500	0.16%	79,500	79,500	79,500

Dwight Nick	Aug. 27, 2013	19,000	0.04%	19,000	19,000	19,000

Malcolm James Grieve	Aug. 27, 2013	100,000	0.20%	100,000	100,000	100,000

Ernesto Echavarria	Aug. 20, 2013	1,600,000	3.17%	1,600,000	1,600,000	3,433,333

	July 20, 2012	-		1,833,333

Malibrigo Ltd.[8]	Aug. 20, 2013	200,000	0.40%	200,000	200,000	570,000

	July 20, 2012	-		370,000

Robert Bishop	Aug. 20, 2013	200,000	0.40%	200,000	200,000	467,500

	Dec. 22, 2010	-		67,500

	July, 20, 2012	-		200,000

Brigus Capital Inc.[9]	Aug. 28, 2013	100,000	0.20%	100,000	100,000	325,000

	July 20, 2012			225,000

TOTAL		9,342,068		11,043,801	7,910,840	9,621,573

NOTE:

1.

All shares listed in the above table are being registered for resale in this offering. Only the number of class A shares that were issued in private placements and through the exercise of warrants are known to the Company and are listed above. Those purchases made in the open market are not known to the company.

2.	Control over investment decision for Rose Nominees Ltd.A/C 203458held by John Benedict Stuart Robinson.

3.	Control over investment decisions for Investec Wealth and Investment held by Ray Jones.

4.	Control over investment decisions for Pure Leadership Inc. held by James Malcolm.

5.	Control over investment decisions for 2290398 Ontario Ltd. held by Dr. M Kalairajah.

6.	Control over investment decisions for Majormaki Holdings held by TseringLuding and Susan Sekikawa.

7.	Control over investment decisions for 954866 Alberta Inc. held by Scott Harkness.

8.	Control over investment decisions for Malibrigo Ltd. held by Robert Jennings.

9.	Control over investment decisions for Brigus Capital Inc. held by Wade K. Dawe.

10.	Shares purchased in a private transaction i.e. Toronto Stock Exchange. Details regarding date of purchase are not available.

11.	Aug 20-28th 2013, common shares and warrants were issued pursuant to a private placement referenced in Part II - ITEM 7 (Recent Sales of Unregistered Securities) on pages II-1-4.

12.	July 20, 2012, common shares and warrants were issued pursuant to a private placement referenced in Part II - ITEM 7 (Recent Sales of Unregistered Securities) on pages II-1-4.

13.	On May 8, 2009, Natcore completed its ‘Qualifying Transaction’ by acquiring all of the issued and outstanding securities of Natcore Technology, Inc. a private Delaware company.

14.	December 22, 2010, common shares and warrants were issued pursuant to a private placement referenced in Part II - ITEM 7 (Recent Sales of Unregistered Securities) on pages II-1-4.

          Natcore is not selling any shares of its common shares in this offering and will not receive any proceeds from the sale of the shares offered by the Selling Shareholders; however, if any of the warrants being offered for resale by the Selling Shareholders are exercised, Natcore will receive the exercise price of the warrants (as shown in the table below). Natcore intends to use all of the proceeds for research and development, working capital and general corporate purposes.

Exercise Price	Expiry Date	Number Outstanding	Total Proceeds if Redeemed

CDN$0.90	20 Jul 15	3,028,333	US$	2,433,482
CDN$1.00	22 Dec 15	427,500	US$	381,696
CDN$1.00	04 Jan 16	125,000	US$	111,607
US$0.62	20-28 Aug 16	6,040,740	US$	3,745,259

Total		9,621,573	US$	6,672,044

NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus includes forward-looking statements that involve known and unknown risks and uncertainties. Forward-looking statements include statements regarding the Company’s, anticipated future business strategy, expected future financial condition or results of operations and market data, as well as any other statements that are not historical facts. These statements reflect beliefs of Natcore’s management, as well as assumptions made by the Management and information currently available to the Company. Although the Company believes that these beliefs and assumptions are reasonable, these statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. Investors can identify these and other forward-looking statements by the use of words such as “may,” “will,” “should,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential” or the negative of such terms, or other comparable terminology.

          Such statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements due to a number of uncertainties and risks, including the risks described in this prospectus and other unforeseen risks, including, without limitation:

•	Inability of Selective Emitter function achieving improved efficiency,

•	Black Silicon’s power output not resulting in the expected power output increase,

•	Liquid Phase Deposition Passivation technology not creating the expected production savings,

•	Tandem Quantum Dot Solar cell not producing the expected increased efficiency that would reduce expected added revenue to the Company,

•	License agreements and Royalties not being practically obtainable or being executed with terms not as favorable as predicted, and

•

The Company’s reporting exemptions under the JOBS Act as an emerging growth company being extinguished in the future (as discussed above) resulting in more onerous reporting standards that could impact Natcore’s results.

          Natcore’s ability to predict the results of its operations or the effects of various events on its operating results is inherently uncertain. Therefore, Natcore cautions investors to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus and other publicly available sources. In addition, this prospectus contains information concerning the semiconductor industry and business segments generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry, the Company’s market and business segments will develop. Although Natcore believes that this information is reliable, it has not independently verified and cannot guarantee its accuracy or completeness. These factors and many other factors beyond the Company’s control could cause its actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements. The Company is not under any obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section, and investors are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this prospectus.

USE OF PROCEEDS

          Natcore is not selling any shares of its ordinary stock in this offering and will not receive any proceeds from the sale of the shares offered by the Selling Shareholders; however, if any of the warrants being offered for resale by the Selling Shareholders are exercised, Natcore will receive the exercise price of the warrants. If all outstanding selling shareholder warrants are exercised, Natcore would receive proceeds of approximately $6,672,044 (See table on page 22). Natcore intends to use all of the proceeds for research and development, working capital and general corporate purposes.

LISTING OF COMMON SHARES

          Natcore became a publicly traded company on the TSX-V, the TSX Venture Exchange, on March 7, 2008. (Symbol: NXT.V)

          Natcore became a publicly traded company on the Frankfurt Stock Exchange in June 2013. (Symbol: 8NT)

          Natcore is traded on the OTC Pink® marketplace. (Symbol NTCXF)

DIVIDEND POLICY

          Natcore has never paid cash dividends on its common shares and does not anticipate paying cash dividends in the foreseeable future.

This Space Intentionally Left Blank

DILUTION

          If one invests in Natcore’s common shares, an investor’s interest will be diluted to the extent of the difference between the public offering price per ordinary share and the pro forma as adjusted net tangible book value per ordinary share if any of the outstanding options or warrants are exercised.

          Natcore’s net tangible book value as of December 31, 2014 was approximately $819,000, or $0.02 per share. Net tangible book value per share represents the amount of Natcore’s total tangible assets less its total liabilities, divided by 47,861,502 the number of its common shares outstanding upon consummation of this offering.

          As of April 20, 2015, the Company had outstanding options to purchase a total of 4,182,000 of its common shares at a weighted average exercise price of CDN$0.87 per share. Also as of April 20, 2015, the Company had outstanding warrants to purchase a total of 7,970,626 of its common shares at a weighted average exercise price of CDN$0.89 per share and had outstanding warrants to purchase a total of 6,083,240 of its common shares at a weighted average exercise price of US$0.62 per share. To the extent these options or warrants are ultimately exercised, investors will sustain future dilution.

          Below are details of Natcore’s outstanding options and warrants as of April 20, 2015:

Details of options outstanding as of
April 20, 2015

Exercise price	Expiry date	Number of outstanding

CDN$ 0.97	February 8, 2016	1,830,000
CDN$ 0.79	June 1, 2016	100,000
CDN$ 0.59	August 16, 2016	400,000
CDN$ 0.51	April 17, 2017	120,000
CDN$ 1.11	September 4, 2017	200,000
CDN$ 0.80	December 20, 2017	337,000
CDN$ 0.57	December 20, 2017	80,000
CDN$ 0.80	January 4, 2018	20,000
CDN$ 0.71	April 5, 2018	40,000
CDN$ 0.83	June 3, 2018	25,000
CDN$ 0.58	July 31, 2018	100,000
CDN$ 1.08	January 10, 2019	345,000
CDN$ 0.99	February 3, 2019	60,000
CDN$ 0.75	December 17, 2019	525,000

	Total	4,182,000

Details of warrants outstanding as of
April20, 2015

Exercise price	Expiry date	Number of outstanding

CDN$ 0.90	20-Jul-15	3,840,700
CDN$ 1.00	22-Dec-15	1,134,667
CDN$ 1.00	4-Jan-16	429,867
CDN$ 0.70	23-Jan-18	1,356,312
CDN$ 0.95	14-Apr-18	1,209,080

		7,970,626

US$ 0.62	23-27 Aug-16	6,083,240

	Grand Total	14,053,866

Selected Financial Data

          The following tables set forth the Company’s summary consolidated financial data. Investors should read the following summary consolidated financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Natcore’s consolidated financial statements and related notes included elsewhere in this prospectus. Historical results are not indicative of the results to be expected in the future. Natcore’s consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and interpreted by the International Financial Reporting Interpretations Committee (“IFRIC”).

          As a result of the Accounting Standards Board of Canada’s decision to adopt IFRS for publicly accountable entities for financial reporting periods beginning on or after January 1, 2011, the Company has adopted IFRS for the 2011 and 2010 annual financial statements. The December 31, 2010 financial statements are restated to conform to IFRS.

          Since Natcore began preparing its financial statements in accordance with IFRS, having reviewed significant transactions and compared them to United States generally accepted accounting principles (“GAAP”), Natcore concluded that there are no material differences that would impact the users of the accompanying financial statements other than terminology and headings.

          The Company has derived the summary consolidated statements of comprehensive income data for each of the years ended December 31, 2014 and 2013 from its audited consolidated financial statements (included elsewhere in this prospectus).

	December 31, 2014 (year ended)	December 31, 2013 (year ended)

Consolidated Statement of Comprehensive Loss
Expenses
Consulting	229,792	108,657
Depreciation and amortization	412,492	359,178
Filing fees	34,090	32,082
Foreign exchange (gain)/loss	41,344	90,060
Interest and bank charges	1,581	1,269
Marketing	81,401	96,641
Office and other operational	273,264	267,532
Professional fees	213,888	129,499
Research and development	1,634,864	1,480,058
Stock-based compensation	301,732	325,686
Travel	73,922	126,668
Wages and salaries	770,105	855,853

	(4,068,475)	(3,873,183)
Other Income (Expense)
Interest income, net	32,626	13,708
Fair value adjustment on warrants	1,842,317	(79,353)
Net and Comprehensive Loss	(2,193,532)	(3,938,828)
Loss income attributable per share - Basic and Diluted	(0.05)	(0.10)

Weighted average number of shares outstanding:
Basic and Diluted	42,294,310	41,097,726

	December 31, 2014	December 31, 2013

Consolidated Statement of Financial Position:
ASSETS:
Current Assets:
Cash and cash equivalents	$548,387	$2,849,022
Receivables	5,939	26,016
Prepaid expenses	60,395	94,000

Total Current assets	614,721	2,969,038

Non-Current Assets
Equipment	582,503	680,353
Intangible Assets	36,568	171,623

Total Non-Current Assets	619,071	851,976

TOTAL ASSETS	1,233,792	3,821,014

LIABILITIES:
Current Liabilities
Accounts payable and accrued liabilities	289,688	201,521
Derivative liabilities	124,823	1,967,140

Total Current Liabilities	414,511	2,168,661

Total Liabilities	414,511	2,168,661

Share capital	13,977,256	13,030,362
Share-based payment reserve	2,956,964	2,857,272
Share subscriptions received	313,874	—
Deficit	(16,428,813)	(14,235,281)

Total equity	819,281	1,652,353

TOTAL LIABILITIES AND EQUITY	$1,233,792	$3,821,014
Working Capital	200,210	800,377

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information should be read together with Natcore’s selected consolidated financial and operating data and the consolidated financial statements and notes included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect Natcore’s plans, estimates and beliefs. The Company’s actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this prospectus particularly in “Risk Factors” and “Note Regarding Forward-looking Statements.”

Overview

          This Management Discussion and Analysis (“MD&A”) of Natcore Technology, Inc. (“Natcore” or the “Company”) should be read in conjunction with the consolidated financial statements of the Company for the year ended December 31, 2014 and related notes. The Company’s reporting currency is the United States (“US”) dollar and all amounts in this MD&A are expressed in US dollars unless otherwise noted. The Company prepares its financial statements in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and Interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”). The Company’s Board of Directors have reviewed and approved this MD&A.

          This MD&A may contain “forward-looking statements” which reflect the Company’s current expectations regarding the future results of operations, performance and achievements. The Company has tried, wherever possible, to identify these forward-looking statements by, among other things, using words such as “anticipate”, “believe”, “estimate”, “expect” and similar expressions. The statements reflect the current beliefs of the management of the Company, and are based on currently available information. Accordingly, these statements are subject to known and unknown risks, uncertainties and other factors, which could cause the actual results, performance, or achievements of the Company to differ materially from those expressed in, or implied by, these statements.

          The Company undertakes no obligation to publicly update or review the forward-looking statements whether as a result of new information, future events or otherwise. Historical results of operations and trends that may be inferred from the following discussions and analysis may not necessarily indicate future results from operations.

          All figures in this MD&A are in United States dollars, unless otherwise noted.

Revenue resources:

Natcore has four planned sources of revenue.

1.	License agreements
Each customer, before having access to the technology, will be required to have some type of non-exclusive license agreement or an exclusive license agreement unique to some specific jurisdiction.

2.	Royalties
Royalty rights will entitle the Company to benefit from residual income on each product that utilizes the Company’s technology

3.	Equipment sales
Natcore will sub-contract the manufacturing of wet-bench equipment necessary for the Liquid Phase Deposition process. There will be a mark-up to Natcore on each piece of equipment.

4.	Chemical sales
Natcore will engage a third-party chemical company to mix and drop-ship the patented chemical mixture for the various applications. This will be a source of recurring revenue.

          The Company understands that there may be situations where all four sources of revenue may not be available given market conditions and the appetite of different customers.

Financial Performance

          As the Company is in the development stage, it is expected the Company will continue to generate losses for the upcoming of the fiscal year.

          During the year ended December 31, 2014, the Company did not generate any revenue. The principal activity of the Company during year ended 2014 and the year ended 2013 was that of research giving rise to normal recurring costs.

          The Company reported a net loss of ($2,193,532) for the year ended December 31, 2014 compared to a net loss of ($3,938,828) for the year ended December 31, 2013. The primary reason for the change was a result of non-cash revaluations of our derivative liabilities resulting from a decrease in our stock price at December 31, 2014 compared to December 31, 2013.

          Our operational expenses for year ended December 31, 2014 were $4,068,475 compared to $3,873,183 for the prior year ended December 31, 2013.

Significant expense changes in 2014 compared to 2013 are as follows:

•	an increase in consulting expenses of approximately $121,000

•	an increase in depreciation and amortization of approximately $53,000

•	an increase in professional fees of approximately $84,000

•	an increase in research and development expenses of approximately $155,000

•	a decrease in the foreign exchange loss of approximately $49,000

•	a decrease in travel expenses of approximately $53,000

•	a decrease in wages and salaries of approximately $86,000

	Year Ended December 31, 2014	Year Ended December 31, 2013	Variance

Expenses
Consulting	$229,792	$108,657	$121,135
Depreciation and amortization	412,492	359,178	53,314
Filing fees	34,090	32,082	2,008
Foreign exchange (gain)/loss	41,344	90,060	(48,716)
Interest and bank charges	1,581	1,269	312
Marketing	81,401	96,641	(15,240)
Office and other operational expenses	273,264	267,532	5,732
Professional fees	213,888	129,499	84,389
Research and development	1,634,864	1,480,058	154,806
Stock-based compensation	301,732	325,686	(23,954)
Travel	73,922	126,668	(52,746)
Wages and salaries	770,105	855,853	(85,748)

	$(4,068,475)	$(3,873,183)	$(195,292)
Other Income (Expense)
Fair value adjustment on warrants	1,842,317	(79,353)	1,921,670
Interest income	32,626	13,708	18,918

Net and Comprehensive Loss	$(2,193,532)	$(3,938,828)	$1,745,296

          As a result of the acquisitions of Natcore US and the Company’s operations in the United States, the Company and its financial results are exposed to fluctuations between the Canadian and United States dollars. The foreign exchange (gains) or loss present for the three and nine month periods ended September 30, 2014 and 2013, results from certain monetary items, primarily cash equivalents, being denominated in Canadian dollars.

          Stock-based compensation relates to options granted under the Company’s stock option plan to directors, officers, employees and consultants. Compensation expense is recorded using the fair value method over the vesting periods of the options. The fair value of each option granted is estimated as at the date of grant using the Black-Scholes Option Pricing Model.

Recent Financial Events

          On April 14, 2015, the Company completed a non-brokered private placement and issued 1,200,050 units at a price of CDN$0.70 per unit for gross proceeds of $672,028 (CDN$840,035). Each unit comprised one common share and one share purchase warrant, with each warrant exercisable at a price of $0.70 per share for a period of three years from the date of closing. The Company also issued 9,250 finders’ warrants in connection with this private placement exercisable at a price of CDN$0.95 per share for a period of three years from the date of closing and $6,321.

          On January 23, 2015 the Company issued 95,278 common shares at a price of CDN$0.43 per share and 95,278 warrants eligible to purchase 95,278 common shares at a price of CDN$0.70 per share for a period of 36 months.

          On January 21, 2015 we issued 1,256,784 common shares at a price of CDN$0.43 per share and 1,256,784 warrants eligible to purchase 1,256,784 common shares at a price of CDN$0.70 per share for a period of 36 months.

          In December 2014, the Company issued 525,000 stock options at an exercise price of CDN$0.75 per share.

          In November 2014, the Company issued 80,000 stock options at an exercise price of CDN$0.57 per share.

          In July 2014, 166,850 common shares were issued for the exercise of warrants. 14,850 of these warrants were issued with an exercise price of US$0.62 per share for cash proceeds of $9,207 (CDN$9,812) and 152,000 of these warrants were issued with an exercise price of CDN$0.60 per share, for cash proceeds of $91,200.

          During March 2014 through May 8, 2014, the Company issued 1,328,620 shares of common stock for cash proceeds of $487,945 (CND $531,448) in connection with exercise of 225,000 warrants that had an exercise price of CND $0.40.

          In May 2014, 100,000 common shares were issued for the exercise of options with an exercise price of CDN$0.40 per share, for cash proceeds of $36,726 (CDN$40,000).

          On February 3, 2014, we granted 60,000 stock options eligible for purchase 60,000 common shares at a price of US$0.99 per share for a period of five years. SomDahal was granted 60,000 shares. The grants were approved in the Stock Option Plan by shareholders on June 17, 2013. Issuer relied upon Section 2.24 of National Instrument 45-106.

          On January 10, 2014, we granted 345,000 stock options eligible for purchase 345,000 common shares at a price of US$1.08 per share for a period of five years. 11 purchasers were granted 345,000 shares, including: Wendy Ahearn, David Levy, Evangeline Parsons, Liz Provini, Helen Rudich, David Rutkin, Tom Scarpa, Rich Topel, Pat Zubil, Ted Zubil and Brian Zucker. The grants were approved in the Stock Option Plan by shareholders on June 17, 2013. Issuer relied upon Section 2.24 of National Instrument 45-106.

          On January 7, 2014, and March 9, 2014 the Company issued a total 100,000 shares of common stock for cash proceeds of $62, in connection with exercise of 100,000 warrants that had an exercise price of $0.62

          On January 6, 2014, the Company issued 70,913 shares of common stock for cash proceeds of $66,644 (CND $70,913) in connection with exercise of 70,913 warrants that had an exercise price of CND $1.00.

          In December 2013, the Company issued 150,000 shares of common stock for cash proceeds of $93,000 USD in connection with exercise of 150,000 warrants that had an exercise price of USD $0.62 per share.

          During October through November 2013, the Company issued 225,000 shares of common stock for cash proceeds of $96,246 (CND $90,000) in connection with exercise of 225,000 options that had an exercise price of CND $0.40.

          During October, through December 2013, the Company issued 655,530 shares of common stock for cash proceeds of $484,414 (CND $452,977) in connection with exercise of 655,530 warrants that had an exercise price between CND $0.40 and CND $1.00 per share.

          On August 20, 2013, The Company completed a private placement of 6,290,740 shares at a price of $0.50 per share for gross proceeds of $3,145,370. Each unit comprised one common share and one share purchase warrant, with each whole warrant exercisable at a price of USD$0.62 per share and expiring August 20, 2016. The Company paid finder’s fees of $82,022 for the financing. A total of 59,850 finder’s warrants were issued.

          In April 2013, the Company issued 25,000 shares of common stock for cash proceeds of $10,694 (CND $10,000) in connection with exercise of 25,000 warrants that had an exercise price of CND $0.40.

          In January 2013, the Company issued 168,000 shares of common stock for cash proceeds of $161,693 (CND $151,200) in connection with exercise of 168,000 warrants that had an exercise price of CND $0.90.

          On July 20, 2012, The Company completed a private placement of 4,166,700 units at a price of CDN $0.60 per unit generating aggregate gross proceeds of $2,478,020 (CDN$2,500,000). Each unit comprised one common share and one share purchase warrant, with each whole warrant exercisable at a price of CDN$0.90 per share until July 20, 2014. In the event that the Company’s common shares close at over CDN$1.60 for 20 consecutive trading days, the warrants will be subject to accelerated conversion within 30 days’ notice of the Company disseminating a press release providing notice of that circumstance. Finder’s fees were paid on a portion of the financing, such that an aggregate of $102,815 was paid in cash and 22,516 finder’s warrants were issued, having the same terms as the warrants forming part of the units and 152,000 finder’s unit warrants were issued exercisable to acquire units on the same terms as the units issued in the financing at an exercise price of CDN$0.60 per unit for until July 20, 2014. An additional 152,000 finder’s warrants were issued with an exercise price of CDN$0.90 until July 20, 2014.

          On August 16, 2013 the Company granted 400,000 stock options to a consultant. The options vest immediately. The options are exercisable at CDN$0.59 and expire August 16, 2016.

          On July 31, 2013 the Company granted 100,000 stock options to two consultants. The options vest 50% in six month, and 50% in eighteen months thereafter.

          On June 3, 2013 the Company granted 25,000 stock options to an employee. The options vest 50% on September 3, 2013 and 50% on September 3, 2014. The options are exercisable at CDN$0.83 and expire June 4, 2018.

          On June 1, 2013 the Company granted 100,000 stock options to an employee. The options vest 25% immediately, and 25% every three months thereafter. The options are exercisable at CDN$0.79 and expire June 1, 2016.

          On April 5, 2013 the Company granted 40,000 stock options to an employee. The options vest immediately at the grant date. The options are exercisable at CDN$0.71 and expire April 5, 2018.

          On January 4, 2013 the Company granted 20,000 stock options to an employee. The options vest immediately at the grant date. The options are exercisable at CDN$0.80 and expire January 4, 2018.

          On December 20, 2012 the Company granted 80,000 stock options to employees. 50% of the options vest six months following the grant date and the remaining 18 months from the grant date.

          On December 20, 2012 the Company granted 272,000 stock options to employees and consultants of the Company which vested immediately. The options are exercisable at CDN$0.80 and expire December 20, 2017.

          On April 17, 2012, the Company granted 120,000 stock options to employees. 50% of the options vested on October 17, 2012 and the remaining vest on October 17, 2013. The options are exercisable at CDN$0.51 and expire on April 17, 2017.

          On August 16, 2012, the Company granted 200,000 stock options to an employee. 50% of the options vest six months following the grant date and the remaining in twelve months from the grant date. The options are exercisable at CDN$1.11 and expire September 4, 2017.

          On February 8, 2011, the Company granted 2,190,000 stock options to directors, employees and consultants. The options vest over a three year period, and are exercisable at CDN$0.97 expiring in five years. During fiscal year 2012 117,000 of the options were forfeited.

Selling and Marketing Expenses

          The Company currently has not recognized any revenue, as it is still in the development stage for many of its applications. The Company plans to have its black silicon technology available to the solar industry in the next 30-36 months; Natcore will not need a direct sales force in the foreseeable future. Natcore will market its technology though the industry with its current management staff. As the company moved through the proof of concept phase and closer to commercialization for our applications, it began making more presentations to manufacturers and potential customers as well as equipment builders who would adapt existing machinery to accommodate Natcore’s process.

General and Administrative Expenses

          Natcore’s general and administrative expenses consist primarily of costs associated with marketing activities, outside professional fees, travel costs, facilities costs and other corporate expenses. Our professional and consulting fees for the year ended December 31, 2014 increased approximately $206,000 over the prior year ended. For the year ended December 31, 2014 our office and other operational expenses decreased approximately $6,000. Travel expenses decreased approximately $53,000 for the year ended December 31, 2014 compared to prior year ended as a result of the Company consolidating laboratories in Rochester. It closed the facility in Ohio which reduced the need for travel between several locations. Additionally there was no overseas travel to China and Europe since the infrastructure in those locations was already established and precluded the need for several visits. See schedule above which summarize changes by expense line for our operating expenses.

Wages and Salaries Expenses

          Natcore’s wages and salaries expenses consist of compensation costs for management, finance and other administrative personnel, these costs also include payroll taxes and benefits associated with its personnel functions. For the year ended December 31, 2014 compared to the prior year, the changes in wages and salaries expense versus the prior year decreased approximately $86,000. This decrease is a result of some personnel “headcount” adjustments.

Research and Development Expenses

          Natcore’s research and development expenses consist of all expenses incurred in research and development activities, including compensation associated with its research staff. Our increases in R & D expense of approximately $155,000 over the year ended were primarily due to additional staff hired to expand our R &D studies.

Stock Based Compensation Expense

          Natcore’s stock based compensation expense consists of fair value costs associated with the issuance of stock, stock options and warrants for services that were preformed or to be performed. The stock based compensation for the year ended December 31, 2014 decreased approximately $24,000 over the prior year.

Depreciation and Amortization Expenses

          Natcore’s depreciation and amortization expenses are costs for the depreciation and amortization of its equipment and intangible assets. Natcore computes depreciation using the straight-line method over the useful lives of the related assets, which range from three to seven years. Intangible assets with finite useful lives are amortized on a straight-line basis over their estimated useful lives. The estimated useful life and amortization method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis. For the year ended December 31, 2014 depreciation and amortization expense increased approximately $53,000 over the prior year because of purchases in 2013 and 2014 were put into operation and have more depreciation to expense.

Other Income (Expense)

          Other income (expense) primarily consists of gains and losses related to Natcore’s investment activities from its cash equivalent investments and other non-recurring items.

Operating (Loss)

          Natcore currently does not have any sales revenue, consequently it has generated only operating losses. Natcore’s operating expenses consist of general and administrative expenses, wages and salaries expenses, research and development expenses, depreciation and amortization costs and stock-based compensation expenses discussed above.

Critical Accounting Policies and Estimates

Statement of compliance with International Financial Reporting Standards

          The consolidated financial statements of the Company, as provided in this prospectus, have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and interpreted by the International Financial Reporting Interpretations Committee (“IFRIC”).

          As a result of the Accounting Standards Board of Canada’s decision to adopt IFRS for publicly accountable entities for financial reporting periods beginning on or after January 1, 2011, the Company has adopted IFRS for the 2011 and 2010 annual financial statements. The December 31, 2010 financial statements were restated to conform to IFRS.

          Since Natcore began preparing its financial statements in accordance with IFRS, having reviewed significant transactions and compared them to United States generally accepted accounting principles (“GAAP”), Natcore concluded that there are no material differences that would impact the users of the accompanying financial statements other than terminology and headings.

Basis of preparation

          The consolidated financial statements of the Company have been prepared on an accrual basis and are based on historical costs, modified where applicable. The consolidated financial statements are presented in United States dollars unless otherwise noted.

Consolidation

          The consolidated financial statements include the accounts of the Company and its controlled entities. Details of controlled entities are as follows:

		Percentage owned*

	Jurisdiction of incorporation	December 31, 2014	December 31, 2013

Natcore Technology, Inc.	United States	100%	100%
Newcyte, Incorporated	United States	100%	100%
Vanguard Solar, Inc.	United States	100%	100%
Natcore Asia Technology, Limited	Hong Kong	100%	100%

________________
*	Percentage of voting power is in proportion to ownership.
Inter-company balances are eliminated on consolidation.

Significant accounting judgments, estimates and assumptions

          The preparation of consolidated financial statements in accordance with IFRS requires the Company to make estimates and assumptions concerning the future. The Company’s management reviews these estimates and underlying assumptions on an ongoing basis, based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to estimates are adjusted for prospectively in the period in which the estimates are revised.

          Estimates and assumptions where there is significant risk of material adjustments to assets and liabilities in future accounting periods include the useful lives of equipment, impairment considerations for equipment and intangible assets, determination of fair value for stock-based compensation and other share-based payments, valuations and assumptions used to determine deferred income taxes and the fair value of financial instruments.

Foreign currency translation

          The functional currency of each of the Company’s entities is measured using the currency of the primary economic environment in which that entity operates. The consolidated financial statements are presented in United States dollars, which is the functional currency of the Company and its subsidiaries.

Transactions and balances

          Foreign currency transactions are translated into functional currency using the exchange rates prevailing at the date of the transaction. Foreign currency monetary items are translated at the period-end exchange rate. Non-monetary items measured at historical cost continue to be carried at the exchange rate at the date of the transaction. Non-monetary items measured at fair value are reported at the exchange rate at the date when fair values were determined.

          Exchange differences arising on the translation of monetary items or on settlement of monetary items are recognized in profit or loss in the statement of comprehensive loss in the period in which they arise, except where deferred in equity as a qualifying cash flow or net investment hedge.

          Exchange differences arising on the translation of non-monetary items are recognized in other comprehensive loss in the statement of comprehensive loss to the extent that gains and losses arising on those non-monetary items are also recognized in other comprehensive loss. Where the non-monetary gain or loss is recognized in profit or loss, the exchange component is also recognized in profit or loss.

          The financial results and position of foreign operations whose functional currency is different from the Company’s presentation currency are translated as follows:

•	assets and liabilities are translated at period-end exchange rates prevailing at that reporting date; and

•	income and expenses are translated at average exchange rates for the period.

Intangible assets

Intangible assets acquired separately

          Intangible assets with finite useful lives that are acquired separately are carried at cost less accumulated amortization and accumulated impairment losses. Amortization is recognized on a straight-line basis over their estimated useful lives. The estimated useful life and amortization method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis. Intangible assets with indefinite useful lives that are acquired separately are carried at cost less accumulated impairment losses.

Internally-generated intangible assets - Research and development expenditure

          Expenditure on research activities is recognized as an expense in the period in which it is incurred. An internally-generated intangible asset arising from development (or from the development phase of an internal project) is recognized if, and only if, all of the following have been demonstrated:

1.	The technical feasibility of completing the intangible asset so that it will be available for use or sale;

2.	The intention to complete the intangible asset and use or sell it;

3.	The ability to use or sell the intangible asset;

4.	How the intangible asset will generate probable future economic benefits;

5.	The availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and

6.	The ability to measure reliably the expenditure attributable to the intangible asset during its development.

          The amount initially recognized for internally-generated intangible assets is the sum of the expenditure incurred from the date when the intangible asset first meets the recognition criteria listed above. Where no internally-generated intangible asset can be recognized, development expenditure is recognized in loss in the period in which it is incurred.

          Subsequent to initial recognition, internally-generated intangible assets are reported at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

          As of December 31, 2014 and December 31, 2013, the Company has not recognized any internally-generated intangible assets.

Share-based payments

          The Company operates a stock option plan. Share-based payments to employees are measured at the fair value of the instruments issued and amortized over the vesting periods. Share-based payments to non-employees are measured at the fair value of goods or services received or the fair value of the equity instruments issued, if it is determined the fair value of the goods or services cannot be reliably measured, and are recorded at the date the goods or services are received. The corresponding amount is recorded to the share-based payment reserve. The fair value of options is determined using the Black–Scholes Option Pricing Model. The number of shares and options expected to vest is reviewed and adjusted at the end of each reporting period such that the amount recognized for services received as consideration for the equity instruments granted shall be based on the number of equity instruments that eventually vest.

Financial instruments

          The Company classifies its financial instruments in the following categories: at fair value through profit or loss, loans and receivables, held-to-maturity investments, available-for-sale and financial liabilities. The classification depends on the purpose for which the financial instruments were acquired. Management determines the classification of its financial instruments at initial recognition.

          Financial assets are classified at fair value through profit or loss when they are either held for trading for the purpose of short-term profit taking, derivatives not held for hedging purposes, or when they are designated as such to avoid an accounting mismatch or to enable performance evaluation where a group of financial assets is managed by key management personnel on a fair value basis in accordance with a documented risk management or investment strategy. Such assets are subsequently measured at fair value with changes in carrying value being included in profit or loss.

          Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and are subsequently measured at amortized cost. They are included in current assets, except for maturities greater than 12 months after the end of the reporting period. These are classified as non-current assets.

          Held-to-maturity investments are non-derivative financial assets that have fixed maturities and fixed or determinable payments, and it is the Company’s intention to hold these investments to maturity. They are subsequently measured at amortized cost. Held-to-maturity investments are included in non-current assets, except for those which are expected to mature within 12 months after the end of the reporting period.

          Available-for-sale financial assets are non-derivative financial assets that are designated as available-for-sale or are not suitable to be classified as financial assets at fair value through profit or loss, loans and receivables or held-to-maturity investments and are subsequently measured at fair value. These are included in current assets. Unrealized gains and losses are recognized in other comprehensive loss, except for impairment losses and foreign exchange gains and losses.

          Non-derivative financial liabilities (excluding financial guarantees) are subsequently measured at amortized cost. Derivative financial liabilities are classified at fair value through profit and loss and are subsequently measured at fair value with changes in carrying value being included in profit or loss.

          Regular purchases and sales of financial assets are recognized on the trade-date – the date on which the Company commits to purchase the asset.

          Financial assets are derecognized when the rights to receive cash flows from the investments have expired or have been transferred and the Company has transferred substantially all risks and rewards of ownership.

          At each reporting date, the Company assesses whether there is objective evidence that a financial instrument has been impaired. In the case of available-for-sale financial instruments, a significant and prolonged decline in the value of the instrument is considered to determine whether an impairment has arisen.

Impairment of long-lived assets

          The carrying amount of the Company’s long-lived assets (which include equipment and intangible assets) is reviewed at each reporting date to determine whether there is any indication of impairment. If such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss. An impairment loss is recognized whenever the carrying amount of an asset or its cash generating unit exceeds its recoverable amount. Impairment losses are recognized in the statement of comprehensive loss.

          The recoverable amount of assets is the greater of an asset’s fair value less cost to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects the current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the cash-generating unit to which the asset belongs.

          An impairment loss is only reversed if there is an indication that the impairment loss may no longer exist and there has been a change in the estimates used to determine the recoverable amount, however, not to an amount higher than the carrying amount that would have been determined had no impairment loss been recognized in previous years.

          Assets that have an indefinite useful life are not subject to amortization and are tested annually for impairment.

Cash and cash equivalents

          Cash and cash equivalents include cash on hand, deposits held at call with banks and other short-term highly liquid investments with original maturities of three months or less.

Income taxes

          Current income tax:

          Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from, or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date, in the countries where the Company operates and generates taxable income.

          Current income tax relating to items recognized directly in other comprehensive loss or equity is recognized in other comprehensive loss or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred income tax:

          Deferred income tax is provided using the asset and liability method on temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

          The carrying amount of deferred income tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized.

          Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

          Deferred income tax assets and deferred income tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred income taxes relate to the same taxable entity and the same taxation authority.

Equipment

          Equipment is stated at historical cost less accumulated depreciation and accumulated impairment losses.

          Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are charged to the statement of comprehensive loss during the financial period in which they are incurred.

          Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized in profit or loss.

          Depreciation and amortization are calculated on a straight-line method to write off the cost of the assets to their residual values over their estimated useful lives.

Liquidity and Capital Resources

          The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of documented investment policies, counterparty limits, and controlling and reporting structures. The type of risk exposure and the way in which such exposure is managed is provided as follows:

Credit risk

          Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company’s primary exposure to credit risk is on its cash held in bank accounts. The majority of cash is deposited in bank accounts held with major banks in Canada and the United States. As most of the Company’s cash is held by two banks there is a concentration of credit risk. This risk is managed by using major banks that are high credit quality financial institutions as determined by rating agencies. The Company’s exposure to credit risk on its receivables is considered minimal as the balances are not significant.

Liquidity risk

          Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company has a planning and budgeting process in place to help determine the funds required to support the Company’s normal operating requirements on an ongoing basis. The Company ensures that there are sufficient funds to meet its short-term business requirements, taking into account its anticipated cash flows from operations and its holdings of cash and cash equivalents.

          Historically, the Company’s sole source of funding has been the issuance of equity securities for cash, primarily through private placements. The Company’s access to financing is always uncertain. There can be no assurance of continued access to significant equity funding. All of the Company’s non-derivative financial liabilities are due within one year.

          The following is an analysis of the contractual maturities of the Company’s non-derivative financial liabilities as at December 31, 2014:

	Within one year	Between one and five years	More than five years

Trade payables and accrued liabilities	$289,688	$—	$—

Foreign exchange risk

          Foreign currency risk is the risk that the fair values of future cash flows of a financial instrument will fluctuate because they are denominated in currencies that differ from the respective functional currency. The Company does not hedge its exposure to fluctuations in foreign exchange rates.

          The following is an analysis of the United States dollar equivalent of financial assets and liabilities that are denominated in Canadian dollars:

	December 31, 2014 (audited)	December 31, 2013 (audited)

Cash and cash equivalents	$432,656	$558,067

	$432,656	$558,067

Based on the above net exposures, as of December 31, 2014, a 1% change in the Canadian dollar to United States dollar exchange rate would impact the Company’s net loss by $4,327.

Interest rate risk

          Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk on its cash equivalents as these instruments have original maturities of three months or less and are therefore exposed to interest rate fluctuations on renewal. A 1% change in market interest rates would have an impact on the Company’s net loss of approximately $1,000.

Capital Management

          The Company’s policy is to maintain a strong capital base so as to maintain investor and creditor confidence and to sustain future development of the business. The capital structure of the Company consists of equity, comprising share capital, net of accumulated deficit. There were no changes in the Company’s approach to capital management during the period. The Company is not subject to any externally imposed capital requirements.

Fair Value

          The fair value of the Company’s financial assets and liabilities approximates the carrying amount. Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

•	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

•	Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

•	Level 3 – Inputs that are not based on observable market data.

          Financial liabilities measured at fair value at December 31, 2014 and December 31, 2013 consists of the derivative financial liability. These are classified as Level 3.

Classification of financial instruments

          Financial assets included in the statement of financial position are as follows:

	December 31, 2014 (Audited)	December 31, 2013 (Audited)

Cash and cash equivalents	$548,387	$2,849,022
GST receivable *	5,939	15,458
Due from related party	—	10,558

	$554,326	$2,875,038

_______________
*

The Goods and Services (“GST”) receivable is comprised of input taxes the Company has been charged by vendors on purchases of goods and services obtained in Canada. The Company is entitled to a refund of these input taxes from the Canada Revenue Agency, which is receives on a quarterly basis.

Financial liabilities included in the statement of financial position are as follows:

	December 31,2014 (Audited)	December 31,2013 (Audited)

Non-derivative financial liabilities:
Trade payables	$289,688	$201,521
Derivative liabilities
Derivative financial liability - warrants	124,823	1,967,140

	$414,511	$2,168,661

Cash Flows

The following table summarizes the Company’s cash flows by activity and cash on hand:

Activity	December 31, 2014 (year ended) (Audited)	December 31, 2013 (year ended) (Audited)

Net cash used in operating activities	$(3,179,776)	(3,097,859)
Net cash used in investing activities	(179,587)	(93,741)
Net cash from financing activities	1,058,728	3,834,913

Net increase (decrease) in cash	(2,300,635)	643,313
Cash at the beginning of the period	2,849,022	2,205,709

Cash at the end of the period	$548,387	$2,849,022

          The Company reported working capital of $200,210 as of December 31, 2014 and $800,377 at December 31, 2013. As of December 31, 2014, the Company had net cash of $548,387, compared to cash of $2,849,022 as at December 31, 2013. The decrease of $2,300,635 for the year ended December 31, 2014 is the result of a net loss for operational expenses and cash paid for equipment which are offset by proceeds from the exercise of warrants and options. Also, in January 2015 and April 2015 the Company completed non-brokered private placements issuing 2,552,112 units for gross proceeds of $1,143,507 (see 1.4 – Recent Financial Events). As of April 15, 2015, the Company had $793,829 in cash. The Company anticipates its current cash and cash equivalents will be sufficient to fund operations for approximately 6 months and is pursuing additional financing alternatives, including completing another private placement, to fund operations beyond one year.

          Current assets excluding cash and cash equivalents at December 31, 2014 consisted of receivables of $5,939 and prepaid expenses of $60,395.

          Current liabilities at December 31, 2014 consisted of accounts payable and accrued liabilities of $289,688 and the derivative financial liability of $124,823.

          The Company may continue to have capital requirements in excess of its currently available resources. In the event the Company’s plans change, its assumptions change or prove inaccurate, or its capital resources in addition to projected cash flow, if any, prove to be insufficient to fund operations, the Company may be required to seek additional financing. There can be no assurance that the Company will have sufficient financing to meet its future capital requirements or that additional financing will be available on terms acceptable to the Company in the future.

Commitments

          Employment Agreement

          The Company has an agreement (the “Employment Agreement”) dated October 1, 2007, and amended July 31, 2008, with an officer of the Company under which the Company pays a fee for employee services at a base salary of $220,000 per annum. On April 30, 2010, the Board of Directors passed a resolution to increase this to $250,000 per annum and on May 13, 2011 passed a resolution to increase this to $275,000 per annum. The employee is entitled to receive options under the terms and conditions of the Company’s stock option plan. The employee will serve as the President and Chief Executive Officer of the Company. On April 5, 2012, the employment agreement was extended for an additional two years under the same terms. On April 5, 2014 the employment agreement was extended for an additional three years under the same terms.

          The employee has the right, upon 30 days’ notice, to terminate the Employment Agreement. The Company may terminate the Employment Agreement on 10 days’ notice if for cause or on 60 days’ notice if without cause. Should the Company terminate the contract without cause, it is obligated to pay the employee an amount equal to three month’s base salary.

          License Agreement

          On March 31, 2004 the Company entered into a License Agreement with Rice University under which the University is entitled to receive: (i) 2% of the Company’s adjusted gross sales as defined in the License Agreement, and (ii) 2% of the adjusted gross sales of any sublicense as defined in the License Agreement. Upon effectiveness of the agreement, the University also received common shares that corresponded to 10% of the Company’s outstanding capital stock on that date. To date, the Company has not generated any revenue; as such, the University has yet to receive compensation from the terms of the License Agreement. As per the agreement, the University was initially issued 1,000 shares at par value. Later, the Company subsidiary split its stock 555 to 1. As such, the University was issued a new certificate for 555,556 Natcore Delaware shares on October 5, 2007. Additionally, pursuant to the Company’s acquisition agreement regarding Syracuse Capital Group, the Company allowed shareholders to convert their Natcore Delaware shares into Syracuse shares at a ratio of 1 to 1.1. As a result, the University was issued 611,112 Syracuse shares, which eventually became the Company’s current shares after the corresponding name change. The License Agreement gives the Company an exclusive license to a certain United States patent and the related technology for low temperature growth of inorganic materials from solution using catalyzed growth and re-growth. The U.S. Provisional Patent Application for “Method for Low Temperature Growth of Inorganic Materials from Solution using Growth and Re-Growth” was filed on November 19, 2002 under Serial No. 60/427,392.

          The following milestones were set forth in the preceding License Agreement. It was stipulated that first round funding would be secured within six months after the agreement was signed. Additionally, a milestone was set to award product development contract within nine months. Specifically, the milestone states that Phase 1, which involves the demonstration of film growth on large area wafers and the improvement of purity, should be completed in seven months. In addition, Phase 2, which involves the development of multiple wafer, high throughput process within two and a half years. Milestone 3 dictates that second round funding should be secured within two and a half years. Finally, milestones 4 and 5 detail certain staffing requirements. Milestone 4 requires that a Director of Product Development and Manufacturing, three in-house R&D staff and two business/operations managers, on the premise that money is available. Milestone 5 requires that a product qualification program be initiated within two and a half years, in which Natcore R&D personnel would be located on-site at performing organization. In turn, the qualification program should be completed within three years. While Milestones 1, 2 and 3 have been met, the milestones in all the license agreements with Rice University are considered best efforts projected to be achieved within the business and economic environment at the time they were formulated and are eligible to be renegotiated at any time.

          Sponsored Research Agreement

          On September 1, 2009, the Company has entered into a sponsored research agreement with Rice University to develop thin films incorporating silicon quantum dots. The initial term of the agreement is one year and the proposed budget is $100,000. Both the term and the funding can be extended by mutual agreement. As of the date of this filing the agreement has not been extended and no money has been paid to Rice University beyond the original $100,000.

          China Joint Venture

          On June 22, 2010 the Company formed a joint venture (“Natcore Technology (Zhuzhou) Co., Ltd.”) with a consortium in China to develop and manufacture film-growth equipment and materials using the Company’s proprietary Liquid Phase Deposition technology licensed from Rice University. Natcore Technology (Zhuzhou) Co., Ltd. will be 55% owned by the Company, with the Zhuzhou Hi-Tech Industrial Development Zone and a Chinese firm that is currently a producer of polysilicon and a manufacturer of industrial equipment used in the solar industry (together, the “Chinese Partnership”) holding the remaining 45% ownership position. Natcore Technology (Zhuzhou) Co., Ltd. will be funded by an initial $3 million investment consisting of $500,000 contributed by the Company and $2,500,000 contributed by the Chinese Partnership. Natcore Technology (Zhuzhou) Co., Ltd. will have the exclusive right to develop, manufacture and sell AR film-growth equipment in China, and a five-year exclusive right to manufacture such equipment for sale outside of China. Our Board of Directors has not approved funding for the joint venture consequently no funding has been made, the joint venture has not taken place as of this filing.

          Research and Development Facility

          On June 1, 2013, the Company entered into a new two year lease for its research and development facility in Rochester, New York. The Company will pay a base rent of $103,596 per year in monthly installments of $8,633. The lease expires on June 30, 2015.

          Administrative Office Lease

          On August 1, 2013, the Company entered into a new three year lease agreement for its administrative office. The Company will pay a base rent of $22,000 per year in monthly installments of $1,833. After year one the annual rent will increase 3% for each year of the lease, the lease expires on July 31, 2016.

          Patent License Agreement

          On December 12, 2011 the Company entered into a Patent License Agreement with the National Renewable Energy Laboratory (“NREL”) to use certain licensed patents for technologies for creating a black silicon antireflection layer integrated into high efficiency solar cells. The patents include: “Nanoparticle-Based Etching of Silicon Surfaces” under Patent Application No. 8,075,792; “Anti-reflection Etching of Silicon Surfaces Catalyzed with Ionic Metal Solutions” under Application No. 12/053,445; “Wet-Chemical Systems and Methods for Producing Black Silicon Substrates” under Application No. PCT/US10/56417; “Forming High-Efficiency Silicon Solar Cells Using Density-Graded Anti-Reflection Surfaces” under Application No. 12/797,590; “Efficient Black Silicon Photovoltaic Devices with Enhanced Blue Response” under Application No. PCT/US11/27479; and “Copper-Assisted, Anti-Reflection Etching of Silicon Surfaces under Application No. 13/423,745.The Company agrees to pay a running royalty of two and one half percent (2.5%) on all Net Sales of Licensed Products (excluding Licensed Chemicals) sold by or on behalf of Licensee. The Company also agrees to pay an annual running royalty of ten percent (10%) of Net Sales of Licensed Chemicals sold by or on behalf of Licensee.Should the running royalty not achieve $25,000, then the Company would have to pay the difference up to $25,000. The License Agreement estimates that the Company’s estimated contribution is $100,000 a year. NREL’s estimated in-kind contribution is $50,000, conditioned on available funding. While neither party will have an obligation to continue performance of its work at a contribution in excess of the estimated amount, each party shall provide at least thirty days’ notice if complete performance will exceed the estimated costs.

          The License Agreement was amended on July 27, 2012 in order to modify a section of the License pertaining to Licensed Intellectual Property. The modification entailed the specific titles and application numbers of the licensed patents. The License Agreement was further amended on January 30, 2014 to delete and replace Exhibit C, 2) Market Milestones.

          The License Agreement gives the Company an exclusive license to the aforementioned patents for the development of a commercial manufacturing process for both multicrystalline and monocrystalline solar cells that combines the Company’s passivation technology.All patent license agreements are for the duration of the life of the patent as established by the USPTO when the patent is granted.

          The License Agreement is subject to early termination. Either the Company or NREL has the right to terminate the License Agreement with cause and without judicial resolution upon written notice to the other in the case of a breach of the License Agreement. The Company shall provide NREL will sufficient advance funds to maintain approximately 90-day advance of funds during the entire period of work. No work shall begin before the receipt of a sufficient cash-advance. If the Company fails to provide the necessary advance funds is cause for termination by NREL. Further, the License Agreement shall terminate automatically upon a final adjudication of invalidity, unenforceability, or the extinguishment of all Licensed Patents, for any reason. In addition, NREL may terminate the License Agreement if the Company fails to satisfy the requirements set forth in Exhibit B and C of the License Agreement, attempts to transfer the Company’s rights under the License Agreement or the Company becomes a party to a Bankruptcy proceeding. Exhibit B outlines the financial considerations of the License Agreement: specifically concerning the Fields of Use, the Upfront Fee of $20,000, the Continuous Royalty Rate Structure due by the Company, the Subleasing Royalties due by potential Sub-Licensees, and states the minimum annual payment must be at least $25,000.Exhibit C outlines the technical and marketing milestones pursuant to this agreement. Specifically, the agreement also outlines certain market milestones for the parties. The first milestone stipulates the achievement of cumulative Net Sales of Licensed Products in excess of $1 million on or before December 1, 2014. This milestone has not been met by the company. Milestones for cumulative Net Sales of Licensed Products in excess of $2 million and $3 million are set for December 1, 2015 and December 1, 2016, respectively. The Company believes, based on conversation with representatives from NREL, that all such milestones are eligible for renegotiation as desired by the Company. The technical milestones include: (1) Achieve an AMI .5G efficiency of 17.5% or more on a 4 inch diameter silicon solar cell using black silicon antireflection control technology, coupled with LPD passivation, by March 1, 2012; (2) Achieve an average reflectance of 2% or less on 156 x 156 mm monocrystalline silicon wafers using black silicon antireflection control technology coupled with LPD passivation by April 1,2012.; (3) Achieve an AM1.5G efficiency of 17.0% or more on a 156 x 156 mm monocrystalline silicon solar cell using black silicon antireflection control technology coupled with LPD passivation and screen printed contacts by August 1,2012; (4) Achieve an AM1.5G efficiency of 18.5% or more on multiple 156 x 156 mm monocrystalline silicon solar cell by July 1,2013. The License Agreement shall automatically terminate if the Company attempts to pledge its rights under the License Agreement as collateral to a third party. The Company may terminate the License Agreement upon sixty days prior notice to NREL provided that all outstanding fees, reimbursements and royalties (as detailed in the License Agreement) are satisfied.

          Cooperative Research and Development Agreement

          On February 21, 2012, the Company entered into a Cooperative Research and Development Agreement (“CRADA”) with NREL. As outlined in the Joint Work Statement referenced in Appendix A, the parties are collaborating on the development of a commercial manufacturing process for both multicrystalline and monocrystalline solar cells that combines Natcore’s patent pending passivation technology. Natcore’s initial contribution was an estimated $100,000 while NREL’s estimated in kind contribution would be $50,000, subject to available funding.

          The Joint Work Statement outlines what tasks should be performed during the 12-month lifecycle of the CRADA. The first task pertains to the development of processes and parameters that will ensure precise control of the distribution of black silicon pore depths and widths that reduce reflection while still minimizing recombination. Approaches may include electroless deposition, electroplating or dissolution plating, among other options. The second task regards investigating the impact on cell performance of black silicon layer formation on the back and side surfaces of the wafer and develop low cost means to control (or eliminate) its formation as required to maintain optimum cell performance. The third task pertains to the development of metal nanoparticle removal and wafer rinsing techniques that can be incorporated in a wet bench designed for high volume cell production. The fourth task requires the development of an optimized screen printing chemistry and technique for front contact formation on a black silicon/silica coated cell front surface. Lastly, the fifth task pertains to the design of a maximum efficiency cell structure incorporating a combined black silicon/LPD passivation technology.

          Each party agrees not to disclose proprietary information provided by the other to anyone other than the parties to this Agreement without party approval. This provision does not apply to Government employees who are subject to the Trade Secrets Act. All proprietary information shall be protected for a period of five years from the effective date of the agreement.

          While the parties are prohibited from disclosing proprietary information, there are several exceptions. Each party may designate certain general information to be considered proprietary during the course of the License Agreement. The parties may not disclose this information except in reports or requests for the Department of Education, to existing and potential licensees, affiliates, customers or suppliers. The disclosure must be agreed upon by both the Company and NREL before its release.

          The parties may assert copyright claims in any of their generated information. The Company and NREL will have the first option to assert copyrights on the work of their respective employees. Should the generated information be co-authored by the Company and NREL’s employees, the copyright will be jointly held. The parties agree that, with respect to any copyrighted software produced during this Agreement, the DOE has the right to request the Parties to furnish a non-exclusive, partially-exclusive, or exclusive license to a responsible applicant under reasonable terms, provided it does not eliminate any previous licenses to the software.

          With respect to patents, the parties agree to disclose to each other each subject invention that may be patentable or protectable under the Patent Act. The Company and NREL agree that they will disclose their respective subject inventions to each other and the DOE within two months of the inventor disclosing their invention in writing to their employer. The Company will have the first right of title to inventions made by their employees, provided they disclose their election to retain title within the first twelve months. If the Company forfeits that right, then NREL has the second right of title to inventions and can disclose their election within twelve months. Should both parties forfeit their patentable right to the invention, the DOE has the right of title to the invention.

Depiction of Contractual Obligations

Tabular disclosure of Contractual Obligations

	Payments by periods

	Total	less than 1 year	1 - 3 years	3 - 5 years	More than 5 years

Contractual Obligations:
Operating lease	$88,354	$74,739	$13,615

Contract payments obligations	150,000	25,000	50,000	50,000	25,000

Total	$238,354	$99,739	$63,615	$50,000	$25,000

Type	Description of Commitment	Amount	Exhibit

Employment Agreement	President and CEO’s employment agreement	$275,000/year plus stock options,	10.1
License Agreement & Amendments	Gives Company exclusive license from Rice University for certain patents.	2% Company’s adjusted Gross Sales under License and Sublicense agreement	10.2, 10.3
Sponsored Research Agreement & Amendments	Rice University to develop products.	$100,000/year	10.4, 10.5
Research & Development Facility Lease	Two (2) year renewable lease for facility beginning June 1, 2013 and expiring June 30, 2015	$103,596/year	10.6, 10.7
Administrative Office Lease	Three (3) year lease beginning August 1, 2013 and expiring on July 31, 2016	$22,000 per year with a 3% increase each year	10.15
Exclusive Patent License Agreement& Amendments	Agreement to use certain licensed patents. Agreement with National Renewable Energy Laboratory for exclusive use of patent.	$25,000 per annum plus royalties	10.8, 10.9, 10.10
Cooperative Research and Development Agreement	Agreement to develop a commercial manufacturing process for both multicrystalline and monocrystalline solar cells	$100,000 initial contribution	10.11
China Joint Venture	Agreement to develop and manufacture film-growth equipment and materials	Not Applicable at this time	10.12, 10.13

Related party transactions and balances

          As of December 31, 2014 there was $Nil (2013 - $10,558) owed from an officer of the Company that has been included in receivables.

          As of December 31, 2014 there was $60,760 (2013 - $Nil) owed to directors, officers, and companies controlled by directors that has been included in trade payables and accrued liabilities.

Key Management Personnel Compensation

	December 31, 2014	December 31, 2013

Administrative fees	$60,000	$60,000
Consulting	108,000	58,000
Stock-based compensation	—	12,847
Wages and benefits	558,500	488,000

	$726,500	$618,847

Quantitative and Qualitative Disclosure about Market Risk

          Natcore is exposed to market risks arising from its normal business activities. These market risks, which are beyond the Company’s control, principally involve the possibility that changes in interest rates, exchange rates or commodity prices will adversely affect the value of its financial assets and liabilities or future cash flows and earnings. Market risk is the potential loss arising from adverse changes in market rates and prices.

Impact of Inflation and Currency Fluctuations

          Because the majority of Natcore’s revenue is paid in or linked to the U.S. dollar, Natcore believes that inflation and fluctuation in the CAD/dollar exchange rate has limited effect on its results of operations. However, a portion of the cost of its Canadian operations, mainly personnel, is incurred in CAD. Because some of Natcore’s costs are in CAD, inflation in CAD/dollar exchange rate fluctuations does have some impact on our expenses and, as a result, on its net income. Natcore’s CAD costs, as expressed in dollars, are influenced by the extent to which any increase in the rate of inflation in Canada is not offset, or is offset on a delayed basis, by a devaluation of the CAD in relation to the dollar.

          Natcore does not engage in any hedging or other transactions intended to manage risks relating to foreign currency exchange rate or interest rate fluctuations. However, Natcore may in the future undertake hedging or other similar transactions or invest in market risk-sensitive instruments if its management determines that it is necessary or advisable to offset these risks.

BUSINESS

Overview

          Natcore Technology, Inc. (“Natcore” or “the Company”) is a corporation organized under the laws of British Columbia, Canada organized on August 9, 2007 for the purpose of commercializing technology that intends to make solar energy cost-competitive with energy derived from fossil fuels. More specifically, Natcore has technologies which 1) enable the controlled deposition of silicon dioxide and mixed silicon oxides from an aqueous solution at ambient temperatures and pressures; 2) creates a nanostructured, porous surface called black silicon on a silicon wafer; and 3) will enable low temperature manufacturing of silicon solar cells at low cost by means of laser processing. The first technology is called liquid phase deposition and Natcore is the exclusive licensee from Rice University. Natcore is also the exclusive licensee of the black silicon process developed and patented by the National Renewable Energy Laboratory (NREL). Natcore is developing its own laser processing technology, as well as working with several universities with whom the Company will have first refusal rights to patentable technology, for low temperature solar cell processing. Using our Liquid Phase Deposition (“LPD”), black silicon, and laser technology, we will enable making a solar cell with low cost, low temperature and non-vacuum process steps. We believe our technology is the future of solar and that it will result in solar cells of higher quality, that are safer, cleaner and less expensive to produce than current industry processes. In connection with the LPD license agreement, Rice University is a Natcore shareholder and continues to hold a stake in the company.

          Silicon dioxide, or silica, is a fundamental building block in semiconductors, fiber optics and solar cells. It is an essential element in all these applications. It is currently deposited onto silicon through a process called thermal oxide growth. Traditional solar cell manufacture involves an expensive chemical vapor deposition (CVD) method. CVD uses complicated, multi-million-dollar vacuum furnaces to grow the necessary anti-reflective (AR) thin-film coating on a silicon substrate. CVD also uses highly toxic and flammable silane and other dangerous chemicals, and requires silicon wafers of sufficient thickness to withstand the high-temperature firing. Thinner wafers often warp in this harsh environment. Conversely, Natcore offers a liquid phase deposition (LPD), or wet chemistry process that grows the AR coating in a relatively mild chemical bath at ambient temperatures. It uses low-cost equipment. It eradicates the need for silane and dramatically reduces energy requirements. It enables the development of advanced materials and devices that would be destroyed during the standard thermal oxide growth process. Moreover, LPD can utilize the waste materials from the initial production of the silicon wafers; and the effluents from the LPD process can be recycled or can be mixed with lime and sold to cement manufacturers for use in their production process.

          LPD represents a potential breakthrough in cost that could spawn dramatic growth not only in solar energy but in other important markets as well. Because it requires no vacuum or high-temperature processing, for example, Natcore’s film growth technology could enable low-cost production of planar light wave circuits that are necessary in fiber optic networks. Surface passivation is the final piece of the LPD process. Surface passivation is the process of filling the dangling atomic bonds at the surface of the solar cell. Successful passivation of the wafer surface is critical to enabling production of long-term, high-performance silicon solar cells. In Natcore’s refined LPD process, this necessary passivation is achieved using the same production steps normally applied to the solar cell to create its top and bottom metal contacts; no additional heating cycles are required. The Company believes that the synergistic nature of Natcore’s technology with existing cell fabrication steps will greatly simplify the standard silicon solar cell manufacturing process. Natcore’s LPD process has been independently tested and validated in an industrial laboratory setting at Battelle Memorial Institute. The technology is now ready to be tailored to specific applications and Natcore is currently focusing on solar energy. Natcore does not plan to manufacture solar cells. Instead, we plan to sell materials, deposition systems and licenses based on our technology to companies that do so.

          Natcore seeks to become a global leader in the growth of thin and thick films of dielectric and semiconductor materials using non-vacuum, room temperature processes. The Company’s first specific aim is to enter and gain market share in the antireflective coating market for solar cells by selling what the Company believes is a paradigm-shifting, low-cost technology to solar cell manufacturers that will enable those companies to realize lower capital costs and higher profit margins from their own sales. Natcore currently has 22 granted patents and 42 pending patents surrounding this technology.

Our History and Development

          Natcore was a Capital Pool Company until it completed a Qualifying Transaction on May 8, 2009. The Qualified Transaction involved a reverse takeover of Syracuse Capital Corp by Natcore Technology, Inc., a private Delaware company that is now a wholly owned subsidiary of the Company. Syracuse Capital Corp. was a company incorporated under the British Columbia Business Corporations Act and a Capital Pool Company, having its common shares listed on the TSX Venture Exchange under the trading symbol “SYU.P”.

          On May 8, 2009, Natcore completed its ‘Qualifying Transaction’ by acquiring all of the issued and outstanding securities of Natcore Technology, Inc. a private Delaware company in consideration of the issuance of 12,960,686 common shares of the Company having a deemed price of CDN$0.40 per share and the issuance of 2,145,000 share purchase warrants, each warrant exercisable into one additional common share at a price of CDN$0.40 per share for a period of five years expiring May 9, 2014.

          The Common Shares of the Company are listed for trading on the TSX Venture Exchange under the symbol “NXT” and traded on the OTC Pink® marketplace under symbol “NTCXF”.

          On December 11, 2009, Natcore completed the acquisition of NewCyte, Inc. (“NewCyte”), a private Delaware company. NewCyte’s portfolio of intellectual property included issued and pending patents covering the coating of fullerenes (including carbon nanotubes) with silica, dielectric and semiconducting films for a variety of potential applications, including photon, chemical and biomolecule sensing. As consideration for the purchase of NewCyte, Natcore issued NewCyte shareholders 200,000 share purchase warrants entitling the holders to acquire Natcore shares at strike prices ranging from CDN$0.75/share to CDN$2.00/share; all of these warrants have since expired.

          On May 19, 2010, the Company completed the acquisition of Vanguard Solar, Inc. (“Vanguard”), a private Delaware company controlling key intellectual property in the field of solar energy. Vanguard had been focused on the development of a flexible, thin-film photovoltaic material capable of silicon solar cell-like efficiency performance. Vanguard employed a proprietary chemical bath process similar to Natcore’s Liquid Phase Deposition technology, although Vanguard grew II-VI compound semiconductor thin films on carbon nanotubes at room temperature and ambient pressure, while Natcore has thus far concentrated on growing silicon dioxide films on silicon substrates. As consideration for the purchase of Vanguard, Natcore issued to Vanguard shareholders an aggregate of 375,236 common shares of Natcore.

          In March 2012, the Company opened its Research and Development Center in Rochester, NY. The R&D Center is enabling Natcore to develop applications based on the Company’s proprietary Liquid Phase Deposition technology.

          The Company also entered into an exclusive worldwide licensing agreement with National Renewable Energy Laboratory (NREL) to commercialize Black Silicon. NREL and the Company are working together to reduce solar cell costs.

          On October 25, 2012, the Company announced that its scientists had created what it believed to be the world’s first Black Silicon solar cell using processes amenable to low-cost mass production. After having previously treating a wafer to make it the “blackest” silicon solar cell surface ever recorded, Natcore’s technicians used their scalable Liquid Phase Deposition process to create the Black Silicon solar cell, from wafer to finished cell, in their R&D Center in Rochester, NY.

          On March 9, 2015 the Company entered into a Joint Development Agreement (“JDA”) with Eurotron, B.V. seeking to form a collaborative alliance by way of theJDA to reflect their mutual desire to collaborate to realize proof of concept with regard to the synchronized use of EurotronBackcontactModu!e Technology and Natcore’s cell production technology in order to create a new cell design. Natcore and Eurotronwillwork together toward the earliest demonstration of Natcore’s cell technology in modules at the Eurotron Competence Center.

          On March 13, 2015 the Company entered into a Memorandum of Understanding with Fraunhofer-GesellschaftzurForderung der angewandtenForschung e. V. on behalf of Fraunhofer lnstitut fur SolareEnergiesysteme (“Fraunhofer”) to conduct research, demonstration, pilot and industrial projects between Natcore, Fraunhofer and potential third parties in “mutually identified areas” after detailed deliberations.

Competitive Landscape

          Given the complex nature and cost of the systems now in use by the solar cell industry, Natcore expects to offer value to its customers. Natcore’s black silicon technology is expected to replace an expensive, energy and manpower intensive, thermal vacuum process with a simple wet chemistry process that will make an improved antireflection surface on silicon solar cells. The Company is unaware of any competing room temperature antireflective coating technology in commercial use or in development.

          The Company expects to see a growing demand for low-temperature, non-vacuum, roll-to-roll antireflective coating systems for the emerging thin film solar cell market. Manufacture of these flexible thin film solar cells should create new demand for Natcore’s low temperature film growth processes. The Company may decide to develop roll-to-roll Liquid Phase Deposition processing technology for this market at some near-future date. As such, this would be a separate process from that described earlier for thin film and tandem solar cells. No timeline has been estimated for bringing such technology to market, and no development by Natcore of such technology has been started as of the date of this filing. It is included here only because it represents a future development opportunity, based on the Company’s core competence, for the company to pursue.

          Although there are approximately 100 solar cell companies worldwide, the present world market is dominated by just a handful of producers. The present world silicon solar cell market is dominated by just a handful of producers. They are: Yingli Green Energy, JA Solar, Trina Solar, Neo Solar Power, Motech, Jinko Solar, Gintech, Canadian Solar and Hareon Solar Technology. Although the list keeps changing, the top five silicon solar cell producers account for nearly 40% of global silicon cell production. Many of them are preparing to introduce Generation 2 (thin film solar cells) in the coming few years. Natcore believes the follow-on move to Generation 3 silicon cells can be expected to gain momentum during the next five to eight years, and should become the dominant technology for new plant expansion thereafter (2019-2022).

          Given the increasing demand for solar cell technology, competition can be expected to increase substantially. Accordingly, there can be no assurances that the Company will compete successfully with existing or new competitors, or that the competition will not have a material adverse effect on the business, operating results or financial condition of the Company (See “RISK FACTORS”).

Competitive Strengths

          Natcore has focused the development of its Liquid Phase Deposition process on four (4) applications: Selective emitter by Liquid Phase Deposition, Black Silicon, Liquid Phase Deposition Passivation and Tandem Quantum Dot Solar Cell (described below). Management believes that these applications should have the greatest impact on the solar industry and the most direct impact to commercialization, consistent revenue and growth.

Selective Emitter by Liquid Phase Deposition

          The top surface of a solar cell, known as the emitter, consists of silicon doped with the element phosphorous. Current commercial cells have a uniform concentration of phosphorous across the surface, but it is well understood that enhanced performance can be obtained by having phosphorous concentration high near the electrical contacts and low elsewhere. This approach is known as selective emitter Liquid Phase Deposition films, patterned by a proprietary Natcore approach, could simplify the process for producing selective emitter cells with minimal cost increase. At this time the Company has no estimate of when this process could be ready for pilot line.

Black Silicon

          Natcore has an exclusive patent license from the U.S. Department of Energy’s National Renewable Energy Laboratory (NREL) to develop and commercialize a line of black silicon products–including equipment, chemicals, and solar cells—based on NREL patents. Natcore’s exclusivity covers the field of diffused emitters with liquid phase passivation. “Black silicon” refers to the apparent color of the surface of a silicon wafer after it has been etched with nano-scale pores. The etching takes place in a matter of a few minutes in a liquid solution at room temperature; the black color is not a color at all but results from the absence of reflected light from the porous wafer surface. The reflectivity of a polished silicon wafer surface approaches 40%, giving the wafer its shiny appearance. Adding the typical solar cell industry antireflective coating reduces the average reflectivity to approximately 6% and gives the cells their distinctive dark blue color. The black silicon process has been shown by Natcore scientists and researchers at NREL to further reduce the average reflectivity to less than 1.5%. A key impediment to turning a solar cell’s increased light absorption into increased power output; however, is a significantly increased area of exposed silicon on the sidewalls of the pores and on the small mesas that remain at the top surface of the wafer itself. This increased area must be passivated, or treated to keep it from trapping the light-generated electric charges as they migrate toward the contacts of the solar cell, a process that robs the cell of output power. Passivation is the process of filling the dangling atomic bonds at the surface of the solar cell, as well as reducing the numbers of defects that always exist in the upper region of the cell body. It is critical to enabling production of long-term, high-performance silicon solar cells. Natcore has patent pending technology to passivate the entire black silicon surface of a conventionally processed silicon solar cell without the need for additional vacuum thermal steps once the wafer has undergone Dopant Diffusion. Dopant Diffusion is a necessary first step for silicon solar cells and is a process in which the wafer is heated in the presence of a gaseous mixture of elements, one of which is the element phosphorous. The phosphorous diffuses into the top of the wafer and creates the negative terminal of the solar cell. Once the top negative terminal surface has been created, Natcore’s black silicon and passivation technologies enable top and bottom contacts to be put on the cell directly. Potentially eliminating the currently used thermal vacuum processing for putting on the silicon nitride antireflective coating could reduce the cost of cell fabrication

          Natcore expects to undertake one or more joint venture developments of the deposition equipment. The Company anticipates that the joint venture partner would be an existing solar cell production equipment company with an established manufacturing and marketing capability and that such a joint development would require at least 12 months to complete once signed. The output of the joint development would be a complete processing unit operating at pilot line levels; “pilot line levels” means that the processing would occur at production line speeds, but for limited periods of time to allow for evaluation of the output of the run and make adjustments to the unit to improve yield and quality.

Liquid Phase Deposition Passivation

          Current solar cell fabrication deposits hydrogenated silicon nitride on the front of a solar cell to provide both surface passivation and antireflection control. This approach is effective only for n-type silicon surfaces used in today’s solar cells. Two strong new directions are emerging in the solar cell industry. The first is to passivate the back surface of the cell and not use full area contacts and the second is to invert the cell structure to have the emitter (top layer) be a p-type silicon material. Cell manufacturers are now searching for a low-cost way to passivate p-type silicon surfaces and have found that a thin silicon oxide layer under the silicon nitride layer creates the passivation they need for the p-type silicon surfaces, whether they are at the front or rear. The passivated emitter rear contact cell has been shown to increase cell output and switching to the p-on-n cell structure has eliminated the unavoidable light induced degradation that occurs in conventional n-on-p cells. Thermal oxides are too expensive and chemical vapor deposition oxides are not effective because of their less-than-theoretical film densities. Natcore believes that the Liquid Phase Deposition oxide can be a solution to this problem. The Liquid Phase Deposition passivation process could be implemented in the same equipment that would be developed by the joint venture for making black silicon.

Tandem Quantum Dot Solar Cell

          Standard silicon solar cells by their physics waste some of the energy coming from shorter wavelength light, notably green, blue, and ultraviolet light. The solution is to build a solar cell comprised of three different absorbing materials, one for each approximately one third of the solar spectrum from the near infrared to the ultraviolet. These complex cells are currently very expensive and thus historically suitable only for applications such as satellite space power systems. However, Natcore has developed a technology that combines quantum dots with its LPD-grown silicon dioxide layers to produce a “tandem” layer that can be deposited on a conventional silicon solar cell to better harvest the shorter wavelength light. Natcore envisions its LPD process allowing the manufacture of a tandem cell consisting of up to three cells arranged one on top the other, starting with an ordinary silicon solar cell on the bottom. Something called a cell interconnect comes next, then a second cell made of quantum dots. This solar cell is tuned to absorb light in the middle of the spectrum. A second cell interconnect follows and a third cell, another quantum dot device, sits on top. This uppermost cell is tuned to absorb the blue end of the spectrum.. Replacing the expensive and exotic materials used in space with cells made using quantum dots could reduce or even eliminate the above mentioned expense. Natcore’s LPD technology could enable the cells to be made at low cost because it will utilize roll-to-roll manufacturing technology.Natcore’s edge in this process is the ability to embed the two types of quantum dots in LPD silicon dioxide using our liquid-phase film growth process. Many current and recent attempts to create viable tandem cells have used vacuum deposition techniques that are expensive and do not allow independent control over the formation of the quantum dots and the way they are arranged.

Strategies

          The semiconductor industry standard to produce thin films, found in semiconductor wafer components, is chemical vapor deposition in which the solar wafer is exposed to volatile originators, which react and decompose on the wafer surface to produce anticipated deposits. However, volatile resultants occur which require removal by gas flow through the reaction chamber resulting in increased cost and toxicity concerns.

          Natcore’s Liquid Phase Deposition technology will enable the growth of inorganic materials, specifically silicon dioxide-based films that are essential components of solar cells, in an environmentally friendly chemical bath that occurs at room temperature. Liquid Phase Deposition technology will reduce the cost of production while facilitating the growth of materials and devices that would be destroyed when subjected to the harsher chemical vapor deposition process. The implementation of the Liquid Phase Deposition process will result in the following anticipated cost saving and revenue producing benefits of the four applications of the Liquid Phase Deposition process (detailed above):

Selective Emitter

          Selective emitter technology has not gained widespread use in today’s solar cell production lines because current production techniques using laser and/or thermal/vacuum processes have not been cost effective, or are marginally so. The additional cell output comes with an increased cost. The standard metric for manufacturing effectiveness is cell cost per watt and the addition of the selective emitter production technology now available does not lower cost per watt. Natcore’s technology requires only the use of wet chemical processes and the Company believes it will actually lower the cell cost per watt.

Black Silicon

          The Company is working with a major solar cell manufacturer in China to understand and resolve issues related to scaling the process for making black silicon from a few hundred wafers per day in a development laboratory to over 2000 wafers per hour in an automated production line.

Liquid Phase Deposition Passivation

          Front side passivation of a p-on-n cell and backside passivation of an n-on-p cell both require about 12 nm to 15 nm of Liquid Phase Deposition oxide. No additional thermal processing is needed for either layer, since both can be annealed as a normal part of cell contact formation and fire-through.

Tandem Quantum Dot Solar Cell

          Tandem cells made of standard semiconducting materials such as aluminum gallium arsenide were first proposed shortly after the first commercially useful solar cell was invented in 1956. Solid theoretical understanding of how such solar cells work and how to construct them was developed by the early 1970’s and they are now commercial products for earth-orbiting satellite power systems Natcore’s tandem solar cell technology uses Liquid Phase Deposition layers containing quantum dots to fabricate “stacked” solar cell layers on top of one another, each layer engineered to capture different bands of light. Natcore expects the quantum dot tandem Solar Cell to increase efficiency over traditional solar cells, as discussed previously.

          The Company anticipates the following potential sources of revenue from the implementation of its Liquid Phase Deposition process:

License agreements & Royalties

          Customers will be required to execute non-exclusive license agreements or exclusive license agreement unique to specified jurisdictions. Royalty rights will entitle the company to benefit from residual income on each product that utilizes the company’s technology.

Equipment sales

          Natcore intends to sub-contract the manufacturing of wet-bench equipment necessary for the Liquid Phase Deposition process. There will be a mark-up to Natcore on each piece of equipment.

Chemical sales

          The Company intends to produce recurring revenue by engaging third-parties to mix and ship the patented chemical mixture for the various applications.

THERE MAY BE SITUATIONS WHERE ALL FOUR SOURCES OF REVENUE (OR ANY REVENUE AT ALL) MAY NOT BE AVAILABLE GIVEN MARKET CONDITIONS AND CUSTOMER REQUIREMENTS.

Intellectual Property Assets

          The Company has 22 granted patents and 42 patents pending, including but not limited to the following:

Patent 2340039- Expiration date: 11/18/2023

Method for Low Temperature Growth of Inorganic Materials from Solution Using Catalytic Growth and Re-growth. (PCT/RUSSIAN FEDERATION)

          The present invention involves a method and apparatus for depositing a silicon oxide onto a substrate from solution at low temperatures in a manner that produces homogeneous growth of the silicon oxide. The method generally comprises the following steps: (a) chemically treating a substrate to activate it for growth of the silicon oxide, (b) immersing the treated substrate into a bath with a reactive solution, (c) regenerating the reactive solution to allow for continued growth of the silicon oxide. In another embodiment of the present invention, the apparatus includes a first container holding a reactive solution, a substrate on which the silicon oxide is deposited, a second container holding silica, and a means for adding silica to the reactive solution.

Patent 7,718,550- Expiration date: 1/16/2026

Method for Low Temperature Growth of Inorganic Materials from Solution Using Catalytic Growth and Re-growth.

          The present invention involves a method and apparatus for depositing a silicon oxide onto a substrate from solution at low temperatures in a manner that produces homogeneous growth of the silicon oxide. The method generally comprises the following steps: (a) chemically treating a substrate to activate it for growth of the silicon oxide, (b) immersing the treated substrate into a bath with a reactive solution, (c) regenerating the reactive solution to allow for continued growth of the silicon oxide. In another embodiment of the present invention, the apparatus includes a first container holding a reactive solution, a substrate on which the silicon oxide is deposited, a second container holding silica, and a means for adding silica to the reactive solution.

Patent 7,253,014: Expiration date: 11/19/2023

Fabrication of light emitting film coated fullerenes and their application for in-vivo light emission

          A nanoparticle coated with a semiconducting material and a method for making the same. In one embodiment, the method comprises making a semiconductor coated nanoparticle comprising a layer of at least one semiconducting material covering at least a portion of at least one surface of a nanoparticle, comprising: (A) dispersing the nanoparticle under suitable conditions to provide a dispersed nanoparticle; and (B) depositing at least one semiconducting material under suitable conditions onto at least one surface of the dispersed nanoparticle to produce the semiconductor coated nanoparticle. In other embodiments, the nanoparticle comprises a fullerene. Further embodiments include the semiconducting material comprising Cadmium Sulfide (CdS) or Cadmium Selenide (CdSe).

Patent 7,682,527- Expiration date: 11/19/2023

Fabrication of light emitting film coated fullerenes and their application for in-vivo light emission

          A nanoparticle coated with a semiconducting material and a method for making the same. In one embodiment, the method comprises making a semiconductor coated nanoparticle comprising a layer of at least one semiconducting material covering at least a portion of at least one surface of a nanoparticle, comprising: (A) dispersing the nanoparticle under suitable conditions to provide a dispersed nanoparticle; and (B) depositing at least one semiconducting material under suitable conditions onto at least one surface of the dispersed nanoparticle to produce the semiconductor coated nanoparticle. In other embodiments, the nanoparticle comprises a fullerene. Further embodiments include the semiconducting material comprising Cadmium Sulfide (CdS) or Cadmium Selenide (CdSe).

Patent 7,491,376- Expiration date: 3/5/2027

Chemical derivatization of silica coated fullerenes and use of derivatized silica coated fullerenes

          This invention is directed to a new composition of matter in the form of chemically derivatized silica coated fullerenes, including silica coated C.sub.60 molecules and silica coated carbon nanotubes, processes for making the same and to uses for the derivatized silica coated fullerenes. (Dervitization of silica coated fullerenes refers to chemically modifying surface of the silica to have a similar chemical structure but different chemical reactions with specifically chosen reagents.) Included among many uses in chemical, physical or biological fields of use, but not limited thereto, are high speed, low loss electrical interconnects for nanoscale electronic devices, components and circuits. In one embodiment, this invention also provides a method for preparing silica coated fullerenes having substituents attached to the surface of silica coated fullerenes by reacting silica coated fullerenes with a wide range of organic or inorganic chemical species in a gaseous or liquid state. Preferred substituents include but are not limited to organic groups and organic groups containing heteroatoms (i.e. non-carbon atoms) such as oxygen, nitrogen, sulfur, and halogens. The identity of the surface functional group is chosen to provide desirable properties to the silica coated fullerenes including but not limited to solubility, miscibility, stickiness, and melting point. The present invention also describes the application of surface functionalized silica coated fullerenes as components of polymer blends and composites (i.e. the surface is treated with certain substances that allow the silica to react to certain other specific materials).

Patent 7,692,218- Expiration date: 8/21/2025

Method for creating a functional interface between a nanoparticle, nanotube or nanowire, and a biological molecule or system

          A field effect transistor and a method for making the same. In one embodiment, the field effect transistor comprises a source; a drain; a gate; at least one carbon nanotube on the gate; and a dielectric layer that coats the gate and a portion of the at least one carbon nanotube, wherein the at least one carbon nanotube has an exposed portion that is not coated with the dielectric layer, and wherein the exposed portion is functionalized with at least one indicator molecule (i.e. has a specific molecule attached to the nanoparticle that will attach only to certain desired molecules out of a broad mixture of molecules). In other embodiments, the field effect transistor is a biochem-FET.

Research and Development

          Natcore’s research and development efforts have produced technological advancements in the solar wafer production arena as detailed in other parts of this prospectus. The Company has spent $1.6 million for the year ended December 31, 2014 and $1.5 million for the year ended December 31, 2013 on research and development. These amounts were spent on the development or improvement of its technologies primarily in Selective Emitter, Black Silicon, Liquid Phase Deposition Passivation and Tandem Quantum Dot Solar Cells. The Company intends to continue to research and develop these technologies for the next 36-48 months. There can be no assurance that the Company can achieve any or all of its research and development goals.

Sales and Marketing

          At this time Natcore’s focus is primarily on research and development as described in other parts of this prospectus. The Company currently has not produced any products that have recognized any revenue, as it is still in the development stage for many of its applications. The Company plans to continue to research and develop these various technologies to commercial readiness in stages over the next 24 months to 5 years; as a result the Company does not need a direct sales force in the foreseeable future. Natcore will market its technology though the industry with its current management and R&D staff.

Government Regulation

          The Company may be subject to regulation by county, state and federal governments, governmental agencies, and regulatory authorities from several different countries. Failure to obtain regulatory approvals or delays in obtaining regulatory approvals by the Company, its collaborators, customers, vendors or service providers would adversely affect the marketing of products and services developed by the Company, and the Company’s ability to generate product and service revenues. Further, there can be no assurance that the Company, its customers, vendors, or service providers will be able to obtain necessary regulatory approvals. Although the Company does not anticipate problems satisfying any of the regulations involved, the Company cannot foresee the possibility of new regulations, which could adversely affect the business of the Company. While the Company anticipates that all regulatory approvals required will be granted, violations by the Company and/or its customers of, and/or non-compliance with, such regulations and approvals may adversely affect the Company’s ability to acquire capital, or adversely affect the Company’s ability to conduct its business as intended.

          Any new government regulation that affects solar power products and technologies, whether at the foreign, federal, state, or local level, including any regulations relating to installation and service of these systems, may increase its costs and the price of its systems. As a result, these regulations may have a negative impact on the Company’s revenue and profitability and thereby harm its business, prospects, results of operations, or financial condition.

Employees

          As of December 31, 2014 the Company had 14 full-time employees compared to 12 full-time employees as of December 31, 2013. Natcore’s ability to succeed depends, among other things, upon the Company’s continuing ability to attract and retain highly qualified technical specialists, administrative and managerial personnel.

Facilities

          The Company’s administrative offices are located at 87 Maple Avenue, Red Bank, New Jersey 07701. The Company also maintains a research and development laboratory in the Eastman Kodak Company’s Eastman Business Park, in the City of Rochester, New York.

Environmental

          Natcore believes that its operations comply in all material respects with applicable laws and regulations concerning the environment. While it is impossible to predict accurately the future costs associated with environmental compliance and potential remediation activities, compliance with environmental laws is not expected to require significant capital expenditures and has not had, and is not expected to have, a material adverse effect on our earnings or competitive position.

Legal Proceedings

          The Company is not currently involved in any litigation believed to be material to the development of the Company’s business objectives or the Offering. To the best of the Company’s knowledge, no litigation is pending or threatened.

Administrative Proceedings

          The Company is not currently involved in any administrative proceedings to be material to the development of the Company’s business objectives or the Offering. To the best of the Company’s knowledge, no such proceedings are pending or threatened.

MANAGEMENT

British Columbia Law as it Relates to Directors

The Business Corporations Act (British Columbia) (the “BCBCA”) requires that every director who is a party to a material contract or transaction or a proposed material contract or transaction with a corporation, or who is a director or officer of, or has a material interest in, any person who is a party to a material contract or transaction or a proposed material contract or transaction with the corporation, shall disclose in writing to the corporation or request to have entered in the minutes of the meetings of directors the nature and extent of his or her interest, and shall refrain from voting in respect of the material contract or transaction or proposed material contract or transaction unless the contract or transaction is: (a) an arrangement by way of security for money lent to or obligations undertaken by the director for the benefit of the corporation or an affiliate; (b) one relating primarily to his or her remuneration as a director, officer, employee or agent of the corporation or an affiliate; (c) one for indemnity of or insurance for directors as contemplated under the BCBCA; (d) one relating to a loan to the corporation and the director or senior office, or person in whom the director or senior officer has a material interest is or is to be a guarantor of some of all of the loan; or (e) one with an affiliate. However, a director who is prohibited by the BCBCA from voting on a material contract or proposed material contract may be counted in determining whether a quorum is present for the purpose of the resolution, if the director disclosed his or her interest in accordance with the BCBCA and the contract or transaction was reasonable and fair to the corporation at the time it was approved.

          Natcore’s articles of incorporation provide that the directors shall from time to time determine by resolution the remuneration to be paid to the directors, which shall be in addition to the salary paid to any officer or employee who is also a director. The directors may also by resolution award special remuneration to any director in undertaking any special services on its behalf other than the normal work ordinarily required of a director of Natcore.

          Natcore’s articles of incorporation also provide that the Company may, if authorized by the directors: (a) borrow money upon the credit of our company; (b) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee, whether secured or unsecured; (c) to the extent permitted by the BCBCA, guarantee the repayment of money by any other person or the performance of the obligation of any other person; and (d) mortgage, charge or otherwise create a security interest in the whole or any part of the present and future assets and undertaking of the Company.

Directors and Executive Officers of Natcore Technology, Inc.

          The directors and executive officers of the Company, as of the date of this Prospectus, as well as their positions, are listed below:

          Charles Provini, Director, President & Chief Executive Officer

          Mr. Provini holds an Engineering degree from The U.S. Naval Academy in Annapolis, Maryland and a Masters from the University of Oklahoma. Previously, he was the President of Ladenburg Thalmann Asset Management and a Director of Ladenburg Thalmann, Inc., one of the oldest members of the New York Stock Exchange from 11/1997- 10/2000. He served as President of Laidlaw Asset Management as well as Chairman and Chief Investment Officer of Howe &Rusling, Laidlaw’s Portfolio Management Advisory Group from 11/1995- 09/1997. Prior to this, he served as President of Rodman & Renshaw’s Advisory Services from 02/1994- 08/1995 and President of LaSalle Street Corporation, a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette from 01/1983-04/1985. Mr. Provini has been a leadership instructor at the U.S. Naval Academy, Chairman of the U.S. Naval Academy’s Honor Board, and is a former Marine Corp. officer.

          John Meekison, Director and Chief Financial Officer

          Mr. Meekison is currently a director of the Company and is a founder and Chief Financial Officer of Vancouver based iCo Therapeutics Inc. (“iCo”) (from 03/2005- Present), a biopharmaceutical company developing clinical stage drugs for ophthalmic (eye) diseases. In his capacity as Chief Financial Officer, he manages all accounting, finance, risk management, investor relations and human resource activities for iCo. He also works closely with the rest of the iCo’s executive team in business strategy, license renegotiations and merger and acquisitions activities. Mr. Meekison was an investment banker with a specialization in both the life sciences and technology sector at Haywood Securities Inc. (10/1991-02/2000), Diouhy Merchant Group Inc. (10/2001-12/2002), and Pacific International Securities Inc., now PI Financial group (03/2004-03/2005). He has also acted as the Chief Financial Officer for a TSX listed company developing a novel clinical diagnostic platform from 02/2003-2004, where Mr. Meekison supervised all public reporting functions and accounting and finance functions. He is also the director of Pacific Cascade Minerals Inc. and a member of the audit committee and the Chief Financial Officer, a director, and member of the audit committee for Sojourn Ventures, Inc. Mr. Meekison received his Bachelor of Arts from the University of British Columbia and is a certified Investment Manager and Professional Logistician.

          Brien F. Lundin, Director

          The president/CEO of Jefferson Financial, Inc. since 2003, Mr. Lundin is a marketer, investor and investment banker with experience in financing and advising early-stage technology and natural resource enterprises. Mr. Lundin has been the operator of the New Orleans Investment Conference since 2003. Mr. Lundin is also a director and member of the audit committee for Thunderstruck Resources Ltd. and Sojourn Ventures, Inc.

          John C. Calhoun, Director

          Mr. Calhoun has over 20 years of experience in corporate finance. Mr. Calhoun has served as managing director of Fort Hill Resources since 1997, president/director of North American Water from 1998-2004, president/director of Grammercy Investments from 2000-presemt, president/director of Vignette Publications, treasurer/director of Computer Wholesale Corporation from 1995-2001, and managing director of the Shadows Bend Court long-term care facility from 2001-present. He is the founder/director of FNBC Bank (2005-present), the largest, De Novo bank in Louisiana and the founder and managing director of the Suites at Sugar Mill Point and Oak Grove Senior Living (2002-present), long term care facilities.

          Dennis J. Flood, Chief Technology Officer

          Dennis Flood, PhD, is a co-founder of and technical consultant to Natcore. He is also President and CEO of North Coast Initiatives, Ltd. (05/2001-present), a consulting firm providing management and technical services to the photovoltaic (PV) energy conversion industry. Dr. Flood has more than 30 years of experience in developing solar cell and array technology. Prior, Dr. Flood was Chief of the Photovoltaic and Space Environments Branch at the NASA Glenn Research Center in Cleveland, Ohio (from 06/1985-06/2000), where he lead Agency programs in advanced photovoltaic systems development. He served as Chair of the Institute of Electrical and Electronics Engineers (IEEE) Photovoltaic Devices Technical Committee from 1998-2005. And he currently serves on the International Advisory Committees of the European, the U.S., the Japan/Asia and the World Photovoltaic Conference organizing committees (from 1992-present).

          Shauna Hartman, Corporate Secretary.

          Shauna Hartman obtained her law degree from the University of British Columbia in 2001 and holds a Bachelor of Commerce from Saint Mary’s University. She has practiced corporate and securities law for Canadian listed companies with Armstrong Simpson since 2003. She also held the title of corporate secretary at International Enexco Ltd. (02/2008-06/2014), Elissa Resources Ltd.(03/2011-present), and Doxa Energy Ltd.(04/2010-present), all listed on the TSX Venture Exchange.

Interests of Directors, Executive Officers, Promoters and Principal Holders

          The following table provides the specified information about each director, executive officer and promoter of the Issuer and each person who directly or indirectly beneficially owns or control 10% or more of any class of voting securities of the Company.

Name and Municipality of Principal Residence	Positions held with the Issuer	Number of Common Shares(1)

Charles Provini, Delray Beach, Florida, USA	Director, President and CEO	1,392,500
John Meekison, Vancouver, B.C., Canada	Director and CFO	40,000	(2)
Brien Lundin, Metairie, LA, USA	Director	3,006,223	(3)
John Calhoun, New Orleans, LA, USA	Director	740,900
Dennis Flood, Columbus, OH, USA	Chief Technology Officer	985,500	(4)
Shauna Hartman, Surrey, B.C., Canada	Corporate Secretary	Nil

Notes:
_______________
(1)	Does not include options or warrants held by directors and officers of the Company.
(2)	Of which 30,000 shares are held directly and 10,000 shares are held by Mr. Meekison’s spouse.
(3)	Of which 1,906,223 shares are held directly and 1,100,000 shares are held through Jefferson Financial Inc.
(4)	Of which 15,500 shares are held directly and 970,000 shares are held through North Coast Initiatives Ltd.

          There are no loans or debentures due to or from the directors, management, promoters and principal holders of the Company.

Corporate Governance Practices

General

          The Board believes that good corporate governance improves corporate performances and benefits all shareholders. The Canadian Securities Administrators (the “CSA”) have adopted NP58-201, which provides non-prescriptive guidelines on corporate governance practices for reporting issuers such as the Company. In addition, the CSA have implemented NI58-101, which prescribes certain disclosure by the Company of its corporate governance practices.

          This section sets out the Company’s approach to corporate governance and addresses the Company’s compliance with NI 58-101.

Board of Directors

          The Board of Directors (the “Board”) facilitates its exercise of independent supervision over management by ensuring that the Board is composed of a majority of independent directors. Directors are considered to be independent if they have no direct or indirect material relationship with the Company. A “material relationship” is a relationship which could, in the view of the Company’s board of directors, be reasonably expected to interfere with the exercise of a director’s independent judgment. The Board is comprised of four directors, three of which are considered to be independent. Mr. Lundin, Calhoun and Meekisonare considered to be independent directors for the purposes of NI 58-101and the Company’s president and CEO, Mr. Provini, is not considered to be independent.

          The mandate of the Board is to act in the best interests of the Company and to supervise management. The Board is responsible for approving long-term strategic plans and annual operating budgets recommended by management. Board consideration and approval is also required for material contracts and business transactions, and all debt and equity financing transactions. Any responsibility which is not delegated to management or to the committees of the Board remains with the Board. The Board meets on a regular basis consistent with the state of the Company’s affairs and also from time to time as deemed necessary to enable it to fulfill its responsibilities.

          The number of directors of the Company is fixed at four. If there are more nominees for election then there are vacancies to fill, those nominees receiving the greatest number of votes will be elected until all such vacancies have been filled. Each director of the Company is elected annually and holds office until the next Annual General Meeting of the Shareholders unless that person ceases to be a director before then. In the absence of instructions to the contrary, the shares represented by proxy will, on a poll, be voted for the nominees here enlisted.

Directorship

          The following is a list of each director of the Company who is also a director of other reporting issuers (or equivalent) in a Canadian or foreign jurisdiction:

Name of Director	Other Reporting Issuer

John Meekison	Pacific Cascade Minerals Inc.
Sojourn Ventures Inc.
Brien Lundin	Thunderstuck Resources Ltd.
Sojourn Ventures Inc.

Orientation and Continuing Education

          When new directors are appointed, they receive orientation, commensurate with their previous experience, on the Company’s properties, business and industry, and on the responsibilities of directors. Board meetings may also include presentations by the Company’s management and employees to give the directors additional insight into the Company’s business.

Ethical Business Conduct

          The Board has found that the fiduciary duties placed on individual directors by the Company’s governing corporate legislation, the common law and the restrictions placed by the applicable corporate legislation on an individual directors’ participation in decisions of the Board in which the director has an interest have been sufficient to ensure that the Board operates independently of management and in the best interests of the Company.

Nomination of Directors

          The Board considers its size each year when it considers the number of directorstorecommend to the shareholders for election at the annual meeting of shareholders, taking into account the number required to carry out the Board’s duties effectively and to maintain a diversity of views and experience.

          The Board does not have a nominating committee. The Board currently performs those functions as a whole. However, if there is a change in the number of directors required by the Company, this policy will be reviewed.

Compensation

          The Board determines the compensation for the directors and CEO. A summary of the compensation received by the Named Executive Officers of the Company for the financial year ended December 31, 2014is provided in this management section under the heading: “Statement of Executive Compensation.” A summary of the compensation received by the directors for the financial year ended December 31, 2014is provided in this management section under the heading: “Compensation to Directors”

Other Board Committees

          Other than the audit committee described in this Management section under the heading “Audit Committee”, the Board has no other committees.

Assessments

          The Board regularly assesses its own effectiveness and the effectiveness and contribution of each Board committee and Director.

Statement of Executive Compensation

Compensation Discussion and Analysis

          This compensation discussion and analysis describes and explains the Company’s policies and practices with respect to the compensation of its named executive officers, being its President and Chief Executive Officer (the “CEO”), Charles Provini, and the former Chief Financial Officers (the “CFO”) of the Corporation, Richard Childs and Brian Zucker (each, a “Named Executive Officer” or “NEO”).

          Executive compensation is based upon the need to provide a compensation package that will allow the Company to attract and retain qualified and experienced executives, balanced with a pay-for performance philosophy. Compensation for this fiscal year and prior fiscal years have historically been based upon a negotiated salary, with stock options and bonuses potentially being issued and paid as an incentive for performance.

Option-based Awards

          The Board recognizes that the Company operates in a competitive environment and that its performance depends on the quality of its employees. The board has the responsibility to administer compensation policies related to executive management of the Company, including option-based awards.

          Shareholders have approved a stock option plan pursuant to which the Board has granted stock options to executive officers. The stock option plan provides compensation to participants and an additional incentive to work toward long-term company performance.

          Executive compensation is based upon the need to provide a compensation package that will allow the Company to attract and retain qualified and experienced executives, balanced with a pay-for-performance philosophy. The stock option plan has been and will be used to provide share purchase options that are granted in consideration of the level of responsibility of the executive, as well as his or her impact and/or contribution to the longer-term operating performance of the Company. In determining the number of options to be granted to the executive officers, the Board takes into account the number of options, if any, previously granted to each executive officer and the exercise price of any outstanding options to ensure that such grants are in accordance with the policies of the TSX Ventures Exchange, and closely align the interests of the executive officers with the interests of the Company’s shareholders.

Summary Compensation Table

          In accordance with the provisions of applicable securities legislation, the Company had three “Named Executive Officers” during the financial year ended December 31, 2014, namely Charles Provini, President and CEO, Richard Childs and Brian Zucker, former CFOs. For the purpose of this information management section:

          “CEO” of the Company means an individual who acted as Chief Executive Officer of the Company, or acted in a similar capacity, for any part of the most recently completed financial year;

          “CFO” of the Company means an individual who acted as Chief Financial Officer of the Company, or acted in a similar capacity, for any part of the most recently completed financial year;

          “Executive Officer” of an entity means an individual who is:

a.	the chair of the Company, if any;

b.	the vice-chair of the Company, if any;

c.	the president of the Company;

d.	a vice-president of the Company in charge of a principal business unit, division or function including sales, finance or production;

e.	an officer of the Company (or subsidiary, if any) who performs a policy-making function in respect of the Company; or

f.	any other individual who performs a policy-making function in respect of the Company;

“Named Executive Officers or NEOs” means:

a.	the CEO of the Company;

b.	the CFO of the Company;

i.

each of the Company’s three most highly compensated executive officers, or the three most highly compensated individuals acting in a similar capacity, other than the CEO and CFO, at the end of the most recently completed financial year whose total compensation was, individually, more than $150,000;

ii.

any additional individuals for whom disclosure would have been provided under paragraph (i) above except that the individual was not serving as an executive officer of the Company, nor in a similar capacity, as at the end of the most recently completed financial year end.

This Space Intentionally Left Blank

All amounts presented in this section are presented in US dollars.

The following table sets forth all annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 2014, 2013, 2012, and 2011.

Summary Compensation Table
Years Ended December31, 2014, 2013, 2012 and 2011

				Non-equity incentive plan compensation

Name and Principal Position	Period Ended	Salary ($)(1)	Share-based awards ($)	Option-based awards ($)(2)	Annual incentive plans ($)	Long term incentive plans ($)	Pension value ($)	All other compensation ($)	Total compensation ($)

	December 31, 2014	$275,000	Nil	Nil	Nil	Nil	Nil	$60,000	$335,000
Charles Provini	December 31, 2013	$275,000	Nil	Nil	Nil	Nil	Nil	$60,000	$335,000
Chief President/	December 31, 2012	$275,000	Nil	Nil	Nil	Nil	Nil	$60,000	$335,000
Executive Officer	December 31, 2011	$366,666	Nil	$226,116	Nil	Nil	Nil	Nil	$592,782

	December 31, 2014	Nil	Nil	Nil	Nil	Nil	Nil	$3,000	$3,000
Richard Childs	December 31, 2013	Nil	Nil	Nil	Nil	Nil	Nil	$10,000	$10,000
Former Chief	December 31, 2012	Nil	Nil	Nil	Nil	Nil	Nil	$24,200	$24,200
Financial Officer (4)	December 31, 2011	$28,000	Nil	Nil	Nil	Nil	Nil	Nil	$28,000

	December 31, 2014	$48,000	Nil	$18,300	Nil	Nil	Nil	Nil	$66,300
Brian Zucker(3)	December 31, 2013	$48,000	$12,450	Nil	Nil	Nil	Nil	Nil	$60,450
Former Chief	December 31, 2012	$48,000	Nil	Nil	Nil	Nil	Nil	Nil	$48,000
Financial Officer	December 31, 2011	$48,000	Nil	$67,836	Nil	Nil	Nil	Nil	$115,836

John Meekison (5)	December 31, 2014	Nil	Nil	Nil	Nil	Nil	Nil	$4,000	$4,000
Chief Financial	December 31, 2013	Nil	Nil	Nil	Nil	Nil	Nil	$28,000	$28,000
Officer

Dennis Flood	December 31, 2014	$165,000	Nil	Nil	Nil	Nil	Nil	Nil	$165,000
Chief Technology	December 31, 2013	$165,000	Nil	Nil	Nil	Nil	Nil	Nil	$165,000
Officer	December 31, 2012	$123,750	Nil	Nil	Nil	Nil	Nil	Nil	$123,750

Notes:
_______________
1.	The value of perquisites and benefits, if any, for each Named Executive Officer was less than the lesser of $50,000 and 10% of the total annual salary and bonus.
2.	The value of the option-based award was determined using the Black-Scholes option-pricing model.
3.	Appointed as Chief Financial Officer on April 27, 2012; Resigned as Chief Financial Officer on June 7, 2013
4.	Resigned as Chief Financial Officer on April 27, 2012.
5.	Appointed as Chief Financial Officer on June 7, 2013.

          The Company has calculated the “grant date fair value” amounts in the ‘Option-based Awards’ column using the Black-Scholes model, a mathematical valuation model that ascribes a value to a stock option based on a number of factors in valuing the option-based awards, including the exercise price of the options, the price of the underlying security on the date the option was granted, and assumptions with respect to the volatility of the price of the underlying security and the risk-free rate of return. Calculating the value of stock options using this methodology is very different from simple “in-the-money” value calculation. Stock options that are well out-of-the-money can still have a significant “grant date fair value” based on a Black-Scholes valuation. Accordingly, caution must be exercised in comparing grant date fair value amounts with cash compensation or an in-the-money option value calculation. The total compensation show in the last column is total compensation of each NEO reported in the other columns. The value of the in-the-money options currently held by each director (based on share price less option exercise price) is set forth in the ‘Value of Unexercised in-the-money Options’ column of the “Outstanding Share- Based and Option-Based Awards” table below.

Incentive Plan Awards

Outstanding share-based awards and option-based awards

          The Plan has been established to attract and retain employees, consultants, officers or directors to the Company and to motivate them to advance the interests of the Company by affording them with the opportunity to acquire an equity interest in the Company. The directors and Compensation Committee of the Company administer the Plan. The Plan provides that the number of Shares issuable under the Plan, together with all of the Company’s other previously established or proposed share compensation arrangements may not exceed 10% of the total number of issued and outstanding shares of the Company. All options expire on a date not later than five years after the date of grant of such option.

          The following table sets for the details of all awards outstanding as at December 31, 2014, including awards granted prior to the most recently completed financial year to the Named Executive Officers (“NEOs”).

	Option-Based Awards				Share-Based Awards

Name	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Value of Unexercised In-the-Money Options[1] ($)	Number of Shares or Units of Shares That Have Not Vested (#)	Market or Payout Value of Share-Based Awards That Have Not Vested ($)

Charles Provini
President and CEO	300,000	0.97	February 8, 2016	Nil	Nil	Nil

	90,000	0.97	February 6, 2016
Brian Zucker	20,000	0.80	January 4, 2018
Former CFO	10,000	1.08	January 10, 2019	Nil	Nil	Nil
	10,000	0.75	December 17, 2019

John Meekison.
Chief Financial Officer	300,000	0.97	February 8, 2016	Nil	Nil	Nil

Dennis Flood
Chief Technology	90,000	0.97	February 6, 2016	Nil	Nil	Nil
Officer

_______________
1.	This amount is based on the difference between the market value of the Company’s common shares underlying the options as at December 31, 2014 and the exercise price of the option.

Value Vested or Earned During the Twelve Months Ended December 31, 2014

Name	Option-based awards – Value vested during the year(1) ($)	Share-based awards – Value vested during the year ($)	Non-equity incentive plan compensation – Value earned during the year ($)

Charles Provini
President and CEO	Nil	Nil	Nil

Brian Zucker
Former CFO	$5,400	Nil	Nil

John Meekison
Chief Financial Officer	Nil	Nil	Nil

Dennis Flood
Chief Technology Officer	Nil	Nil	Nil

_______________
1.

Dollar value that would have been realized if calculated by determining the difference between the market price of the underlying securities at exercise and the exercise or base price of the options under the option-based award on the vesting date.

Option-based Awards Exercised During the Twelve Months Ended December 31, 2014

Name	Securities Acquired on Exercise (#)	Exercise Price $	Date of Exercise (m/d/y)	Aggregate Value Realized(1) ($)

Charles Provini
President and CEO	Nil	N/A	N/A	0

Brian Zucker
Former CFO	50,000	0.40	May 8, 2014	$20,000

John Meekison
Chief Financial Officer	Nil	N/A	N/A	0

Dennis Flood
Chief Technology Officer	Nil	N/A	N/A	0

_______________
1.	Calculated using the closing market price of the common shares on the date(s) of exercise less the exercise price of the stock options multiplied by the number of shares acquired.

Option-based Awards Granted During the Twelve Months Ended December 31, 2014

Name	Date of Grant	Number of Option-Based Awards Granted	Exercise Price	Expiry Date (m/d/y)

Charles Provini
President and CEO	N/A	Nil	N/A	N/A

Brian Zucker	January 10, 2014	10,000	1.08	January 10, 2019
Former CFO	December 17, 2014	10,000	0.75	December 17, 2019

John Meekison
Chief Financial Officer	N/A	Nil	Nil	N/A

Dennis Flood
Chief Technology Officer	N/A	Nil	Nil	N/A

Pension Plan Benefits

          The Company does not have a pension plan that provides for payments or benefits to the Named Executive Officers at, following or in connection with retirement.

Termination of Employment, Change in Responsibilities and Employment Contracts

          Other than disclosed below, the Company does not have an employment contract with any of its Named Executive Officers. Each Named Executive Officer devotes a portion of his or her time to the Company and a portion of his or her time to other companies where he or she is a director and/or officer. Accordingly, the Named Executive Officers invoice the Company based on the percentage of time devoted to the Company.

          Other than as disclosed below, neither the Company nor any of its subsidiaries have any plan or arrangement with respect to compensation to its executive officers which would result from the resignation, retirement or any other termination of the executive officers' employment with the Company and its subsidiaries or from a change of control of the Company or any subsidiary of the Company or a change in the executive officers' responsibilities following a change in control.

The Company entered into an Employment Agreement dated April 5, 2012 with Charles Provini for his services as President and Chief Executive Officer and such other capacities as the board of directors of the Company may designate from time to time. Pursuant to the Employment Agreement, Mr. Provini isbe paid a base salary of US $275,000 per year. After the first anniversary of the date of the Employment Agreement, the base salary of US $275,000 per year may be reviewed periodically and increases in such base salary may be granted at the sole discretion of the Company’s board of directors. The Employment Agreement ends on the earliest of two years from the date of the Employment Agreement or any extension thereafter. On April 5, 2014, the employment agreement was extended for an additional three years. Mr. Provini is entitled to certain option grants upon the achievement of certain revenue milestones by the Company. Mr. Provini shall also be entitled to receive options to purchase up to Five Hundred Thousand (500,000) shares of the Company's common stock (the “Stock Options”) as follows: He shall receive Stock Options to purchase One Hundred Thousand (100,000) shares of the Company's common stock upon the Company's receipt of One Million Dollars ($1,000,000) of net revenue during the Term of his employment, and he shall receive Stock Options to purchase One Hundred Thousand (100,000) shares of the Company's common stock for each additional One Million Dollars ($1,000,000) of net revenue received by the Company during the Term of his employment (up to a maximum of Five Hundred Thousand (500,000) shares of the Company's common stock). Options granted under this incentive plan will be priced at the lowest possible strike price approved by the TSX Venture Exchange at the time of the grant. Mr. Provini may terminate the Employment Agreement at any time upon 30 days’ written notice to the Company or immediately for cause. Should the Company terminate the Employment Agreement without cause, it is obligated to pay to Mr. Provini a lump sum payment of an amount equal to three month’s base salary, plus one year’s benefits. The Employment Agreement contains certain non-competition and non-solicitation provisions during the employment term. For a period of one year following the employment term, Mr. Provini cannot solicit business from current or potential clients or customers of Natcore or induce employees, consultants, etc. of the Company to terminate or not renew with the Company and may not directly or indirectly, engage in any business in the state of New Jersey or any other location in which the Company is then doing business, for the development, sale, service or distribution of process or equipment for the manufacture of solar panels (or any component thereof) or other alternative energy technology products or any similar business that is competitive with the business of the Company or its affiliates, including as a proprietor, principal, agent, partner, officer, director, shareholder, employee, member, consultant or otherwise.

Compensation of Directors

          The following table sets forth all amounts of compensation provided to directors who were not NEOs of the Company duringthe twelve months ended December 31, 2014.

Name	Fees Earned ($)[1]	Share-Based Awards ($)	Option-Based Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)	Pension Value ($)	All Other Compensation ($)	Total Compensation ($)

John Calhoun	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Brien Lundin	Nil	Nil	Nil	Nil	Nil	$60,000	$60,000

Notes:
_______________
1.	The value of perquisites and benefits, if any, for each NEO was less than the lesser of $50,000 and 10% of the total annual salary and bonus.

2.	The value of the option-based award was determined using the Black-Scholes option-pricing model.

          Directors are also eligible to participate in the Plan. Directors are entitled to be reimbursed for expenses incurred by them in their capacity as directors.

Outstanding share-based awards and option-based awards

The following table sets forth information concerning all awards outstanding under share-based or option-based incentive plans of the Company as of December 31, 2014, including awards granted prior to the most recently completed financial year to each of the Directors of the Company who were not Named Executive Officers.

		Option-Based Awards			Share-Based Awards

Name	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price[1] ($)	Option Expiration Date	Value(1) of Unexercised In- The-Money Options[1] ($)	Number of Shares or Units of Shares That Have Not Vested (#)	Market or Payout Value[1] of Share-Based Awards That Have Not Vested ($)

Brien Lundin	300,000	$0.97	February 8, 2016	Nil	Nil	Nil

John Calhoun	Nil	N/A	N/A	Nil	Nil	Nil

_______________
1.	This amount is based on the difference between the market value of the Company’s common shares underlying the options as at December 31, 2014, which was $0.46, and the exercise price of the option.

Value Vested or Earned During the Twelve Months Ended December 31, 2014

Name	Option-based awards – Value vested during the year[1] ($)	Share-based awards – Value vested during the year ($)	Non-equity incentive plan compensation – Value earned during the year ($)

Brien Lundin	Nil	Nil	Nil

John Calhoun	Nil	Nil	Nil

Option-based Awards Exercised During the Twelve Months Ended December 31, 2014

Name	Securities Acquired on Exercise (#)	Exercise Price	Date of Exercise (m/d/y)	Aggregate Value Realized[1] ($)

John Calhoun	Nil	N/A	N/A	0

Brien Lundin	Nil	N/A	N/A	0

Option-based Awards Granted During the Twelve Months Ended December 31, 2014

Name	Date of Grant	Number of Option-Based Awards Granted	Exercise Price	Expiry Date (m/d/y)

Brien Lundin	N/A	Nil	N/A	N/A

John Calhoun	N/A	Nil	Nil	N/A

Securities Authorized for Issuance Under Equity Compensation Plans

          The only equity compensation plan that the Company has in place is its stock option plan (the “Plan”), which was previously adopted by the Company. As of December 31, 2014, the Stock Option Plan reserves a maximum of 9,538,930 Common Shares for issuance upon the exercise of options. Options granted under the Stock Option Plan will comply with the rules and regulations of the Exchange regarding share incentive arrangements.

          The purpose of the Stock Option Plan is to attract and retain employees, consultants, officers and directors to the Company and to motivate them to advance the interests of the Company by affording them with the opportunity, through share options, to acquire an equity interest in the Company and benefit from its growth. The Stock Option Plan authorizes the Board to grant, in its absolute discretion, stock options to directors, officers, employees or consultants on such terms, limitations, conditions and restrictions, as it deems necessary and advisable, subject to terms of the Plan and regulatory and TSX Venture Exchange approval.

Equity Compensation Plan Information as of December 31, 2014

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	4,182,000 common shares	$0.87	4,182,000 common shares

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	4,182,000 common shares	$0.87	4,182,000 common shares

Audit Committee

          Item 306 of Regulation S-K requires the Company’s audit committee (in this section the “Audit Committee”) to meet certain requirements. It also requires the Company to disclose in this Management section certain information regarding the Audit Committee. That information is disclosed below.

          Overview

The Audit Committee is principally responsible for:

i.	recommending to the Board the external audit or to be nominated for election by the shareholders at each annual general meeting and negotiating the compensation of such external auditor,

ii.	overseeing the work of the external auditor,

iii.

reviewing the Company’s annual and interim financial statements, MD&A and press releases regarding earnings before they are reviewed and approved by the Board and publicly disseminated by the Company, and

iv.

reviewing the Company’s financial reporting procedures and internal controls to ensure adequate procedures are in place for the Company’s public disclosure of financial information extracted or derived from its financial statements, other than disclosure described in the previous paragraph.

          The Audit Committee’s Charter

          The Audit Committee has various responsibilities as set forth inItem 306 of Regulation S-K. The Board has adopted a Charter for the Audit Committee which sets out the Audit Committee’s mandate, organization, powers and responsibilities. The complete Charter is below:

          Purpose of the Committee

          The Audit Committee represents the Board in discharging its responsibility relating to the accounting, reporting and financial practices of the Company and its subsidiaries, and has general responsibility for oversight of internal controls, accounting and auditing activities, and legal compliance of the Company and its subsidiaries.

          Members of the Committee

          The Audit Committee shall consist of no less than three Directors a majority of whom shall be “independent” as defined under Exchange Act Rule 10A-3, while the Company is in the developmental stage of its business. The members of the Committee shall be selected annually by the Board and shall serve at the pleasure of the Board.

          At least one Member of the Audit Committee must be “financially literate” as defined under Canadian private placement law, National Instrument 52-110, having sufficient accounting or related financial management expertise to read and understand a set of financial statements, including the related notes, that present a breadth and level of complexity of the accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company's financial statements.

          Meeting Requirements/Quorum

          The Committee will, where possible, meet on a regular basis at least once every quarter, and will hold special meetings as it deems necessary or appropriate. Meetings may be held in person or telephonically, and shall be at such times and places as the Committee determines. Without meeting, the Committee may act by unanimous written consent of all members, which shall constitute a meeting for the purposes of this charter.

          A majority of the members of the Committee shall constitute a quorum.

          Duties and Responsibilities

          The Audit Committee’s function is one of oversight only and shall not relieve the Company’s management of its responsibilities for preparing financial statements that accurately and fairly present the Company’s financial results and conditions or the responsibilities of the external auditors relating to the auditor review of financial statements. Specifically, the Audit Committee will:

(a)

have the authority with respect to the appointment, retention or discharge of the independent public accountants as auditors of the Company (the “Auditors”) who perform the annual audit in accordance with applicable securities laws, and who shall be ultimately accountable to the Board through the Audit Committee;

(b)	review with the Auditors the scope of the audit and the results of the annual audit examination by the auditors, including any reports of the auditors prepared in connection with the annual audit;

(c)

review information, including written statements from the Auditors, concerning any relationships between the Auditors and the Company, or any other relationships that may adversely affect the independence of the Auditors and assess the independence of the Auditors;

(d)

review and discuss with management and the Auditors the Company’s audited financial statements and accompanying Management’s Discussion and Analysis of Financial Conditions (“MD&A”), including a discussion with the Auditors of their judgments as to the quality of the Company’s accounting principles and report on them to the Board;

(e)	review and discuss with management the Company’s interim financial statements and interim MD&A and report on them to the Board;

(f)

pre-approve all auditing services and non-audit services provided to the Company by the Auditors to the extent and in the manner required by applicable law or regulation. In no circumstances shall the Auditors provide any non-audit services to the Company that are prohibited by applicable law or regulation;

(g)	evaluate the external Auditor’s performance for the preceding fiscal year, reviewing their fees and making recommendations to the Board;

(h)	periodically review the adequacy of the Company's internal controls and ensure that such internal controls are effective;

(i)

review changes in the accounting policies of the Company and accounting and financial reporting proposals that are provided by the Auditors that may have a significant impact on the Company’s financial reports, and report on them to the Board;

(j)	oversee and annually review the Company’s Code of Business Conduct and Ethics;

(k)	approve material contracts where the Board of Directors determines that it has a conflict;

(l)	establish procedures for the receipt, retention and treatment of complaints received by the Company regarding the audit or other accounting matters;

(m)

where unanimously considered necessary by the Audit Committee, engage independent counsel and/or other advisors at the Company’s expense to advise on material issues affecting the Company which the Audit Committee considers are not appropriate for the full Board;

(n)

satisfy itself that management has put into place procedures that facilitate compliance with the provisions of applicable securities laws and regulation relating to insider trading, continuous disclosure and financial reporting;

(o)	review and monitor all related party transactions which may be entered into by the Company; and

(p)	periodically review the adequacy of its charter and recommending any changes thereto to the Board.

          Miscellaneous

          Nothing contained in this Charter is intended to extend applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as in flexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities.

Composition of the Audit Committee

          The Audit Committee consists of three directors. Unless a company is a ‘venture issuer’ (an issuer the securities of which are not listed or quoted on any of the TSX Venture Exchange, a market in the United States of America other than the over-the-counter market, or a market outside of Canada and the U.S.A.) as of the end of its last financial year, Exchange Act Rule 10A-3 requires each of the members of the Committee to be independent and financially literate. Since the Company is a ‘venture issuer’ (its securities are listed on the TSX Venture Exchange, but are not listed or quoted on any other exchange or market) it is exempt from this requirement. In addition, the Company’s governing corporate legislation requires the Company to have an Audit Committee composed of a minimum of three directors, a majority of whom are not officers or employees of the Company.

          As noted above, the members of the audit committee are John Meekison, John Calhoun and Brien Lundin. All of the members of the Audit Committee are considered independent. All members are considered financially literate.

          A member of the audit committee is independent if the member has no direct or indirect material relationship with the Company. A material relationship means a relationship that could, in the view of the Company’s board of directors, reasonably interfere with the exercise of a member’s independent judgment.

          A member of the audit committee is considered financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company.

          There are no other management functions of the Company, which are to any substantial degree performed by a person or company other than the directors or senior officers of the Company.

          Pursuant to the provisions of the Business Corporations Act of British Columbia, the Company is required to have an audit committee, which at the present time, is comprised of Brien Lundin, John Calhoun and John Meekison. For additional information regarding the Company’s Audit Committee, please see below. The Company does not have an executive committee.

          As at the date of this Information Management section and within the ten years before the date of this Information Management section, no proposed director:

(a)	is or has been a director or executive officer of any company (including the Company), that while that person was acting in that capacity:

•

was the subject of a cease trade order or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days;

•

was subject to an event that resulted, after the director or executive officer ceased to be a director or executive officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than30 consecutive days;

•

within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(b)

has within 10 years before the date of the Information Management section became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of the director, officers or shareholders.

RELATED PARTY TRANSACTIONS

Registration Rights

          In connection with the Company’s Private Placement concluded in August 2013, Natcore provided registration rights to investors who participated in the Private Placement of common shares. Pursuant to the registration rights such investors could require us to file a registration statement under the Securities Act with respect to such shares. This registration statement shall serve as a fulfillment of the Company’s obligation to such investors.

Transactions with Related Parties

          The Company has an agreement (the “Employment Agreement”) dated October 1, 2007, and amended July 31, 2008, with Mr. Charles Provini under which the Company pays a fee for employee services at a base salary of $220,000 per annum. On April 30, 2010, the Board of Directors passed a resolution to increase this to $250,000 per annum and on May 13, 2011 the Board of Directors passed a resolution to increase this to $275,000 per annum. The Company was not obligated to commence payments until the Company raised at least $1,000,000, which occurred during the year ended December 31, 2009. Mr. Provini is entitled to receive options under the terms and conditions of the Company’s stock option plan. Mr. Provini will serve as the President and Chief Executive Officer of the Company. On April 5, 2012, the employment agreement was extended for an additional two years under the same terms. On April 5, 2014, the agreement was extended for an additional three years under the same terms.

          Mr. Provini has the right, upon 30 days’ notice, to terminate the Employment Agreement. The Company may terminate the Employment Agreement on 10 days’ notice if for cause or on 30 days’ notice if without cause. Should the Company terminate the contract without cause, it is obligated to pay Mr. Provini an amount equal to three months base salary.

          On June 1, 2013, the Company entered into a consulting agreement with Mr. John Meekison under which the Company pays a fee for consulting services in relation to Mr. Meekison’s appointment as Chief Financial Officer of the Company at a rate of CDN$4,000 per month. The consulting agreement has a three-month term, extendable by the parties. Either party may terminate the agreement on 30 days’ notice unless there is a material breach, in which case the agreement may be terminated on seven days’ notice.

          Mr. Brian Zucker personally received a salary of $48,000 for the year 2012 and 2013. On May 8, 2009, Mr. Zucker bought 50,000 shares of common stock at CDN$0.40 through the exercise of stock options.

          Armstrong Simpson, the Law Firm for which Ms. Shauna Hartman is an employee received $84,467 during 2012 and $6,516 during 2013. On May 8, 2009, the Law Firm bought 50,000 shares of common stock at CDN$0.40 through the exercise of stock options.

          Finally, each of Charles Provini, President, Chief Executive Officer and a director of the Company and Brien Lundin and John Calhoun, directors of the Company participated in the acquisition of shareholders of Natcore US and Brien Lundin participated in the concurrent as well as the recent private financing as a subscriber for units. Natcore (Canadian parent company) used to be called Syracuse Capital Corp. and was a capital pool company on the TSX Venture Exchange.

          On May 8, 2009, Syracuse Capital Corp. acquired all of the shares of Natcore Technology, Inc. (the Delaware now subsidiary company). At the time, each of John Calhoun, Brien Lundin and Charles Provini were shareholders, either directly or indirectly, of the Delaware Company and received consideration from Natcore parent.

          John Calhoun (as the controlling shareholder of Fort Hill Resources Inc.) held 1,000,000 shares of the Delaware company and received in consideration therefore 1,100,000 Natcore parent shares (at a deemed price of CDN$0.40 per share). Mr. Calhoun had also held at the time warrants to acquire shares in the Delaware company (225,000 to be specific) which were exchanged for 247,500 warrants of Natcore parent. The warrants were exercisable at CDN$0.40 per share and were all exercised on May 5, 2014.

          Brien Lundin held 926,112 shares of the Delaware company directly and a further 1,000,000 shares through Jefferson Direct, LLC. As a result, he received 1,018,723 common shares of Natcore parent directly and 1,100,000 common shares of Natcore parent indirectly through Jefferson (at a deemed price of CDN$0.40 per share). Mr. Lundin had also held at the time warrants to acquire shares in the Delaware company (225,000 to be specific) which were exchanged for 247,500 warrants of Natcore parent. The warrants were exercisable at CDN$0.40 per share and were all exercised on May 2, 2014.

          Charles Provini (as the controlling shareholder of Hawk Partnership LP) held 1,050,000 shares of the Delaware company which were exchanged for 1,155,000 common shares of Natcore parent (at a deemed price of CDN$0.40 per share). Mr. Provini had also held at the time warrants to acquire shares in the Delaware company (225,000 to be specific) which were exchanged for 247,500 warrants of Natcore parent. The warrants were exercisable at CDN$0.40 per share and were all exercised on May 7, 2014. Since that time, neither Mr. Provini nor Mr. Calhoun have subscribed for shares in a Natcore placement. Mr. Lundin, however, has bought in Natcore private placements as follows:

          On May 9, 2009 – as part of a financing completed in conjunction with the ‘Qualifying Transaction’ noted above – Mr. Lundin, in his individual capacity, purchased 300,000 units of Natcore parent at a price of CDN$0.40 per unit. This entitled him to 300,000 shares and 300,000 warrants exercisable until May 9, 2011 at a price of CDN$0.75 per share. The warrants were exercised on April 11, 2014.

          On December 22, 2010, Mr. Lundin, in his individual capacity, bought 40,000 units of Natcore (at a price of CDN$0.75 per unit). This entitled him to 40,000 shares and 20,000 warrants (exercisable until December 22, 2015 at a price of $1.00 per share – originally the expiry date was December 22, 2013, but we extended the term of all the then outstanding warrants in that batch to December 22, 2015). The warrants are still outstanding as of the date of this filing.

Related Party Balances

          As of December 31, 2014 there was $Nil (2013 - $10,558) owed from an officer of the Company that has been included in receivables.

          As at December 31, 2014 there was $60,760 (2013 - $Nil) owing to directors, officers, and companies controlled by directors that has been included in trade payables and accrued liabilities.

Key Management Personnel Compensation

	December 31, 2014	December 31, 2013

Administrative fees	$60,000	$60,000
Consulting	108,000	58,000
Stock-based compensation	—	12,847
Wages and benefits	558,500	488,000

	$726,500	$618,847

PRINCIPAL SHAREHOLDERS

Disclosure of Share Ownership

          Natcore’s securities are recorded on the books of our transfer agent in registered form. The majority of the shares are, however, registered in the name of intermediaries such as brokerage houses and clearing-houses and clearing-houses on behalf of their respective clients. Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Natcore does not have knowledge of all the beneficial owners due to adopted policies and instruments under Canadian securities legislation which allows shareholders owning less than 10% beneficial ownership to provide instructions to an intermediary holding the securities in an account on behalf of the beneficial owner that the beneficial owner objects, for that account, to the intermediary disclosing ownership information about the beneficial owner. Natcore is incorporated in British Columbia, Canada and subject to the laws thereof. Multilateral Instrument 62-104 of the Canadian Securities Administrations, in Section 5.2 requires that shareholders holding beneficial ownership, control, or direction over, voting or equity securities of any class of a reporting issuer, or securities convertible into voting or equity securities of any class of a reporting issuer, constituting ten-percent (10%) or more of the outstanding shares of that class disclose such holdings. MI 62-104 also provides that a person or company that acquires (whether or not by way of a take-over bid, issuer bid or offer to acquire) beneficial ownership of voting or equity securities or securities convertible into voting or equity securities of a reporting issuer that, together with previously held securities brings the total holdings of such holder to 10% or more of the outstanding securities of that class, must (a) issue and file forthwith a news release containing the prescribed information and (b) file a report within two business days containing the same information set out in the news release. The acquiring person or company must also issue a press release and file a report each time it acquires an additional 2% or more of the outstanding securities of the same class and every time there is a “material change” to the contents of the news release and report previously issued and filed.

          The Company is not aware of any beneficial shareholder of ten (10%) percent or more nor is it aware of any beneficial shareholder of five (5%) percent or more.

          The following table provides the specified information about each director, executive officer and promoter of the Issuer.

Name and Municipality of Principal Residence	Positions held with the Issuer	Number of Common Shares, Options and Warrants

Charles Provini, Delray Beach, Florida, USA	Director, President and CEO	1,392,500(1)common shares, 300,000 options

John Meekison, Vancouver, B.C., Canada	Director and CFO	40,000(2)common shares, 300,000 options

Brien Lundin, Metairie, LA, USA	Director	3,006,223(3)common shares, 300,000 options, 20,000 warrants

John Calhoun, New Orleans, LA, USA	Director	740,900 common shares, and 300,000 options

Dennis Flood, Columbus, OH, USA	Chief Technology Officer	985,500common shares, 340,000 options

Shauna Hartman, Surrey, B.C., Canada	Corporate Secretary	90,000 options

Note:
_______________
(1)	Of which 30,000 shares are held directly and 10,000 shares are held by Mr. Meekison’s spouse.
(2)	Of which 1,906,223 shares are held directly and 1,100,000 shares are held through Jefferson Direct Inc.
(3)	Of which 15,500 shares are held directly and 970,000 shares are held through North Coast Initiatives Ltd.

          Currently there are 45 U.S. Shareholders representing 13.73% of the outstanding shares.

Authorized Capital

          The Company’s authorized capital consists of an unlimited number of shares of one class designated as common shares. The directors may create any class or series of shares by resolution but may not make any modification to the provisions attaching to our common shares without the affirmative vote of two-thirds of the votes cast by the holders of the common shares. Natcore’s common shares do not have pre-emptive rights to purchase additional shares.

          As of the date of this filing, the Company had an unlimited number of authorized common shares of which 50,413,614 common shares were issued and outstanding. As of this date, the Company had outstanding options to purchase a total of 4,182,000 of its common shares at a weighted average exercise price of CDN$0.87 per share. The Company also had outstanding warrants to purchase a total of 7,970,626 of its common shares at a weighted average exercise price of CDN$0.89 per share and had outstanding warrants to purchase a total of 6,083,240 of its common shares at a weighted average exercise price of US$0.62 per share. To the extent these options or warrants are ultimately exercised, investors will sustain future dilution.

Dividend Rights

          Dividends are payable only when declared by the Board, and in accordance with the applicable laws of British Columbia, Canada. The Company will declare cash dividends when the funds are legally available, and the Board has determined, in its sole discretion, that dividends should be paid.

Annual Meetings

          The Business Corporations Act (British Columbia) (the “BCBCA”) requires the Company to call an annual shareholders' meeting at least once in every calendar year and not later than 15 months after holding the last preceding annual meeting and permits us to call a special shareholders' meeting at any time. A shareholder’s meeting may be held at any location determined by the directors. In addition, in accordance with the BCBCA, the holders of no less than 5% of Natcore’s shares carrying the right to vote at a meeting sought to be held may requisition Natcore’s directors to call a special shareholders' meeting for the purposes stated in the requisition. The Company is required to mail a notice of meeting and management information circular to registered shareholders no less than 21 days and not more than two months prior to the date of any annual or special shareholders' meeting. These materials also are filed with Canadian securities regulatory authorities. Natcore’s articles provide that a quorum of one or more shareholders in person or represented by proxy is required to transact business at a shareholders' meeting. Shareholders, and their duly appointed proxies and corporate representatives are entitled to be admitted to the Company’s annual and special shareholders' meetings.

Voting Rights

          Each shareholder of the Company is entitled to one vote for each common share held. The approval threshold required for any resolution required to be approved by the shareholder varies in accordance with the requirements of the BCBCA, but pursuant to Natcore’s articles, any matter requiring the approval of the Company’s shareholders with an approval requirement not specified by the BCBCA must be passed by simple majority of the votes cast, other than in the case of any amendments to the special rights and restrictions of a class or series of shares which must receive the approval of at least two-thirds of the votes cast. Under the BCBCA, matters which require the approval of at least two-thirds of the votes cast by shareholders, including, but are not limited to, amalgamations (other than certain short form amalgamations with subsidiary companies), continuations into a foreign jurisdictions, plans of arrangement, disposal of all or substantially all of the Company’s undertaking and voluntary dissolution.

Access to Corporate Records

          Under the BCBCA and Natcore’s articles, shareholders are provided access during statutory business hours to the following corporate records: Natcore’s certificate of incorporation and any certificates of conversion, amalgamation, continuation, name change or restoration, our central securities register, our register of directors; copies of each consent to act as a director or written resignation received by the Company, minutes of the Company’s shareholder meetings or copies of any shareholder consent resolutions; the Company’s audited financial statements and certain other documents that are outlined in the BCBCA.

Restrictions on Share Ownership by Non-Canadians

          There are no limitations under the laws of Canada or in our constitutive documents on the right of foreigners to hold or vote our securities, except that the Investment Canada Act (Canada) may require review and approval by the Minister of Industry (Canada) of certain acquisitions of “control” of our company by a “non-Canadian”. The threshold for acquisitions of control is generally defined as being one-third or more of the voting shares. “Non-Canadian” generally means an individual who is not a Canadian citizen, or a corporation, partnership, trust or joint venture that is ultimately controlled by non-Canadians.

Transfer of Common shares and Notices

          Fully paid common shares are issued in registered form and may be freely transferred under our articles unless the transfer is restricted or prohibited by another instrument, United States Federal or State law or the rules of a stock exchange on which the shares are traded.

Transfer Agent and Registrar

          The transfer agent and registrar for our common shares is Computershare Investor Services Inc. Canada, 510 Burrard Street, 2nd Floor Vancouver, British Columbia V6C 3B9.

Listing

          The Company’s Common Stock is quoted on the TSX Venture Exchange under the ticker symbol “NXT and on the OTC Pink® marketplace under symbol “NTCXF”.

TAXATION AND GOVERNMENT PROGRAMS

          The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of Natcore common shares. Investors should consult his or her own tax advisor concerning the tax consequences of the investor’s particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Canadian Income Taxation

          The following is a general discussion of all material Canadian federal income tax consequences under current law, generally applicable to U.S. Holders (as defined below) in respect of purchasing, owning and disposition of Natcore common shares. This discussion is not a complete analysis or listing of all of the possible Canadian federal income tax consequences and does not address all tax considerations that may be relevant to investors in light of their particular circumstances.

          This summary applies only to U.S. Holders who at all times for the purposes of the Income Tax Act (Canada) (the “Tax Act”) is a non-resident of Canada, does not hold his shares in the course of carrying on a business in Canada, holds his common shares as capital property and deals at arm’s length with the Company and is restricted to such circumstances. In addition, the summary does not describe all of the Canadian federal income tax consequences that may be relevant to U.S. Holders subject to special rules, such as:

-	Bank and other financial institutions,
-	Insurance companies,
-	Traders and dealers in securities, or
-	Tax-exempt organizations or entities.

          This summary is based on the current provisions of the Tax Act and the regulations there under, all specific proposals to amend the Tax Act and the regulations there under publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”), and the current published administrative practices and assessing policies of the Canada Revenue Agency.

          This summary assumes that the Proposed Amendments will be enacted as currently proposed, although no assurance can be given that the Proposed Amendments will be enacted in the form proposed or at all. Except for the Proposed Amendments, this summary does not take into account nor anticipate any changes in law or administrative practice, whether by judicial, legislative, governmental or administrative decisions or action, nor does it take into account any provincial, territorial or foreign tax considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein.

          This summary is not and is not intended to be, nor should it be construed to be, legal or tax advice to any particular U.S. Holder. Prospective U.S. Holders should consult their own tax advisors regarding the Canadian tax consequences to them of purchasing, owning and disposing of common shares in their particular circumstances.

Dividends

          A U.S. Holder will be subject to Canadian withholding tax (“Part XIII Tax”) equal to 25%, or such lower rate as may be available under a tax treaty, of the gross amount of any dividend paid or deemed to be paid on the common shares. Under the Canada-U.S. Income Tax Convention (1980) (the “Treaty”) the rate of Part XIII Tax applicable to a dividend on common shares paid to a U.S. Holder who is a resident of the United States and a “qualifying person” for purposes of the Treaty is reduced from the 25% rate. Under the Treaty, the Company will be required to withhold Part XIII Tax at a rate of 15% from each dividend so paid and will be required to remit the amount withheld directly to the Receiver General of Canada on behalf of the U.S. Holder. The 15% rate is further reduced to 5% if the Holder is a company owning at least 10% of the voting shares of the Company.

Disposition of Common Shares

          A U.S. Holder who disposes of a common share, including a deemed disposition on death, will not be subject to Canadian tax on any capital gain (or capital loss) thereby realized unless the common share constitutes “taxable Canadian property” as defined by the Act. Generally, a common share will not constitute taxable Canadian property of a U.S. Holder unless the U.S. Holder held the common shares as property used by the U.S. Holder in carrying on a business in Canada, or at any time within 60 months preceding the disposition, 25% or more of the issued shares of any class of stock of the Company were owned by or belonged to the U.S. Holder, persons with whom the U.S. Holder did not deal at arm’s length and/or partnerships in which the U.S. Holder and non-arm’s length persons held a membership interest, and more than 50% of the value of the common share is derived from real property situated in Canada, Canadian resource properties, timber resource properties or any option or interest in respect of such property.

          A U.S. Holder who is a resident of the United States and realizes a capital gain on the disposition of a common share that is taxable Canadian property will nevertheless, by virtue of the Treaty, generally be exempt from Canadian tax thereon unless (a) more than 50% of the value of the common share is derived from real property situated in Canada (including any option or similar right in respect thereof), rights to explore for or exploit Canadian mineral deposits, sources and other natural resources and rights to amounts computed by reference to the amount or value of production from such resources, (b) the common share formed part of the business property of a permanent establishment that the U.S. Holder has or had in Canada within the 12 months preceding  the  disposition, or (c) the Holder (i) is an individual who was a resident of Canada at any time within the ten years immediately preceding, and for a total of 120 months during the 20 years preceding the disposition, (ii) owned the common share when the individual ceased to be resident in Canada, and (iii) was not a property that the individual was deemed to have disposed of when the individual ceased to be a resident of Canada and became a resident of the United States.

          A Holder who is subject to Canadian tax in respect of a capital gain realized on disposition of a common share must include one half of the capital gain (taxable capital gain) in computing the Holder’s taxable income earned in Canada. This Holder may, subject to certain limitations, deduct one half of any capital loss (allowable capital loss) arising on the disposition of other taxable Canadian property (other than treaty protected property) realized in the year of disposition and may deduct the capital loss (after taking into account any difference in inclusion rates between the particular year and year of disposition) realized in any preceding year or any of the three subsequent years from dispositions of other taxable Canadian property (other than treaty protected property) to the extent the capital loss was not deducted in any other year.

United States federal income taxation

          The following discussion sets forth the material U.S. federal income tax consequences to U.S. Holders (as defined below) of purchasing, owning, and disposing of common shares as of the date hereof. This discussion is not a complete analysis or listing of all of the possible tax consequences and does not address all tax considerations that may be relevant to investors in light of their particular circumstances. This summary applies only to U.S. Holders that hold common shares as capital assets for U.S. federal income tax purposes (generally, property held for investment), and it does not describe all of the U.S. federal income tax consequences that may be relevant to U.S. Holders subject to special rules, such as:

1.	banks and other financial institutions;

2.	insurance companies;

3.	regulated investment companies;

4.	real estate investment trusts;

5.	dealers and traders in securities that use mark-to-market accounting for U.S. federal income tax purposes;

6.	U.S. Holders holding common shares as part of a hedging transaction, straddle, conversion transaction or other integrated transaction;

7.	U.S. Holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

8.	U.S. Holders liable for the alternative minimum tax;

9.	tax-exempt organizations or entities, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code, respectively;

10.	U.S. Holders that received the common shares as compensation for the performance of services;

11.	U.S. Holders holding common shares that own or are deemed to own 10% or more of the voting shares of the Company; or

12.	former citizens and residents of the United States subject to tax as expatriates.

          This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as currently in effect and available. These authorities are subject to change, possibly with retroactive effect. U.S. Holders should consult their own tax advisers concerning the U.S. federal, state, local, and foreign tax consequences of purchasing, owning and disposing of common shares in their particular circumstances.

          For purposes of this summary, a “U.S. Holder” is a beneficial owner of common shares who is, for U.S. federal income tax purposes:

1.	a citizen or individual resident of the United States;

2.

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

3.	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

4.

a trust that (1) is subject to the primary supervision of a U.S. court and one or more U.S. persons that have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

          If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the common shares, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and upon the activities of the partnership. Prospective investors who are partners in a partnership should consult their tax advisers as to the particular U.S. federal income tax consequences of purchasing, owning and disposing of common shares in their particular circumstances.

          This summary does not address the U.S. federal estate and gift, state, local or non-U.S. tax consequences to U.S. Holders of purchasing, owning, and disposing of common shares. Prospective investors should consult their own tax advisors regarding the U.S. federal, state and local, as well as non-U.S. income and other tax consequences of purchasing, owning and disposing of common shares in their particular circumstances.

Taxation of distributions

          Distributions paid on common shares will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid to a U.S. Holder with respect to common shares generally will be taxable as ordinary income at the time of receipt by a U.S. Holder. Distributions in excess of our current and accumulated earnings and profits will be treated first as a non-taxable return of capital, thereby reducing such U.S. Holder's adjusted tax basis in common shares (but not below zero), and thereafter as either long-term or short-term capital gain depending upon whether the U.S. Holder has held common shares for more than one year as of the time such distribution is received. Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. Distributions of additional common shares to U.S. Holders that are part of a pro rata distribution to all of our shareholders generally will not be subject to U.S. federal income tax. The amount of any distribution of property other than cash will be the fair market value of such property on the date of distribution. As used below, the term “dividend” means a distribution that constitutes a dividend for U.S. federal income tax purposes.

          With respect to non-corporate U.S. Holders, dividends received may be subject to reduced rates of taxation provided that our common shares are readily tradable on a qualifying U.S. securities market and that (i) such U.S. Holder holds such common shares for 61 days or more during the 121-day period beginning on the date which is 60 days before the date on which such shares become ex-dividend with respect to such dividends and (ii) the U.S. Holder is not under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to existing or substantially similar or related property. Our common shares are expected to be readily tradable 12 months after this registration.

          Dividends received on the common shares will be treated as foreign source income and will not be eligible for the dividends-received deduction generally allowed to U.S. corporations under the Code.

Sale or other taxable disposition of shares

          For U.S. federal income tax purposes, gain or loss realized on the sale or other taxable disposition of common shares will be capital gain or loss, and will be long-term capital gain or loss if a U.S. Holder held common shares for more than one year. Non-corporate U.S. Holders may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.

          The amount of the gain or loss realized will be equal to the difference between a U.S. Holder's adjusted tax basis in the common shares disposed of and the amount realized on the disposition. Such gain or loss generally will be U.S.-source gain or loss for U.S. foreign tax credit purposes. A U.S. Holder's initial tax basis in its common shares will be the amount paid for the common shares.

Medicare tax

          Certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income and net gains from the disposition of common shares. Each U.S. Holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the common shares.

Information reporting and backup withholding

          Payments of dividends and proceeds from the sale or other taxable disposition that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (1) the U.S. Holder is a corporation or other exempt recipient or (2) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

          The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against a U.S. Holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the United States Internal Revenue Service.

Foreign asset reporting

          Certain U.S. Holders who are individuals are required to report information relating to an interest in common shares, subject to certain exceptions (including an exception for common shares held in accounts maintained by U.S. financial institutions). U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of common shares.

PLAN OF DISTRIBUTION

          As of the date of this prospectus, we have not entered into any arrangements with any underwriter, broker-dealer or selling agent for the sale of the securities.  We do not intend to engage underwriters, broker-dealers or selling agents to sell the securities in the foreseeable future.

          The shareholders may sell our common stock covered by this prospectus (the “registered securities”) from time to time in one or more transactions at fixed prices. The Selling Shareholders will act independently of us in making decisions regarding timing, manner and size of each sale. The Selling Shareholders may affect these transactions by selling the registered securities to or through broker-dealers or directly to investors. The fixed price at which the Selling Shareholders will offer their shares will be $0.40 a share until such time as the shares are quoted on the OTCQB or the OTCQX or national exchange.

LEGAL MATTERS

          Certain legal matters in connection with this offering relating to United States law will be passed upon for us by LoPresti Law Group, P.C., New York, New York. Certain legal matters in connection with this offering relating to British Columbia, Canadian law will be passed upon for us by S. Paul Simpson Law Corporation, Vancouver, Canada.

EXPERTS

          The financial statements for the years ended December 31, 2014 and 2013, included in this prospectus have been audited by Dale Matheson Carr-Hilton Labonte LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

          We are incorporated under the laws of the Province of British Columbia, Canada. Service of process upon us and upon our directors and officers and the Canadian experts named in this Prospectus, many of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, some of our assets and some of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers, including one predicated on the civil liability provisions of the U.S. federal securities laws, may not be collectible within the United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

          You may read and copy any document we file or furnish with the SEC at the reference facilities located at the SEC Headquarters at 100 F Street, NE, , Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the U.S. Securities and Exchange Commission, Office of FOIA/PA Operations at100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
Natcore Technology Inc.

Audited Consolidated Financial Statements
(Expressed in United States Dollars)
Years ended December 31, 2014 and 2013

Independent Auditor’s Report for 2014	F-3
Consolidated Statements of Financial Position	F-4
Nature and Continuance of Operations	F-8
Significant Accounting Policies and Basis of Preparation	F-8
Accounting standards issued but not yet effective	F-13
Cash and Cash Equivalents	F-13
Receivables	F-14
Equipment	F-14
Intangible Assets	F-15
Trade Payables and Accrued Liabilities	F-15
Derivative Financial Liability	F-15
Share Capital	F-17
Reserves	F-21
Financial Risk and Capital Management	F-21
Commitments	F-23
Related Party Transactions and Balances	F-24
Income Taxes	F-24
Research and Development Expense	F-25
Subsequent Event	F-25

Audited Consolidated Financial Statements
(Expressed in United States Dollars)
Years ended December 31, 2013 and 2012

Independent Auditor’s Report for 2013	F-26
Consolidated Statements of Financial Position	F-27
Nature and Continuance of Operations	F-31
Significant Accounting Policies and Basis of Preparation	F-31
Accounting standards issued but not yet effective	F-36
Cash and Cash Equivalents	F-37
Receivables	F-37
Equipment	F-37
Intangible Assets	F-38
Trade Payables and Accrued Liabilities	F-38
Derivative Financial Liability	F-38
Share Capital	F-40
Reserves	F-45
Financial Risk and Capital Management	F-45
Commitments	F-47
Related Party Transactions and Balances	F-47
Income Taxes	F-48
Subsequent Event	F-48

Audited Consolidated Financial Statements
(Expressed in United States Dollars)
Years ended December 31, 2012 and 2011

Independent Auditor’s Report for 2012	F-49
Consolidated Statements of Financial Position	F-50
Nature and Continuance of Operations	F-54
Significant Accounting Policies and Basis of Preparation	F-54
Accounting standards issued but not yet effective	F-59
Cash and Cash Equivalents	F-61
Receivables	F-61
Equipment	F-61
Derivative Financial Liability	F-62
Share Capital	F-64
Reserves	F-67
Financial Risk and Capital Management	F-68
Segmented information	F-70
Commitments	F-70
Related Party Transactions and Balances	F-71
Income Taxes	F-72
Restatement	F-73
Subsequent Event	F-73

INDEPENDENT AUDITOR’S REPORT

To the Shareholders of Natcore Technology Inc.

We have audited the accompanying consolidated financial statements of Natcore Technology Inc., which comprise of the consolidated statements of financial position as at December 31, 2014 and 2013, and the consolidated statements of comprehensive loss, changes in equity and cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Natcore Technology Inc. as at December 31, 2014 and 2013, and its financial performance and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Emphasis of Matter

Without qualifying our opinion, we draw attention to Note 1 in the consolidated financial statements which describes certain conditions that indicate the existence of a material uncertainty that cast substantial doubt about the Company’s ability to continue as a going concern.

CHARTERED ACCOUNTANTS

Vancouver, Canada
April 20, 2015

Natcore Technology Inc.
Consolidated Statements of Financial Position
(Expressed in United States Dollars)

	Notes	December 31, 2014	December 31, 2013

ASSETS
Current assets
Cash and cash equivalents	4	$548,387	$2,849,022
Receivables	5	5,939	26,016
Prepaid expenses		60,395	94,000

		614,721	2,969,038

Non-current assets
Equipment	6	582,503	680,353
Intangible assets	7	36,568	171,623

		619,071	851,976

TOTAL ASSETS		$1,233,792	$3,821,014

LIABILITIES
Current liabilities
Trade payables and accrued liabilities	8	$289,688	$201,521
Derivative liability	9	124,823	1,967,140

TOTAL LIABILITIES		414,511	2,168,661

EQUITY
Share capital	10	13,977,256	13,030,362
Share-based payment reserve	10,11	2,956,964	2,857,272
Share subscriptions received	10	313,874	—
Deficit		(16,428,813)	(14,235,281)

TOTAL EQUITY		819,281	1,652,353

TOTAL LIABILITIES AND EQUITY		$1,233,792	$3,821,014

Nature and continuance of operations	1
Commitments	13
Subsequent events	17

Approved on behalf of the Board:

“John Calhoun”	“Brien Lundin”

– Director	– Director

The accompanying notes are an integral part of these consolidated financial statements.

Natcore Technology Inc.
Consolidated Statements of Comprehensive Loss
(Expressed in United States Dollars)

	For the Years Ended

	Notes	December 31, 2014	December 31, 2013

Expenses
Consulting		$229,792	$108,657
Depreciation and amortization	6,7	412,492	359,178
Filing fees		34,090	32,082
Foreign exchange loss		41,344	90,060
Interest and bank charges		1,581	1,269
Marketing		81,401	96,641
Office and other operational expenses		273,264	267,532
Professional fees		213,888	129,499
Research and development	16	1,634,864	1,480,058
Stock-based compensation	10	301,732	325,686
Travel		73,922	126,668
Wages and salaries		770,105	855,853

		(4,068,475)	(3,873,183)
Other items
Fair value adjustment on warrants	9	1,842,317	(79,353)
Interest income		32,626	13,708

Net and comprehensive loss for the year		$(2,193,532)	$(3,938,828)

Loss per share – basic and diluted	10	$(0.05)	$(0.10)

Weighted average number of shares outstanding – basic and diluted	10	42,294,310	41,097,726

The accompanying notes are an integral part of these consolidated financial statements.

Natcore Technology Inc.
Consolidated Statement of Changes in Equity
(Expressed in United States Dollars)

		Share capital

	Notes	Number of shares	Amount	Share-based payment reserve	Share subscriptions received	Deficit	Total

Balance at December 31, 2012		38,580,849	$8,970,743	$2,616,511	$—	$(10,296,453)	$1,290,801
Comprehensive loss for the year		—	—	—	—	(3,938,828)	(3,938,828)
Transactions with owners, in their capacity as owners, and other transfers:
Shares issued for cash – private placement	10	6,290,740	3,145,370	—	—	—	3,145,370
Shares issued for cash – options exercise		225,000	144,589	(58,272)	—	—	86,317
Shares issued for cash – warrants exercise		998,530	728,685	(43,437)	—	—	685,248
Issuance costs – cash	10	—	(82,022)	—	—	—	(82,022)
Issuance costs – warrants	10	—	(16,784)	16,784	—	—	—
Derivative liability – warrants exercised	9, 10	—	139,781	—	—	—	139,781
Stock-based compensation	10	—	—	325,686	—	—	325,686

Balance at December 31, 2013		46,095,119	13,030,362	2,857,272	—	(14,235,281)	1,652,353
Comprehensive loss for the year		—	—	—	—	(2,193,532)	(2,193,532)
Transactions with owners, in their capacity as owners, and other transfers:
Shares issued for cash – options exercise		100,000	62,624	(25,898)	—	—	36,726
Shares issued for cash – warrants exercise		1,666,383	884,270	(176,142)	—	—	708,128
Subscriptions received	10	—	—	—	313,874	—	313,874
Stock-based compensation	10	—	—	301,732	—	—	301,732

Balance at December 31, 2014		47,861,502	$13,977,256	$2,956,964	$313,874	$(16,428,813)	$819,281

The accompanying notes are an integral part of these consolidated financial statements.

Natcore Technology Inc.
Consolidated Statements of Cash Flows
(Expressed in United States Dollars - Unaudited)

	For the Year Ended

	December 31, 2014	December 31, 2013

Operating Activities
Net loss	$(2,193,532)	$(3,938,828)
Adjustments for non-cash items:
Depreciation and amortization	412,492	359,178
Fair value adjustment on warrants	(1,842,317)	79,353
Stock-based compensation	301,732	325,686
Changes in non-cash working capital items:
Receivables	20,077	7,195
Prepaid expenses	33,605	(49,282)
Trade payables and accrued liabilities	88,167	118,839

Net cash flows used in operating activities	(3,179,776)	(3,097,859)

Investing Activities
Expenditures on equipment	(179,587)	(176,702)
Research and development equipment tax credit	—	82,961

Net cash flows used in investing activities	(179,587)	(93,741)

Financing Activities
Proceeds on issuance of common shares – net of issuance costs	744,854	3,834,913
Subscriptions received for pending private placement	313,874	—

Net cash flows provided by financing activities	1,058,728	3,834,913

Increase (decrease) in cash and cash equivalents	(2,300,635)	643,313
Cash and cash equivalents, beginning	2,849,022	2,205,709

Cash and cash equivalents, ending	$548,387	$2,849,022

The accompanying notes are an integral part of these consolidated financial statements.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States Dollars) For the Year Ended December 31, 2014 and 2013

2.	Nature and Continuance of Operations

Natcore Technology Inc. (the “Company”) was incorporated under the British Columbia Business Corporations Act on August 9, 2007. The Company’s common shares are listed on the TSX Venture Exchange (the “Exchange”) under the symbol NXT. The Company develops and owns technology for the manufacturing of solar cells.

The Company’s head office address is 87 Maple Avenue, 1st Floor, Red Bank, New Jersey, 07701. The Company’s registered office is 2080 - 777 Hornby Street, Vancouver British Columbia V6Z 1S4.

These consolidated financial statements have been prepared on the assumption that the Company will continue as a going concern, meaning it will continue in operation for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations. Different bases of measurement may be appropriate if the Company is not expected to continue operations for the foreseeable future. As at December 31, 2014, the Company has had recurring losses from operations and a cumulative deficit of $16,428,813. The Company’s continuation as a going concern is dependent upon its ability to attain profitable operations and generate funds there from and/or raise equity capital or borrowings sufficient to meet current and future obligations. These conditions indicate the existence of a material uncertainty that cast substantial doubt about the Company’s ability to continue as a going concern. Management intends to finance operating costs over the next twelve months with existing cash resources and the private placement of common shares.

3.	Significant Accounting Policies and Basis of Preparation

Statement of Compliance with International Financial Reporting Standards

These consolidated financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

The consolidated financial statements were authorized for issue by the Board of Directors on April 20, 2015.

Basis of Preparation

The consolidated financial statements of the Company have been prepared on an accrual basis and are based on historical costs, modified where applicable. The consolidated financial statements are presented in United States dollars unless otherwise noted.

Consolidation

The consolidated financial statements include the accounts of the Company and its controlled entities. Details of controlled entities are as follows:

	Percentage Owned*

	Jurisdiction of Incorporation	December 31, 2014	December 31, 2013

Natcore Technology, Inc.	United States	100%	100%
Newcyte, Incorporated	United States	100%	100%
Vanguard Solar, Inc.	United States	100%	100%
Natcore Asia Technology, Limited	Hong Kong	100%	100%

_______________
*	Percentage of voting power is in proportion to ownership.
Inter-company balances are eliminated on consolidation.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States Dollars) For the Year Ended December 31, 2014 and 2013

5.	Significant Accounting Policies and Basis of Preparation (cont’d)

Significant Accounting Judgments, Estimates and Assumptions

The preparation of consolidated financial statements in accordance with IFRS requires the Company to make estimates and assumptions concerning the future. The Company’s management reviews these estimates and underlying assumptions on an ongoing basis, based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to estimates are adjusted for prospectively in the period in which the estimates are revised.

Estimates and assumptions where there is significant risk of material adjustments to assets and liabilities in future accounting periods include the useful lives of equipment, impairment considerations for equipment and intangible assets, determination of fair value for stock-based compensation and other share-based payments, valuations and assumptions used to determine deferred income taxes and the fair value of financial instruments.

Foreign Currency Translation

The functional currency of each of the Company’s entities is measured using the currency of the primary economic environment in which that entity operates. The consolidated financial statements are presented in United States dollars which is the functional currency of the Company and its subsidiaries.

Transactions and Balances:

Foreign currency transactions are translated into functional currency using the exchange rates prevailing at the date of the transaction. Foreign currency monetary items are translated at the period-end exchange rate. Non-monetary items measured at historical cost continue to be carried at the exchange rate at the date of the transaction. Non-monetary items measured at fair value are reported at the exchange rate at the date when fair values were determined.

Exchange differences arising on the translation of monetary items or on settlement of monetary items are recognized in profit or loss in the statement of comprehensive loss in the period in which they arise, except where deferred in equity as a qualifying cash flow or net investment hedge.

Exchange differences arising on the translation of non-monetary items are recognized in other comprehensive loss in the statement of comprehensive loss to the extent that gains and losses arising on those non-monetary items are also recognized in other comprehensive loss. Where the non-monetary gain or loss is recognized in profit or loss, the exchange component is also recognized in profit or loss.

Intangible Assets

Intangible Assets Acquired Separately

Intangible assets with finite useful lives that are acquired separately are carried at cost less accumulated amortization and accumulated impairment losses. Amortization is recognized on a straight-line basis over their estimated useful lives. The estimated useful life and amortization method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis. Intangible assets with indefinite useful lives that are acquired separately are carried at cost less accumulated impairment losses.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States Dollars) For the Year Ended December 31, 2014 and 2013

2.	Significant Accounting Policies and Basis of Preparation (cont’d)

Intangible Assets (cont’d)

Internally-Generated Intangible Assets - Research and Development Expenditure

Expenditure on research activities is recognized as an expense in the period in which it is incurred.

An internally-generated intangible asset arising from development (or from the development phase of an internal project) is recognized if, and only if, all of the following have been demonstrated:

• The technical feasibility of completing the intangible asset so that it will be available for use or sale;

• The intention to complete the intangible asset and use or sell it;

• The ability to use or sell the intangible asset;

• How the intangible asset will generate probable future economic benefits;

• The availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and

• The ability to measure reliably the expenditure attributable to the intangible asset during its development.

The amount initially recognized for internally-generated intangible assets is the sum of the expenditure incurred from the date when the intangible asset first meets the recognition criteria listed above. Where no internally-generated intangible asset can be recognized, development expenditure is recognized in loss in the period in which it is incurred.

Subsequent to initial recognition, internally-generated intangible assets are reported at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

At December 31, 2014 and 2013, the Company has not recognized any internally-generated intangible assets.

Share-Based Payments

The Company operates a stock option plan. Share-based payments to employees are measured at the fair value of the instruments issued and amortized over the vesting periods. Share-based payments to non-employees are measured at the fair value of goods or services received or the fair value of the equity instruments issued, if it is determined the fair value of the goods or services cannot be reliably measured, and are recorded at the date the goods or services are received. The corresponding amount is recorded to the share-based payment reserve. The fair value of options is determined using the Black–Scholes Option Pricing Model. The number of shares and options expected to vest is reviewed and adjusted at the end of each reporting period such that the amount recognized for services received as consideration for the equity instruments granted shall be based on the number of equity instruments that eventually vest.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States Dollars) For the Year Ended December 31, 2014 and 2013

2.	Significant Accounting Policies and Basis of Preparation (cont’d)

Financial Instruments

The Company classifies its financial instruments in the following categories: at fair value through profit or loss, loans and receivables, held-to-maturity investments, available-for-sale and financial liabilities. The classification depends on the purpose for which the financial instruments were acquired. Management determines the classification of its financial instruments at initial recognition.

Financial assets are classified at fair value through profit or loss when they are either held for trading for the purpose of short-term profit taking, derivatives not held for hedging purposes, or when they are designated as such to avoid an accounting mismatch or to enable performance evaluation where a group of financial assets is managed by key management personnel on a fair value basis in accordance with a documented risk management or investment strategy. Such assets are subsequently measured at fair value with changes in carrying value being included in profit or loss.

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and are subsequently measured at amortized cost. They are included in current assets, except for maturities greater than 12 months after the end of the reporting period. These are classified as non-current assets.

Held-to-maturity investments are non-derivative financial assets that have fixed maturities and fixed or determinable payments, and it is the Company’s intention to hold these investments to maturity. They are subsequently measured at amortized cost. Held-to-maturity investments are included in non-current assets, except for those which are expected to mature within 12 months after the end of the reporting period.

Available-for-sale financial assets are non-derivative financial assets that are designated as available-for-sale or are not suitable to be classified as financial assets at fair value through profit or loss, loans and receivables or held-to-maturity investments and are subsequently measured at fair value. These are included in current assets. Unrealized gains and losses are recognized in other comprehensive loss, except for impairment losses and foreign exchange gains and losses.

Non-derivative financial liabilities (excluding financial guarantees) are subsequently measured at amortized cost. Derivative financial liabilities are classified at fair value through profit and loss and are subsequently measured at fair value with changes in carrying value being included in profit or loss.

Regular purchases and sales of financial assets are recognized on the trade-date – the date on which the Company commits to purchase the asset.

Financial assets are derecognized when the rights to receive cash flows from the investments have expired or have been transferred and the Company has transferred substantially all risks and rewards of ownership.

At each reporting date, the Company assesses whether there is objective evidence that a financial instrument has been impaired. In the case of available-for-sale financial instruments, a significant and prolonged decline in the value of the instrument is considered to determine whether impairment has arisen.

Impairment of Long-Lived Assets

The carrying amount of the Company’s long-lived assets (which include equipment and intangible assets) is reviewed at each reporting date to determine whether there is any indication of impairment. If such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss. An impairment loss is recognized whenever the carrying amount of an asset or its cash generating unit exceeds its recoverable amount. Impairment losses are recognized in the statement of comprehensive loss.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States Dollars) For the Year Ended December 31, 2014 and 2013

2.	Significant Accounting Policies and Basis of Preparation (cont’d)

Impairment of Long-Lived Assets (cont’d)

The recoverable amount of assets is the greater of an asset’s fair value less cost to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects the current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the cash-generating unit to which the asset belongs.

An impairment loss is only reversed if there is an indication that the impairment loss may no longer exist and there has been a change in the estimates used to determine the recoverable amount, however, not to an amount higher than the carrying amount that would have been determined had no impairment loss been recognized in previous years.

Assets that have an indefinite useful life are not subject to amortization and are tested annually for impairment.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits held at call with banks and other short-term highly liquid investments, such as guaranteed investment certificates with original maturities of three months or less. Guaranteed investment certificates are investments with Canadian banks that are the equivalent of a certificate of deposit.

Income Taxes

Current Income Tax:

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date, in the countries where the Company operates and generates taxable income.

Current income tax relating to items recognized directly in other comprehensive loss or equity is recognized in other comprehensive loss or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred Income Tax:

Deferred income tax is provided using the asset and liability method on temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

The carrying amount of deferred income tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

Deferred income tax assets and deferred income tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred income taxes relate to the same taxable entity and the same taxation authority.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States Dollars) For the Year Ended December 31, 2014 and 2013

2.	Significant Accounting Policies and Basis of Preparation (cont’d)

Equipment

Equipment is stated at historical cost less accumulated depreciation and accumulated impairment losses.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are charged to the statement of comprehensive loss during the financial period in which they are incurred.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized in profit or loss.

Depreciation and amortization are calculated on a straight-line method to write off the cost of the assets to their residual values over their estimated useful lives.

Comparative Information

Certain expenses for the year ended December 31, 2013 have been reclassified to conform with the presentation in the current year.

3.	Accounting Standards Issued But Not Yet Effective

New Standard IFRS 9 “Financial Instruments”

This new standard is a partial replacement of International Accounting Standard (“IAS”) 39 “Financial Instruments: Recognition and Measurement”. IFRS 9 uses a single approach to determine whether a financial asset is measured at amortized cost or fair value, replacing the multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial instruments in the context of its business model and the contractual cash flow characteristics of the financial assets. The new standard also requires a single impairment method to be used, replacing the multiple impairment methods in IAS 39. IFRS 9 is effective for annual periods beginning on after December 31, 2018. Early adoption is permitted.

The Company has not early adopted this new standard and is currently assessing the impact that these standards will have on its financial statements.

Other accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on the Company’s financial statements.

4.	Cash and Cash Equivalents

	December 31, 2014	December 31, 2013

Cash at Bank	$412,996	$877,147
Savings Certificates in Banks	18,731	1,906,141
Guaranteed Investment Certificates	116,660	65,734

	$548,387	$2,849,022

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States Dollars) For the Year Ended December 31, 2014 and 2013

5.	Receivables

	December 31, 2014	December 31, 2013

GST Receivable	$5,939	$15,458
Due From Related Party (Note 14)	—	10,558

	$5,939	$26,016

6.	Equipment

	Furniture and Office Equipment	Production Equipment	Total

Cost:
At December 31, 2012	$285,050	$707,988	$993,038
Additions	60,118	116,584	176,702
Government Tax Credit	—	(82,962)	(82,692)

At December 31, 2013	345,168	741,610	1,086,778

Depreciation:
At December 31, 2012	52,584	131,144	183,728
Charge for the Period	61,972	160,725	222,697

At December 31, 2013	114,556	291,869	406,425

Net Book Value:

At December 31, 2013	$230,612	$449,741	$680,353

Cost:
At December 31, 2013	$345,168	$741,610	$1,086,778
Additions	9,850	169,737	179,587

At December 31, 2014	355,018	911,347	1,266,365

Depreciation:
At December 31, 2013	114,556	291,869	406,425
Charge for the Period	102,562	174,875	277,437

At December 31, 2014	217,118	466,744	683,862

Net Book Value:

At December 31, 2014	$137,900	$444,603	$582,503

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States Dollars) For the Year Ended December 31, 2014 and 2013

7.	Intangible Assets

Issued and Pending Patents

Cost:
At December 31, 2014, 2013 and 2012	$711,814

Amortization:
At December 31, 2012	403,710
Charge for the Period	136,481

At December 31, 2013	540,191
Charge for the Period	135,055

At December 31, 2014	675,246

Net Book Value:
At December 31, 2013	$171,623

At December 31, 2014	$36,568

The balance will be fully amortized during the year ended December 31, 2015.

8.	Trade Payables and Accrued Liabilities

	December 31, 2014	December 31, 2013

Trade Payables and Accrued Liabilities	$289,688	$201,521

9.	Derivative Financial Liability

	Year Ended December 31, 2014	Year Ended December 31, 2013

Balance, Beginning	$1,967,140	$2,027,568
Fair value of warrants exercised during the year	—	(139,781)
Change in fair value of warrants outstanding	(1,842,317)	79,353

Balance, Ending	$124,823	$1,967,140

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States Dollars) For the Year Ended December 31, 2014 and 2013

9.	Derivative Financial Liability (cont’d)

The derivative financial liability consists of the fair value of share purchase warrants that have exercise prices that differ from the functional currency of the Company and are within the scope of IAS 32 “Financial Instruments: Presentation”. Details of these warrants and their fair values are as follows:

Expiration Date	Exercise Price	Number of Warrants Outstanding at December 31, 2014	Fair Value at December 31, 2014	Number of Warrants Outstanding at December 31, 2013	Fair Value at December 31, 2013

	CDN $		US $		US $
December 22, 2015	1.00	1,134,667	29,943	1,134,667	583,399
January 4, 2016	1.00	429,867	9,579	429,867	163,634
July 20, 2015	0.90	3,840,700	85,301	3,840,700	1,220,107

		5,405,234	124,823	5,405,234	$1,967,140

The fair values of these warrants were estimated using the Black-Scholes Option Pricing Model using the following assumptions.

•	The stock price was based upon the publicly traded price at the time of issuance;

•	The risk-free interest rate assumption is based on the government of Canada marketable bonds for a period consistent with the expected term of the option in effect at the time of the grant;

•	The Company does not pay dividends on common stock and does not anticipate paying dividends on its common stock in the foreseeable future. Therefore, the expected dividend rate was 0%;

•	The expected life of the warrants was estimated to be 75% of the remaining contractual term which is based on the historical exercise patterns of warrant holders; and

•	The expected volatility was based off of the historical trading prices of the Company’s common stock price over a period equivalent to the expected life of the warrants.

The fair values of these warrants as at December 31, 2014 were estimated using the Black-Scholes Option Pricing Model using the following inputs:

Expiration Date	December 22, 2015	January 4, 2016	July 20, 2015

Exercise price	CDN$1.00	CDN$1.00	CDN$0.90
Share price	CDN$0.46	CDN$0.46	CDN$0.46
Expected volatility	81%	76%	94%
Expected life	0.73 years	0.76 years	0.41 years
Dividends	0.00%	0.00%	0.00%
Risk-free interest rate	0.96%	0.96%	1.00%

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States Dollars) For the Year Ended December 31, 2014 and 2013

9.	Derivative Financial Liability (cont’d)

The fair values of these warrants as at December 31, 2013 were estimated using the Black-Scholes Option Pricing Model using the following inputs.

Expiration Date	December 22, 2015	January 4, 2016	July 20, 2014*

Exercise price	CDN$1.00	CDN$1.00	CDN$0.90
Share price	CDN$1.11	CDN$1.11	CDN$1.11
Expected volatility	91%	96%	86%
Expected life	1.48 years	1.51 years	0.42 years
Dividends	0.00%	0.00%	0.00%
Risk-free interest rate	1.07%	1.01%	1.02%

_______________
*During the year ended December 31, 2014, the expiration date of these warrants was extended to July 20, 2015.

10.	Share Capital

Authorized Share Capital

Unlimited number of common shares without par value.

Issued Share Capital

At December 31, 2014, there were 47,861,502issued and fully paid common shares (December 31, 2013 – 46,095,119).

Private Placements

On August 20, 2013, the Company completed a private placement of 6,290,740 units at a price of $0.50 per unit for gross proceeds of $3,145,370. Each unit comprised one common share and one share purchase warrant, with each whole warrant exercisable at a price of USD$0.62 per share and expiring August 20, 2016. The Company paid finder’s fees of $16,313 for the financing as well as incurring other share issuance costs of $65,709. A total of 59,850 finders’ warrants were issued with a fair value of $16,784 determined using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 0.70%; Expected life of 3 years; Volatility of 90.6%; and a Dividend yield of 0%.

Share Subscriptions Received

As part of a private placement closed in January 2015, the Company had received subscriptions of $313,874 at December 31, 2014 (Note 17).

Basic and Diluted Loss Per Share

The calculation of basic and diluted loss per share for the year ended December 31, 2014 and 2013 was based on the loss attributable to common shareholders of $2,193,532 and $3,938,828 and the weighted average number of common shares outstanding of 42,294,310 and 41,097,726, respectively.

Diluted loss per share did not include the effect of stock options and warrants as the effect would be anti-dilutive.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States Dollars) For the Year Ended December 31, 2014 and 2013

10.	Share Capital (cont’d)

Stock Options

The Company has adopted an incentive stock option plan, which provides that the Board of Directors of the Company may from time to time, at its discretion, and in accordance with the Exchange requirements, grant to directors, officers, employees and technical consultants to the Company, non-transferable options to purchase common shares, provided that the number of common shares reserved for issuance will not exceed 6,779,255 common shares. Such options will be exercisable for a period of up to 10 years from the date of grant. In connection with the foregoing, the number of common shares reserved for issuance to any one optionee will not exceed five percent (5%) of the issued and outstanding common shares and the number of common shares reserved for issuance to all technical consultants will not exceed two percent (2%) of the issued and outstanding common shares. Options may be exercised no later than 90 days following cessation of the optionee’s position with the Company or 30 days following cessation of an optionee conducting investor relations activities’ position.

Stock-based compensation expense has been calculated using the Black-Scholes option pricing model. The expected life of the options has been estimated to be the contractual term of the option given the limited history of early exercise. Future volatility has been determined based on historical volatility for a period equivalent to the expected life of the option.

During the year ended December 31, 2014, the Company recorded stock-based compensation expense of $301,732(2013 - $325,686) relating to options that vested during the year.

On January 4, 2013 the Company granted 20,000 stock options to an employee. The options vested immediately. The options are exercisable at CDN$0.80 and expire January 4, 2018. The options had a fair value of $12,847 (CDN$12,665) determined using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 0.27%; Expected life of 5 years; Volatility of 107%; and a Dividend yield of 0%.

On April 5, 2013 the Company granted 40,000 stock options to an employee. 50% of the options vest six months following the grant date and the remaining in twelve months from the grant date. The options are exercisable at CDN$0.71 and expire April 5, 2018. The options had a grant date fair value of $21,496 (CDN$21,801) determined using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 0.71%; Expected life of 5 years; Volatility of 106%; and a Dividend yield of 0%.

On June 1, 2013 the Company granted 100,000 stock options to an employee. 25% of the options vested immediately, and 25% vest every three months thereafter. The options are exercisable at CDN$0.79 and expire June 1, 2016. The options had a grant date fair value of $48,167 (CDN$49,755) determined using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 0.71%; Expected life of 3 years; Volatility of 94%; and a Dividend yield of 0%.

On June 3, 2013 the Company granted 25,000 stock options to an employee. 50% of the options vest six months following the grant date and the remaining in twelve months from the grant date. The options are exercisable at CDN$0.83 and expire June 3, 2018. The options had a grant date fair value of $15,416 (CDN$15,981) determined using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 1.20%; Expected life of 5 years; Volatility of 106%; and a Dividend yield of 0%.

On July 31, 2013 the Company granted 100,000 stock options to two consultants. 50% of the options vest six months following the grant date and the remaining in twelve months from the grant date. The options are exercisable at CDN$0.58 and expire July 18, 2018. The options had a grant date fair value of $42,209 (CDN$43,757) determined using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 1.40%; Expected life of 5 years; Volatility of 102%; and a Dividend yield of 0%.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States Dollars) For the Year Ended December 31, 2014 and 2013

10.	Share Capital (cont’d)

Stock Options (cont’d)

On August 16, 2013 the Company granted 400,000 stock options to a consultant. The options vested immediately. The options are exercisable at CDN$0.59 and expire August 16, 2016. The options had a grant date fair value of $128,191 (CDN$132,332) determined using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 1.20%; Expected life of 3 years; Volatility of 90%; and a Dividend yield of 0%.

On January 10, 2014, the Company granted 345,000 stock options to employees. 50% of the options vest six months following the grant date and the remaining in eighteen months from the grant date. The options are exercisable at CDN$1.08 and expire January 10, 2019. The options had a grant date fair value of $259,224 (CDN$282,995) determined using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 1.73%; Expected life of 5 years; Volatility of 103%; and a Dividend yield of 0%.

On February 3, 2014, the Company granted 60,000 stock options to employees. 50% of the options vest six months following the grant date and the remaining in eighteen months from the grant date. The options are exercisable at CDN$0.99 and expire February 3, 2019. The options had a grant date fair value of $40,706 (CDN$45,084) determined using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 1.51%; Expected life of 5 years; Volatility of 103%; and a Dividend yield of 0%.

On November 14, 2014, the Company granted 80,000 stock options to a consultant. 50% of the options vest six months following the grant date and the remaining in eighteen months from the grant date. The options are exercisable at CDN$0.57 and expire December 20, 2017. The options had a grant date fair value of $24,108 (CDN$27,229) determined using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 1.14%; Expected life of 3.10 years; Volatility of 94%; and a Dividend yield of 0%.

On December 17, 2014, the Company granted 525,000 stock options to employees. 50% of the options vest six months following the grant date and the remaining in eighteen months from the grant date. The options are exercisable at CDN$0.75 and expire December 17, 2019. The options had a grant date fair value of $140,026 (CDN$162,840) determined using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 1.73%; Expected life of 5 years; Volatility of 93%; and a Dividend yield of 0%.

The weighted average grant date fair value of options granted during the year ended December 31, 2014 was $0.46 per option (2013 - $0.36).

The changes in options during years ended December 31, 2014 and 2013 are as follows:

	December 31, 2014		December 31, 2013

	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price

Options outstanding, beginning	3,772,000	CDN$0.90	3,507,000	CDN$0.93
Options granted	1,010,000	CDN$0.86	685,000	CDN$0.64
Options exercised	(100,000)	CDN$0.40	(225,000)	CDN$0.40
Options forfeited	—	—	(195,000)	CDN$0.96
Options expired	(500,000)	CDN$1.20	—	—

Options outstanding, ending	4,182,000	CDN$0.87	3,772,000	CDN$0.90

Options exercisable, ending	3,324,500	CDN$0.89	3,562,000	CDN$0.92

The weighted average remaining life of the options outstanding as at December 31, 2014 is 2.33 years.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States Dollars) For the Year Ended December 31, 2014 and 2013

10.	Share Capital (cont’d)

Stock Options (cont’d)

Details of options outstanding as at December 31, 2014 are as follows:

		Number of Options
Exercise Price	Expiration Date	Outstanding

CDN$ 0.97	February 8, 2016	1,830,000
CDN$ 0.79	June 1, 2016	100,000
CDN$ 0.59	August 16, 2016	400,000
CDN$ 0.51	April 17, 2017	120,000
CDN$ 1.11	September 4, 2017	200,000
CDN$ 0.80	December 20, 2017	337,000
CDN$ 0.57	December 20, 2017	80,000
CDN$ 0.80	January 4, 2018	20,000
CDN$ 0.71	April 5, 2018	40,000
CDN$ 0.83	June 3, 2018	25,000
CDN$ 0.58	July 31, 2018	100,000
CDN$ 1.08	January 10, 2019	345,000
CDN$ 0.99	February 3, 2019	60,000
CDN$ 0.75	December 17, 2019	525,000

		4,182,000

Each option entitles the holder to purchase one common share of the Company.

Warrants

The changes in warrants during the year ended December 31, 2014 and 2013 are as follows:

	December 31, 2014		December 31, 2013

	Number of Warrants	Weighted Average Exercise Price	Number of Warrants	Weighted Average Exercise Price

Warrants outstanding, beginning	13,517,067	CDN$0.72	8,362,107	CDN$0.80
Warrants issued	—	—	6,350,590	US$0.62
Warrants expired	(362,210)	CDN$0.65	(197,100)	CDN$1.00
Warrants exercised	(114,850)	US$0.62	(150,000)	US$0.62
Warrants exercised	(1,551,533)	CDN$0.45	(848,530)	CDN$0.72

Warrants outstanding, ending	11,488,474	CDN$0.77	13,517,067	CDN$0.72

The weighted average remaining life of the warrants outstanding as at December 31, 2014 is 1.19 years.

Details of warrants outstanding as December 31, 2014 are as follows:

Exercise Price	Expiration Date	Number of Warrants Outstanding and Exercisable

CDN$ 0.90	July 20, 2015	3,840,700
CDN$ 1.00	December 22, 2015	1,134,667
CDN$ 1.00	January 4, 2016	429,867
US$ 0.62	August 20, 2016	6,083,240

		11,488,474

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States Dollars) For the Year Ended December 31, 2014 and 2013

11.	Reserves

Share-Based Payment Reserve

The share-based payment reserve records the fair value of options and warrants recorded in accordance with IFRS 2 “Share-based payments” until such time that the stock options or warrants are exercised, at which time the corresponding amount will be transferred to share capital.

12.	Financial Risk and Capital Management

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of documented investment policies, counterparty limits, and controlling and reporting structures. The type of risk exposure and the way in which such exposure is managed is provided as follows:

Credit Risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company’s primary exposure to credit risk is on its cash, and cash equivalents. The majority of cash is deposited in bank accounts held with major banks in Canada and the United States. As most of the Company’s cash is held by two banks there is a concentration of credit risk. This risk is managed by using major banks that are high credit quality financial institutions as determined by rating agencies. The Company’s secondary exposure to risk is on its receivables. The risk is considered to be minimal.

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company has a planning and budgeting process in place to help determine the funds required to support the Company’s normal operating requirements on an ongoing basis. The Company ensures that there are sufficient funds to meet its short-term business requirements, taking into account its anticipated cash flows from operations and its holdings of cash and cash equivalents.

Historically, the Company’s sole source of funding has been the issuance of equity securities for cash, primarily through private placements. The Company’s access to financing is always uncertain. There can be no assurance of continued access to significant equity funding.

The following is an analysis of the contractual maturities of the Company’s non-derivative financial liabilities as at December 31, 2014:

	Within One Year	Between One and Five Years	More Than Five Years

Trade Payables and Accrued Liabilities	$289,688	$—	$—

Foreign Exchange Risk

Foreign exchange risk is the risk that the fair values of future cash flows of a financial instrument will fluctuate because they are denominated in currencies that differ from the respective functional currency. The Company does not hedge its exposure to fluctuations in foreign exchange rates.

The following is an analysis of the United States dollar equivalent of financial assets and liabilities that are denominated in Canadian dollars:

	December 31, 2014	December 31, 2013

Cash and cash equivalents	$432,656	$558,067

Based on the above net exposures, as at December 31, 2014, a 1% change in the Canadian dollar to United States dollar exchange rate would impact the Company’s net loss by $4,327 (2013 - $5,581).

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States Dollars) For the Year Ended December 31, 2014 and 2013

12.	Financial Risk and Capital Management (cont’d)

Interest Rate Risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk on its cash equivalents as these instruments have original maturities of three months or less and are therefore exposed to interest rate fluctuations on renewal. A 1% change in market interest rates would have an impact on the Company’s net loss of approximately $1,000.

Capital Management

The Company’s policy is to maintain a strong capital base so as to maintain investor and creditor confidence and to sustain future development of the business. The capital structure of the Company consists of equity, comprising share capital, net of accumulated deficit. There were no changes in the Company’s approach to capital management during the period.

The Company is not subject to any externally imposed capital requirements.

Classification of Financial Instruments

Financial assets included in the statement of financial position are as follows:

	December 31, 2014	December 31, 2013

Current Assets:
Loans and receivables
Cash and cash equivalents	$548,387	$2,849,022
Receivables	5,939	26,016

	$554,326	$2,875,038

Financial liabilities included in the statement of financial position are as follows:

	December 31, 2014	December 31, 2013

Non-derivative financial liabilities:
Trade payables	$289,688	$201,521
Derivative liabilities
Derivative financial liability – warrants	124,823	1,967,140

	$414,511	$2,168,661

Fair Value

The fair value of the Company’s financial assets and liabilities approximates the carrying amount.

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

•	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

•	Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

•	Level 3 – Inputs that are not based on observable market data.

Financial liabilities measured at fair value at December 31, 2014 and 2013 consisted of the derivative financial liability, which is measured using level 3 inputs.

The fair value of the derivative liability is determined by the Black-Scholes option pricing model using the historical volatility as an estimate of future volatility. At December 31, 2014, if the volatility used was increased by 10% the impact would be an increase to the derivative liability of $45,395 with a corresponding decrease to comprehensive loss.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States Dollars) For the Year Ended December 31, 2014 and 2013

13.	Commitments

Employment Agreement

The Company has an agreement (the “Employment Agreement”) dated October 1, 2007, and amended July 31, 2008, with an officer of the Company under which the Company pays a fee for employee services at a base salary of $220,000 per annum. On April 30, 2010, the Board of Directors passed a resolution to increase this to $250,000 per annum and on May 13, 2011 passed a resolution to increase this to $275,000 per annum. The employee is entitled to receive options under the terms and conditions of the Company’s stock option plan. The employee will serve as the President and Chief Executive Officer of the Company. On April 5, 2012, the employment agreement was extended for an additional two years under the same terms. On April 5, 2014, the employment agreement was extended for an additional three years under the same terms.

Pursuant to the Employment Agreement, the Company has committed to granting 500,000 stock options based on the Company achieving certain consolidated net revenue targets. The exercise price and term of the options will be set at time the targets are met.

The employee has the right, upon 30 days notice, to terminate the Employment Agreement. The Company may terminate the Employment Agreement on 10 days notice if for cause or on 60 days notice if without cause. Should the Company terminate the contract without cause, it is obligated to pay the employee an amount equal to three month’s base salary.

License Agreement

In 2004, the Company entered into a License Agreement with a university under which the university is entitled to receive: (i) 2% of the Company’s adjusted gross sales as defined in the License Agreement, and (ii) 2% of the adjusted gross sales of any sublicensee as defined in the License Agreement. The License Agreement gives the Company an exclusive license to a certain United States patent and the related technology for low temperature growth of inorganic materials from solution using catalyzed growth and re-growth.

Research and Development Facility Lease

On June 1, 2013, the Company entered into a new two year lease for its research and development facility in Rochester, New York. The Company will pay a base rent of $103,596 per year in monthly installments of $8,633. The lease expires on June 30, 2015.

Administrative Office Lease

On August 1, 2013, the Company entered into a new three year lease agreement for its administrative office. The Company will pay a base rent of $22,000 per year in monthly installments of $1,833. After year one the annual rent will increase 3% for each year of the lease, the lease expires on July 31, 2016.

Patent License Agreement

On December 9, 2011, the Company entered into a Patent License Agreement to use certain licensed patents. The Company is required to pay an annual fee of $25,000 for as long as the Company uses the patents.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States Dollars) For the Year Ended December 31, 2014 and 2013

14.	Related Party Transactions and Balances

Related Party Balances

As of December 31, 2014 there was $Nil (2013 - $10,558) owed from an officer of the Company that has been included in receivables.

As at December 31, 2014 there was $60,760 (2013 - $Nil) owing to directors, officers, and companies controlled by directors that has been included in trade payables and accrued liabilities.

Key Management Personnel Compensation

	December 31, 2014	December 31, 2013

Administrative fees	$60,000	$60,000
Consulting	108,000	58,000
Stock-based compensation	—	12,847
Wages and benefits	558,500	488,000

	$726,500	$618,847

15.	Income Taxes

A reconciliation of the expected income tax recovery to the actual income tax recovery is as follows:

	Year Ended December 31, 2014	Year Ended December 31, 2013

Net loss	$(2,193,532)	$(3,938,828)
Tax rate	34%	34%

Expected income tax recovery	(745,801)	(1,339,202)
Derivative liability	(646,622)	123,034
Non-deductible items and other	(572,181)	(91,271)
Effect of share issuance costs not recognized	—	(27,786)
Effect of different foreign tax rates	(2,399)	33,522
Temporary differences not recognized	1,967,003	1,301,703

	$—	$—

The Company has the following deductible temporary difference for which no deferred tax asset has been recognized and that can be carried forward indefinitely.

	December 31, 2014	December 31, 2013

Non-capital losses – Canada	$1,456,057	$1,507,061
Tax losses – United States	15,065,669	12,003,312
Equipment tax pools	713,064	391,418
Share issuance costs	92,659	209,992

	$17,327,449	$14,111,783

The Canadian and US non-capital losses expire between 2015 and 2034.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States Dollars) For the Year Ended December 31, 2014 and 2013

16.	Research and Development Expense

Details of this expense account by nature are as follows:

	Year Ended December 31, 2014	Year Ended December 31, 2013

Consulting	$136,753	$83,280
Equipment rental, rent and other facility costs	352,809	405,530
Professional fees	257,856	222,459
Royalty and other	103,562	143,965
Wages and salaries	783,884	624,824

	$1,634,864	$1,480,058

17.	Subsequent Events

Private Placements

In January 2015, the Company completed a non-brokered private placement and issued 1,352,062 units at a price of CDN$0.43 per unit for gross proceeds of $471,479 (CDN$581,387). Each unit comprised one common share and one share purchase warrant, with each warrant exercisable at a price of CDN$0.70 per share for a period of three years from the date of closing. The Company also issued 4,250 finders’ warrants in connection with this private placement exercisable at a price of CDN$0.43 per share for a period of three years from the date of closing.

In April 2015, the Company completed a non-brokered private placement and issued 1,200,050 units at a price of CDN$0.70 per unit for gross proceeds of $672,028 (CDN$840,035). Each unit comprised one common share and one share purchase warrant, with each warrant exercisable at a price of $0.70 per share for a period of three years from the date of closing. The Company also issued 9,250 finders’ warrantsin connection with this private placement exercisable at a price of CDN$0.95 per share for a period of three years from the date of closing and $6,321.

INDEPENDENT AUDITOR’S REPORT

To the Shareholders of Natcore Technology Inc.;

We have audited the accompanying consolidated financial statements of Natcore Technology Inc., which comprise of the consolidated statements of financial position as at December 31, 2013 and 2012, and the consolidated statements of comprehensive loss, changes in equity and cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence that we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Natcore Technology Inc. as at December 31, 2013 and 2012, and its financial performance and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Emphasis of Matter

Without qualifying our opinion, we draw attention to Note 1 in the consolidated financial statements which describes certain conditions that indicate the existence of a material uncertainty that may cast significant doubt about the Company’s ability to continue as a going concern.

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED ACCOUNTANTS

Vancouver, Canada
April 30, 2014

Natcore Technology Inc.
Consolidated Statements of Financial Position
(Expressed in United States dollars)

	Notes	December 31, 2013	December 31, 2012

ASSETS
Current assets
Cash and cash equivalents	4	$2,849,022	$2,205,709
Receivables	5	26,016	33,211
Prepaid expenses		94,000	44,718

		2,969,038	2,283,638

Non-current assets
Equipment	6	680,353	809,309
Intangible assets	7	171,623	308,104

		851,976	1,117,413

TOTAL ASSETS		$3,821,014	$3,401,051

LIABILITIES
Current liabilities
Trade payables and accrued liabilities	8	$201,521	$82,682
Derivative liability	9	1,967,140	2,027,568

TOTAL LIABILITIES		2,168,661	2,110,250

EQUITY
Share capital	10	13,030,362	8,970,743
Share-based payment reserve	10, 11	2,857,272	2,616,511
Deficit		(14,235,281)	(10,296,453)

TOTAL EQUITY		1,652,353	1,290,801

TOTAL LIABILITIES AND EQUITY		$3,821,014	$3,401,051

Nature and continuance of operations	1
Commitments	13
Subsequent events	16

Approved on behalf of the Board:

“John Calhoun”	“Brien Lundin”

– Director	– Director

The accompanying notes are an integral part of these consolidated financial statements.

Natcore Technology Inc.
Consolidated Statements of Comprehensive Loss
(Expressed in United States dollars)

		For the years ended
	Notes	December 31, 2013	December 31, 2012

Expenses
Consulting	14	$108,657	$70,410
Depreciation and amortization	6, 7	359,178	325,648
Filing fees		32,082	26,743
Foreign exchange (gain)/loss		90,060	(62,086)
Interest and bank charges		1,269	2,056
Marketing		96,641	56,553
Office and miscellaneous	14	546,427	500,322
Professional fees		129,499	204,442
Research and development		1,161,691	781,042
Stock-based compensation	10, 14	325,686	609,400
Travel		166,140	216,725
Wages and salaries	14	855,853	821,365

		(3,873,183)	(3,552,620)

Other items
Fair value adjustment on warrants	9	(79,353)	1,690,715
Interest income		13,708	23,550

Net and comprehensive loss for the year		$(3,938,828)	$(1,838,355)

Loss per share – basic and diluted		$(0.10)	$(0.05)

Weighted Average Number of Shares Outstanding– basic and diluted	10	41,097,726	36,014,144

The accompanying notes are an integral part of these consolidated financial statements.

Natcore Technology Inc.
Consolidated Statement of Changes in Equity
(Expressed in United States dollars)

		Share capital

	Notes	Number of shares	Amount	Share-based payment reserve	Deficit	Total

Balance at December 31, 2011		33,935,776	$9,629,882	$1,811,022	$(8,458,098)	$2,982,806
Comprehensive loss for the year		—	—	—	(1,838,355)	(1,838,355)
Transactions with owners, in their capacity as owners, and other transfers:
Shares issued for cash – private placement	10	4,166,700	2,478,020	—	—	2,478,020
Derivative liability – warrants granted	9, 10	—	(3,341,782)	—	—	(3,341,782)
Derivative liability – warrants exercised	9, 10	—	89,052	—	—	89,052
Issuance costs – cash	10	—	(102,815)	—	—	(102,815)
Issuance costs – warrants	10	—	(273,617)	273,617	—	—
Shares issued for cash – options exercise		110,000	136,138	(55,911)	—	80,227
Shares issued for cash – warrants exercise		368,373	355,865	(21,617)	—	334,248
Stock-based compensation	10	—	—	609,400	—	609,400

Balance at December 31, 2012		38,580,849	$8,970,743	$2,616,511	$(10,296,453)	$1,290,801
Comprehensive loss for the year		—	—	—	(3,938,828)	(3,938,828)
Transactions with owners, in their capacity as owners, and other transfers:
Shares issued for cash – private placement	10	6,290,740	3,145,370	—	—	3,145,370
Shares issued for cash – options exercise		225,000	144,589	(58,272)	—	86,317
Shares issued for cash – warrants exercise		998,530	728,685	(43,437)	—	685,248
Issuance costs – cash	10	—	(82,022)	—	—	(82,022)
Issuance costs – warrants	10	—	(16,784)	16,784	—	—
Derivative liability – warrants exercised	9, 10	—	139,781	—	—	139,781
Stock-based compensation	10	—	—	325,686	—	325,686

Balance at December 31, 2013		46,095,119	$13,030,362	$2,857,272	$(14,235,281)	$1,652,353

The accompanying notes are an integral part of these consolidated financial statements.

Natcore Technology Inc.
Consolidated statements of cash flows
(Expressed in United States dollars)

	For the years ended

	December 31, 2013	December 30, 2012

Operating activities
Net loss	$(3,938,828)	$(1,838,355)
Adjustments for non-cash items:
Depreciation and amortization	359,178	325,648
Fair value adjustment on warrants	79,353	(1,690,715)
Stock-based compensation	325,686	609,400
Changes in non-cash working capital items:
Receivables	7,195	3,615
Prepaid expenses	(49,282)	(3,061)
Trade payables and accrued liabilities	118,839	(85,160)

Net cash flows used in operating activities	(3,097,859)	(2,678,628)

Investing activities
Expenditures on equipment	(176,702)	(266,195)
Research and development equipment tax credit	82,961	—

Net cash flows used in investing activities	(93,741)	(266,195)

Financing activities
Proceeds on issuance of common shares - net of share issue costs	3,834,913	2,789,680

Net cash flows provided by financing activities	3,834,913	2,789,680

Increase (Decrease) in cash and cash equivalents	643,313	(155,143)
Cash and cash equivalents, beginning	2,205,709	2,360,852

Cash and cash equivalents, ending	$2,849,022	$2,205,709

The accompanying notes are an integral part of these consolidated financial statements.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years December 31, 2013 and 2012

1.	Nature and continuance of operations

Natcore Technology Inc. (the “Company”) was incorporated under the British Columbia Business Corporations Act on August 9, 2007. The Company’s common shares are listed on the TSX Venture Exchange (the “Exchange”) under the symbol NXT. The Company develops and owns technology for the manufacturing of solar cells.

The Company’s head office address is 87 Maple Avenue, 1st Floor, Red Bank, New Jersey, 07701. The Company’s registered office is 2080 - 777 Hornby Street, Vancouver British Columbia V6Z 1S4.

These consolidated financial statements have been prepared on the assumption that the Company will continue as a going concern, meaning it will continue in operation for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations. Different bases of measurement may be appropriate if the Company is not expected to continue operations for the foreseeable future. As at December 31, 2013 the Company has had recurring losses from operations and a cumulative deficit of $14,235,281. The Company’s continuation as a going concern is dependent upon its ability to attain profitable operations and generate funds there from and/or raise equity capital or borrowings sufficient to meet current and future obligations. These conditions indicate the existence of a material uncertainty that may cast significant doubt about the Company’s ability to continue as a going concern. Management intends to finance operating costs over the next twelve months with existing cash resources and the private placement of common shares.

2.	Significant accounting policies and basis of preparation

Statement of compliance with International Financial Reporting Standards

These consolidated financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

The consolidated financial statements were authorized for issue by the Board of Directors on April 30, 2014.

Basis of preparation

The consolidated financial statements of the Company have been prepared on an accrual basis and are based on historical costs, modified where applicable. The consolidated financial statements are presented in United States dollars unless otherwise noted.

Consolidation

The consolidated financial statements include the accounts of the Company and its controlled entities. Details of controlled entities are as follows:

		Percentage owned*

	Jurisdiction of incorporation	December 31, 2013	December 31, 2012

Natcore Technology, Inc.	United States	100%	100%
Newcyte, Incorporated	United States	100%	100%
Vanguard Solar, Inc.	United States	100%	100%
Natcore Asia Technology, Limited	Hong Kong	100%	100%

_______________
*Percentage of voting power is in proportion to ownership.
Inter-company balances are eliminated on consolidation.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years December 31, 2013 and 2012

2.	Significant accounting policies and basis of preparation (cont’d)

Significant accounting judgments, estimates and assumptions

The preparation of consolidated financial statements in accordance with IFRS requires the Company to make estimates and assumptions concerning the future. The Company’s management reviews these estimates and underlying assumptions on an ongoing basis, based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to estimates are adjusted for prospectively in the period in which the estimates are revised.

Estimates and assumptions where there is significant risk of material adjustments to assets and liabilities in future accounting periods include the useful lives of equipment, impairment considerations for equipment and intangible assets, determination of fair value for stock-based compensation and other share-based payments, valuations and assumptions used to determine deferred income taxes and the fair value of financial instruments.

Foreign currency translation

The functional currency of each of the Company’s entities is measured using the currency of the primary economic environment in which that entity operates. The consolidated financial statements are presented in United States dollars which is the functional currency of the Company and its subsidiaries.

Transactions and balances:

Foreign currency transactions are translated into functional currency using the exchange rates prevailing at the date of the transaction. Foreign currency monetary items are translated at the period-end exchange rate. Non-monetary items measured at historical cost continue to be carried at the exchange rate at the date of the transaction. Non-monetary items measured at fair value are reported at the exchange rate at the date when fair values were determined.

Exchange differences arising on the translation of monetary items or on settlement of monetary items are recognized in profit or loss in the statement of comprehensive loss in the period in which they arise, except where deferred in equity as a qualifying cash flow or net investment hedge.

Exchange differences arising on the translation of non-monetary items are recognized in other comprehensive loss in the statement of comprehensive loss to the extent that gains and losses arising on those non-monetary items are also recognized in other comprehensive loss. Where the non-monetary gain or loss is recognized in profit or loss, the exchange component is also recognized in profit or loss.

Intangible assets

Intangible assets acquired separately

Intangible assets with finite useful lives that are acquired separately are carried at cost less accumulated amortization and accumulated impairment losses. Amortization is recognized on a straight-line basis over their estimated useful lives. The estimated useful life and amortization method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis. Intangible assets with indefinite useful lives that are acquired separately are carried at cost less accumulated impairment losses.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years December 31, 2013 and 2012

2.	Significant accounting policies and basis of preparation (cont’d)

Intangible assets (cont’d)

Internally-generated intangible assets - Research and development expenditure

Expenditure on research activities is recognized as an expense in the period in which it is incurred.

An internally-generated intangible asset arising from development (or from the development phase of an internal project) is recognized if, and only if, all of the following have been demonstrated:

• The technical feasibility of completing the intangible asset so that it will be available for use or sale;

• The intention to complete the intangible asset and use or sell it;

• The ability to use or sell the intangible asset;

• How the intangible asset will generate probable future economic benefits;

• The availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and

• The ability to measure reliably the expenditure attributable to the intangible asset during its development.

The amount initially recognized for internally-generated intangible assets is the sum of the expenditure incurred from the date when the intangible asset first meets the recognition criteria listed above. Where no internally-generated intangible asset can be recognized, development expenditure is recognized in loss in the period in which it is incurred.

Subsequent to initial recognition, internally-generated intangible assets are reported at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

At December 31, 2013 and 2012, the Company has not recognized any internally-generated intangible assets.

Share-based payments

The Company operates a stock option plan. Share-based payments to employees are measured at the fair value of the instruments issued and amortized over the vesting periods. Share-based payments to non-employees are measured at the fair value of goods or services received or the fair value of the equity instruments issued, if it is determined the fair value of the goods or services cannot be reliably measured, and are recorded at the date the goods or services are received. The corresponding amount is recorded to the share-based payment reserve. The fair value of options is determined using the Black–Scholes Option Pricing Model. The number of shares and options expected to vest is reviewed and adjusted at the end of each reporting period such that the amount recognized for services received as consideration for the equity instruments granted shall be based on the number of equity instruments that eventually vest.

Financial instruments

The Company classifies its financial instruments in the following categories: at fair value through profit or loss, loans and receivables, held-to-maturity investments, available-for-sale and financial liabilities. The classification depends on the purpose for which the financial instruments were acquired. Management determines the classification of its financial instruments at initial recognition.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years December 31, 2013 and 2012

2.	Significant accounting policies and basis of preparation (cont’d)

Financial instruments (cont’d)

Financial assets are classified at fair value through profit or loss when they are either held for trading for the purpose of short-term profit taking, derivatives not held for hedging purposes, or when they are designated as such to avoid an accounting mismatch or to enable performance evaluation where a group of financial assets is managed by key management personnel on a fair value basis in accordance with a documented risk management or investment strategy. Such assets are subsequently measured at fair value with changes in carrying value being included in profit or loss.

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and are subsequently measured at amortized cost. They are included in current assets, except for maturities greater than 12 months after the end of the reporting period. These are classified as non-current assets.

Held-to-maturity investments are non-derivative financial assets that have fixed maturities and fixed or determinable payments, and it is the Company’s intention to hold these investments to maturity. They are subsequently measured at amortized cost. Held-to-maturity investments are included in non-current assets, except for those which are expected to mature within 12 months after the end of the reporting period.

Available-for-sale financial assets are non-derivative financial assets that are designated as available-for-sale or are not suitable to be classified as financial assets at fair value through profit or loss, loans and receivables or held-to-maturity investments and are subsequently measured at fair value. These are included in current assets. Unrealized gains and losses are recognized in other comprehensive loss, except for impairment losses and foreign exchange gains and losses.

Non-derivative financial liabilities (excluding financial guarantees) are subsequently measured at amortized cost. Derivative financial liabilities are classified at fair value through profit and loss and are subsequently measured at fair value with changes in carrying value being included in profit or loss.

Regular purchases and sales of financial assets are recognized on the trade-date – the date on which the Company commits to purchase the asset.

Financial assets are derecognized when the rights to receive cash flows from the investments have expired or have been transferred and the Company has transferred substantially all risks and rewards of ownership.

At each reporting date, the Company assesses whether there is objective evidence that a financial instrument has been impaired. In the case of available-for-sale financial instruments, a significant and prolonged decline in the value of the instrument is considered to determine whether an impairment has arisen.

Impairment of long-lived assets

The carrying amount of the Company’s long-lived assets (which include equipment and intangible assets) is reviewed at each reporting date to determine whether there is any indication of impairment. If such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss. An impairment loss is recognized whenever the carrying amount of an asset or its cash generating unit exceeds its recoverable amount. Impairment losses are recognized in the statement of comprehensive loss.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years December 31, 2013 and 2012

2.	Significant accounting policies and basis of preparation (cont’d)

Impairment of long-lived assets (cont’d)

The recoverable amount of assets is the greater of an asset’s fair value less cost to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects the current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the cash-generating unit to which the asset belongs.

An impairment loss is only reversed if there is an indication that the impairment loss may no longer exist and there has been a change in the estimates used to determine the recoverable amount, however, not to an amount higher than the carrying amount that would have been determined had no impairment loss been recognized in previous years.

Assets that have an indefinite useful life are not subject to amortization and are tested annually for impairment.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits held at call with banks and other short-term highly liquid investments, such as guaranteed investment certificates with original maturities of three months or less. Guaranteed investment certificates are investments with Canadian banks that are the equivalent of a certificate of deposit.

Income taxes

Current income tax:

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date, in the countries where the Company operates and generates taxable income.

Current income tax relating to items recognized directly in other comprehensive loss or equity is recognized in other comprehensive loss or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred income tax:

Deferred income tax is provided using the asset and liability method on temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

The carrying amount of deferred income tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years December 31, 2013 and 2012

2.	Significant accounting policies and basis of preparation (cont’d)

Income taxes (cont’d)

Deferred income tax assets and deferred income tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred income taxes relate to the same taxable entity and the same taxation authority.

Equipment

Equipment is stated at historical cost less accumulated depreciation and accumulated impairment losses.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are charged to the statement of comprehensive loss during the financial period in which they are incurred.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized in profit or loss.

Depreciation and amortization are calculated on a straight-line method to write off the cost of the assets to their residual values over their estimated useful lives.

3.	Accounting standards issued but not yet effective

New standard IFRS 9 “Financial Instruments”

This new standard is a partial replacement of IAS 39 “Financial Instruments: Recognition and Measurement”. IFRS 9 uses a single approach to determine whether a financial asset is measured at amortized cost or fair value, replacing the multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial instruments in the context of its business model and the contractual cash flow characteristics of the financial assets.

The new standard also requires a single impairment method to be used, replacing the multiple impairment methods in IAS 39. The proposed effective date of IFRS 9 is for annual periods beginning on or after January 31, 2018.

Amendments to IAS 32 “Financial Instruments: Presentation”

These amendments address inconsistencies when applying the offsetting requirements, and is effective for annual periods beginning on or after January 1, 2014.

The Company has not early adopted these revised standards and is currently assessing the impact that these standards will have on its consolidated financial statements.

Other accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on the Company’s financial statements.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years December 31, 2013 and 2012

4.	Cash and cash equivalents

	December 31, 2013	December 31, 2012

Cash at bank	$877,147	$371,401
Saving certificates in banks	1,906,141	—
Guaranteed investment certificates	65,734	1,834,308

	$2,849,022	$2,205,709

5.	Receivables

	December 31, 2013	December 31, 2012

GST receivable*	$15,458	$16,957
Due from related party (Note 14)	10,558	5,097
Interest receivable	—	11,157

	$26,016	$33,211

_______________

* The Goods and Services (“GST”) receivable is comprised of input taxes the Company has been charged by vendors on purchases of goods and services obtained in Canada. The Company is entitled to a refund of these input taxes from the Canada Revenue Agency, which it receives on a quarterly basis.

6.	Equipment

	Furniture and office equipment	Production equipment	Total

Cost:
At December 31, 2011	$123,389	$603,453	$726,842
Additions	161,661	104,534	266,195

At December 31, 2012	285,050	707,987	993,037

Depreciation:
At December 31, 2011	14,561	—	14,561
Charge for the year	38,023	131,144	169,167

At December 31, 2012	52,584	131,144	183,728

Net book value:
At December 31, 2012	$232,466	$576,843	$809,309

Cost:
At December 31, 2012	$285,050	$707,988	$993,038
Additions	60,118	116,583	176,702
Government tax credit	—	(82,961)	(82,961)

At December 31, 2013	345,168	741,610	1,086,778

Depreciation:
At December 31, 2012	52,584	131,144	183,728
Charge for the year	61,972	160,725	222,697

At December 31, 2013	114,556	291,869	406,425

Net book value:
At December 31, 2013	$230,613	$449,740	$680,353

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years December 31, 2013 and 2012

7.	Intangible assets

Issued and pending patents

Cost:
At December 31, 2011	$711,814
Additions	—

At December 31, 2012	711,814

Amortization:
At December 31, 2011	247,229
Charge for the year	156,481

At December 31, 2012	403,710

Net book value:
At December 31, 2012	$308,104

Cost:
At December 31, 2012	$711,814
Additions	—

At December 31, 2013	711,814

Amortization:
At December 31, 2012	403,710
Charge for the year	136,481

At December 31, 2013	540,191

Net book value:
At December 31, 2013	$171,623

8.	Trade payables and accrued liabilities

	December 31, 2013	December 31, 2012

Trade Payables	$201,521	$82,682

9.	Derivative liability

	Year ended December 31, 2013	Year ended December 31, 2012

Balance, beginning	$2,027,568	$465,553
Fair value of warrants issued during the year	—	3,341,782
Fair value of warrants exercised during year	(139,781)	(89,052)
Change in fair value of warrants outstanding	79,353	(1,690,715)

Balance, ending	$1,967,140	$2,027,568

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years December 31, 2013 and 2012

9.	Derivative liability (cont’d)

The derivative financial liability consists of the fair value of share purchase warrants that have exercise prices that differ from the functional currency of the Company and are within the scope of IAS 32 “Financial Instruments: Presentation”. Details of these warrants and their fair values are as follows:

Expiry Date	Exercise Price	Number of warrants outstanding at December 31, 2013	Fair value at December 31, 2013	Number of warrants outstanding at December 31, 2012	Fair value at December 31, 2012

	CDN $		US $		US $
December 22, 2015	1.00	1,234,667	583,399	1,234,667	355,987
January 4, 2016	1.00	329,867	163,634	499,867	144,124
July 20, 2014	0.90	3,821,170	1,220,107	4,166,700	1,527,457

		5,385,704	1,967,140	5,901,234	2,027,568

The fair values of these warrants were estimated using the Black-Scholes Option Pricing Model using the following assumptions.

•	The stock price was based upon the publicly traded price at the time of issuance

•	The risk-free interest rate assumption is based on the U.S. Treasury yield for a period consistent with the expected term of the option in effect at the time of the grant.

•	The Company does not pay dividends on common stock and does not anticipate paying dividends on its common stock in the foreseeable future. Therefore, the expected dividend rate was 0%.

•	The expected life of the warrants was estimated at 75% of the remaining term until expiry, which is based on the length of time similar warrants have remained outstanding in the past.

•	The expected volatility was based off on the historical trading prices of the Company’s common stock price over the expected life of the warrant.

•	The forfeiture rate is based on the historical forfeiture rate for the Company’s unvested warrants, which was 0%.

The fair values of these warrants as at December 31, 2013 were estimated using the Black-Scholes Option Pricing Model using the following inputs.

Expiry Date	December 22, 2013	January 4, 2014	July 20, 2014

Exercise price	CDN $1.00	CDN $1.00	CDN $0.90
Share price	CDN $1.11	CDN $1.11	CDN $1.11
Expected volatility	91%	96%	86%
Expected life	1.48 years	1.51 years	0.42 years
Dividends	0.00%	0.00%	0.00%
Risk-free interest rate	1.07%	1.01%	1.02%

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years December 31, 2013 and 2012

9.	Derivative liability (cont’d)

The fair values of these warrants as at December 31, 2012 were estimated using the Black-Scholes Option Pricing Model using the following inputs.

Expiry Date	December 22, 2013	January 4, 2014	July 20, 2014

Exercise price	CDN $1.00	CDN $1.00	CDN $0.90
Share price	CDN $0.79	CDN $0.79	CDN $0.79
Expected volatility	113%	113%	106%
Expected life	1.0 year	1.0 years	1.55 years
Dividends	0.00%	0.00%	0.00%
Risk-free interest rate	1.07%	1.07%	1.12%

10.	Share capital

Authorized share capital

Unlimited number of common shares without par value.

Issued share capital

At December 31, 2013 there were 46,095,119 issued and fully paid common shares (December 31, 2012 – 38,580,849).

Private placements

On August 20, 2013, The Company completed a private placement of 6,290,740 shares at a price of $0.50 per share for gross proceeds of $3,145,370. Each unit comprised one common share and one share purchase warrant, with each whole warrant exercisable at a price of USD$0.62 per share and expiring August 20, 2016. The Company paid finder’s fees of $16,313 for the financing as well as incurring other share issuance costs of $65,709. A total of 59,850 finder’s warrants were issued with a fair value of $16,784 determined using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 0.70%; Expected life of 3 years; Volatility of 90.6%; and a Dividend yield of 0%.

On July 20, 2012, The Company completed a private placement of 4,166,700 units at a price of CDN $0.60 per unit for gross proceeds of $2,478,020 (CDN$2,500,000). Each unit comprised one common share and one share purchase warrant, with each whole warrant exercisable at a price of CDN$0.90 and expire July 20, 2014. On issue the fair value of the warrants was determined to be $3,341,782 using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 0.97%; Expected life of 2 years; Volatility of 93%; and a Dividend yield of 0%. In the event that the Company’s common shares close at over CDN$1.60 for 20 consecutive trading days, the warrants will be subject to accelerated conversion within 30 days notice of the Company disseminating a press release providing notice of that circumstance. Finder’s fees were paid on a portion of the financing, such that an aggregate of $102,815 was paid in cash and 22,516 finder’s warrants were issued, having the same terms as the warrants forming part of the units and 152,000 finder’s unit warrants were issued exercisable to acquire units on the same terms as the units issued in the financing at an exercise price of CDN$0.60 per unit for until July 20, 2014. An additional 152,000 finder’s warrants were issued with an exercise price of CDN$0.90 until July 20, 2014. The fair value of the finder’s warrants was $273,617 determined using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 0.97%; Expected life of 2 years; Volatility of 93%; and a Dividend yield of 0%.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years December 31, 2013 and 2012

10.	Share capital (cont’d)

Basic and diluted loss per share

The calculation of basic and diluted loss per share for the years ended December 31, 2013 and 2012 was based on the loss attributable to common shareholders of $3,938,828 and $1,838,355 and the weighted average number of common shares outstanding of 41,097,726 and 36,014,144, respectively.

Diluted loss per share did not include the effect of stock options and warrants as the effect would be anti-dilutive.

Stock options

The Company has adopted an incentive stock option plan, which provides that the Board of Directors of the Company may from time to time, at its discretion, and in accordance with the Exchange requirements, grant to directors, officers, employees and technical consultants to the Company, non-transferable options to purchase common shares, provided that the number of common shares reserved for issuance will not exceed 6,779,255 common shares. Such options will be exercisable for a period of up to 10 years from the date of grant. In connection with the foregoing, the number of common shares reserved for issuance to any one optionee will not exceed five percent (5%) of the issued and outstanding common shares and the number of common shares reserved for issuance to all technical consultants will not exceed two percent (2%) of the issued and outstanding common shares. Options may be exercised no later than 90 days following cessation of the optionee’s position with the Company or 30 days following cessation of an optionee conducting investor relations activities’ position.

Stock-based compensation expense has been calculated using the Black-Scholes option pricing model. The measurement date fair values of the stock options were estimated using the Black-Scholes Option Pricing Model using the following assumptions.

	•	The stock price was based upon the publicly traded price at the time of issuance

	•	The risk-free interest rate assumption is based on the U.S. Treasury yield for a period consistent with the expected term of the option in effect at the time of the grant.

	•	The Company does not pay dividends on common stock and does not anticipate paying dividends on its common stock in the foreseeable future. Therefore, the expected dividend rate was 0%.

	•	The expected life of the warrants was estimated at 75% of the remaining term until expiry, which is based on the length of time similar warrants have remained outstanding in the past.

	•	The expected volatility was based off on the historical trading prices of the Company’s common stock price over the expected life of the warrant.

	•	The forfeiture rate is based on the historical forfeiture rate for the Company’s unvested warrants, which was 0%.

During the year ended December 31, 2013, the Company recorded stock based compensation of $nil (2012 - $300,170) relating to the vesting of options granted prior to January 1, 2012.

On April 17, 2012, the Company granted 120,000 stock options to employees. 50% of the options vest six months following the grant date and the remaining vest eighteen months from the grant date. The options are exercisable at CDN$0.51 and expire on April 17, 2017. The options had a grant date fair value of $43,545 (CDN$43,359) determined using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 1.63%; Expected life of 5 years; Volatility of 92%; and a Dividend yield of 0%. During the years ended December 31, 2013 and 2012, the Company recorded stock-based compensation expense of $11,523 and $32,022, respectively, relating to the vesting of these options.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years December 31, 2013 and 2012

10.	Share capital (cont’d)

Stock options (cont’d)

On August 16, 2012, the Company granted 200,000 stock options to an employee. 50% of the options vest six months following the grant date and the remaining in twelve months from the grant date. The options are exercisable at CDN$1.11 and expire September 4, 2017. The options had a grant date fair value of $170,047 (CDN$168,112) determined using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 1.51%; Expected life of 5 years; Volatility of 97%; and a Dividend yield of 0%. During the years ended December 31, 2013 and 2012, the Company recorded stock-based compensation expense of $53,111 and $116,936 relating to the vesting of these options.

On December 20, 2012 the Company granted 80,000 stock options to employees. 50% of the options vest six months following the grant date and the remaining vest eighteen months from the grant date. The options are exercisable at CDN$0.80 and expire December 20, 2017. The options had a grant date fair value of $46,306 (CDN$45,780) determined using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 1.39%; Expected life of 5 years; Volatility of 97%; and a Dividend yield of 0%. During the years ended December 31, 2013 and 2013, the Company recorded stock-based compensation expense of $36,856 and $1,980 relating to the vesting of these options.

On December 20, 2012 the Company granted 272,000 stock options to employees and consultants of the Company which vested immediately. The options are exercisable at CDN$0.80 and expire December 20, 2017. During the year ended December 31, 2012 the Company recorded stock-based compensation of $158,292 (CDN$156,497) determined using the Black-Scholes Option Pricing Model with the assumptions: Risk free rate of 1.39%; Expected life of 5 years; Volatility of 97%; and a Dividend yield of 0%. These options were fully expensed in 2012.

On January 4, 2013 the Company granted 20,000 stock options to an employee. The options vested immediately. The options are exercisable at CDN$0.80 and expire January 4, 2018. The options had a fair value of $12,847 (CDN$12,665) determined using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 0.27%; Expected life of 5 years; Volatility of 107%; and a Dividend yield of 0%.

On April 5, 2013 the Company granted 40,000 stock options to an employee. 50% of the options vest six months following the grant date and the remaining in twelve months from the grant date. The options are exercisable at CDN$0.71 and expire April 5, 2018. The options had a grant date fair value of $21,496 (CDN$21,801) determined using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 0.71%; Expected life of 5 years; Volatility of 106%; and a Dividend yield of 0%. During the year ended December 31, 2013 the

Company recorded stock-based company recorded stock-based compensation expense of $16,048 relating to the vesting of these options.

On June 1, 2013 the Company granted 100,000 stock options to an employee. 25% of the options vested immediately, and 25% vest every three months thereafter. The options are exercisable at CDN$0.79 and expire June 1, 2016. The options had a grant date fair value of $48,167 (CDN$49,755) determined using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 0.71%; Expected life of 3 years; Volatility of 94%; and a Dividend yield of 0%. During the year ended December 31, 2013, the Company recorded stock-based compensation expense of $45,503 relating to the vesting of these options.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years December 31, 2013 and 2012

10.	Share capital (cont’d)

Stock options (cont’d)

On June 3, 2013 the Company granted 25,000 stock options to an employee. 50% of the options vest six months following the grant date and the remaining in twelve months from the grant date. The options are exercisable at CDN$0.83 and expire June 3, 2018. The options had a grant date fair value of $15,416 (CDN$15,981) determined using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 1.20%; Expected life of 5 years; Volatility of 106%; and a Dividend yield of 0%. During the year ended December 31, 2013, the Company recorded stock-based compensation expense of $10,433 relating to the vesting of these options.

On July 31, 2013 the Company granted 100,000 stock options to two consultants. 50% of the options vest six months following the grant date and the remaining in twelve months from the grant date. The options are exercisable at CDN$0.58 and expire July 18, 2018. The options had a grant date fair value of $42,209 (CDN$43,757) determined using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 1.40%; Expected life of 5 years; Volatility of 102%; and a Dividend yield of 0%. During the year ended December 31, 2013, the Company recorded stock-based compensation expense of $11,174 relating to the vesting of these options.

On August 16, 2013 the Company granted 400,000 stock options to a consultant. The options vested immediately. The options are exercisable at CDN$0.59 and expire August 16, 2016. The options had a grant date fair value of $128,191 (CDN$132,332) determined using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 1.20%; Expected life of 3 years; Volatility of 90%; and a Dividend yield of 0%.

The changes in options during the years ended December 31, 2013 and 2012 are as follows:

	December 31, 2013		December 31, 2012

	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price

Options outstanding, beginning	3,507,000	CDN$0.93	3,065,000	CDN$0.87
Options granted	685,000	CDN$0.64	672,000	CDN$0.84
Options exercised	(225,000)	CDN$0.40	(110,000)	CDN$0.72
Options forfeited	(195,000)	CDN$0.96	(120,000)	CDN$0.97

Options outstanding, ending	3,772,000	CDN$0.90	3,507,000	CDN$0.93

Options exercisable, ending	3,562,000	CDN$0.92	2,497,000	CDN$0.91

The weighted average measurement date fair value of the options granted during the year ended December 31, 2013 was $0.39 (2012 - $0.62). The weighted average remaining life of the options outstanding as at December 31, 2013 is 2.29 years.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years December 31, 2013 and 2012

10.	Share capital (cont’d)

Stock options (cont’d)

Details of options outstanding as at December 31, 2013 are as follows:

Exercise price	Expiry date	Number of options outstanding

CDN$ 0.40	May 7, 2014	100,000
CDN$ 1.00	May 7, 2014	300,000
CDN$ 1.50	May 7, 2014	200,000
CDN$ 0.97	February 8, 2016	1,830,000
CDN$ 0.51	April 17, 2017	120,000
CDN$ 1.11	September 4, 2017	200,000
CDN$ 0.80	December 20, 2017	337,000
CDN$ 0.80	January 4, 2018	20,000
CDN$ 0.71	April 5, 2018	40,000
CDN$ 0.79	June 1, 2016	100,000
CDN$ 0.83	June 3, 2018	25,000
CDN$ 0.58	July 31, 2018	100,000
CDN$ 0.59	August 16, 2016	400,000

		3,772,000

Share purchase warrants

Each warrant entitles the holder to purchase one common share of the Company.

The changes in warrants during the years ended December 31, 2013 and 2012 are as follows:

	December 31, 2013		December 31, 2012

	Number of warrants	Weighted average exercise price	Number of warrants	Weighted average exercise price

Warrants outstanding, beginning	8,362,107	CDN$0.80	4,427,869	CDN$0.76
Warrants issued	6,350,590	US$0.62	4,493,216	CDN$0.89
Warrants expired	(197,100)	CDN$1.00	(190,605)	CDN$1.34
Warrants exercised	(150,000)	US$0.62	—	—
Warrants exercised	(848,530)	CDN$0.72	(368,373)	CDN$0.95

Warrants outstanding, ending	13,517,067	CDN$0.72	8,362,107	CDN$0.80

The weighted average remaining life of the warrants outstanding as at December 31, 2013 is 1.69 years.

Details of warrants outstanding as at December 31, 2013 are as follows:

Exercise price	Expiry date	Number of warrants outstanding and exercisable

CDN$ 0.40	May 7, 2014	1,512,500
CDN$ 1.00	December 22, 2015	1,234,667
CDN$ 1.00	January 4, 2014	91,760
CDN$ 1.00	January 4, 2016	329,867
CDN$ 0.90	July 20, 2014	3,995,683
CDN$ 0.60	July 20, 2014	152,000
US$ 0.62	August 20, 2016	6,200,590

		13,517,067

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years December 31, 2013 and 2012

11.	Reserves

Share-based payment reserve

The share-based payment reserve records the fair value of options and warrants recorded in accordance with IFRS 2 “Share-based payments” until such time that the stock options or warrants are exercised, at which time the corresponding amount will be transferred to share capital.

12.	Financial risk and capital management

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of documented investment policies, counterparty limits, and controlling and reporting structures. The type of risk exposure and the way in which such exposure is managed is provided as follows:

Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company’s primary exposure to credit risk is on its cash, and cash equivalents. The majority of cash is deposited in bank accounts held with major banks in Canada and the United States. As most of the Company’s cash is held by two banks there is a concentration of credit risk. This risk is managed by using major banks that are high credit quality financial institutions as determined by rating agencies. The Company’s secondary exposure to risk is on its receivables. The risk is considered to be minimal.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company has a planning and budgeting process in place to help determine the funds required to support the Company’s normal operating requirements on an ongoing basis. The Company ensures that there are sufficient funds to meet its short-term business requirements, taking into account its anticipated cash flows from operations and its holdings of cash and cash equivalents.

Historically, the Company’s sole source of funding has been the issuance of equity securities for cash, primarily through private placements. The Company’s access to financing is always uncertain. There can be no assurance of continued access to significant equity funding.

The following is an analysis of the contractual maturities of the Company’s non-derivative financial liabilities as at December 31, 2013:

	Within one year	Between one and five years	More than five years

Trade payables	$201,521	$—	$—

Foreign exchange risk

Foreign exchange risk is the risk that the fair values of future cash flows of a financial instrument will fluctuate because they are denominated in currencies that differ from the respective functional currency. The Company does not hedge its exposure to fluctuations in foreign exchange rates.

The following is an analysis of the United States dollar equivalent of financial assets and liabilities that are denominated in Canadian dollars:

	December 31, 2013	December 31, 2012

Cash and cash equivalents	$558,067	$1,869,056

Based on the above net exposures, as at December 31, 2013, a 1% change in the Canadian dollar to United States dollar exchange rate would impact the Company’s net loss by $5,581 (2012 $18,691).

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years December 31, 2013 and 2012

12.	Financial risk and capital management (cont’d)

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk on its cash equivalents as these instruments have original maturities of three months or less and are therefore exposed to interest rate fluctuations on renewal. A 1% change in market interest rates would have an impact on the Company’s net loss of approximately $19,747.

Capital Management

The Company’s policy is to maintain a strong capital base so as to maintain investor and creditor confidence and to sustain future development of the business. The capital structure of the Company consists of equity, comprising share capital, net of accumulated deficit. There were no changes in the Company’s approach to capital management during the period. The Company is not subject to any externally imposed capital requirements.

Classification of financial instruments

Financial assets included in the statement of financial position are as follows:

	December 31, 2013	December 31, 2012

Loans and receivables:
Cash and cash equivalents	$2,849,022	$2,205,709
Receivables	26,016	33,211

	$2,875,038	$2,238,920

Financial liabilities included in the statement of financial position are as follows:

	December 31, 2013	December 31, 2012

Non-derivative financial liabilities:
Trade payables	$201,521	$82,682
Derivative liabilities
Derivative financial liability – warrants	1,967,140	2,027,568

	$2,168,661	$2,110,250

Fair value

The fair value of the Company’s financial assets and liabilities approximates the carrying amount.

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

•	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

•	Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

•	Level 3 – Inputs that are not based on observable market data.

Financial liabilities measured at fair value at December 31, 2013 and 2012 consist of the derivative liability, which is measured using level 3 inputs. The fair value of the derivative liability is determined by the Black-Scholes option pricing model using the historical volatility as an estimate of future volatility. At December 31, 2013, if the volatility used was increased by 10% the impact would be an increase to the derivative liability of $127,817 with a corresponding increase to comprehensive loss.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years December 31, 2013 and 2012

13.	Commitments

Employment Agreement

The Company has an agreement (the “Employment Agreement”) dated October 1, 2007, and amended July 31, 2008, with an officer of the Company under which the Company pays a fee for employee services at a base salary of $220,000 per annum. On April 30, 2010, the Board of Directors passed a resolution to increase this to $250,000 per annum and on May 13, 2011 passed a resolution to increase this to $275,000 per annum. The employee is entitled to receive options under the terms and conditions of the Company’s stock option plan. The employee will serve as the President and Chief Executive Officer of the Company. On April 5, 2012, the employment agreement was extended for an additional two years under the same terms.

Pursuant to the Employment Agreement, the Company has committed to granting 500,000 stock options based on the Company achieving certain consolidated net revenue targets. The exercise price and term of the options will be set at time the targets are met.

The employee has the right, upon 30 days’ notice, to terminate the Employment Agreement. The Company may terminate the Employment Agreement on 10 days’ notice if for cause or on 60 days’ notice if without cause. Should the Company terminate the contract without cause, it is obligated to pay the employee an amount equal to three month’s base salary.

License Agreement

In 2004 the Company entered into a License Agreement with a university under which the university is entitled to receive: (i) 2% of the Company’s adjusted gross sales as defined in the License Agreement, and (ii) 2% of the adjusted gross sales of any sub licensee as defined in the License Agreement. The License Agreement gives the Company an exclusive license to a certain United States patent and the related technology for low temperature growth of inorganic materials from solution using catalyzed growth and re-growth.

Research and Development Facility Lease

On June 1, 2013, the Company entered into a new two year lease for its research and development facility in Rochester, New York. The Company will pay a base rent of $103,596 per year in monthly installments of $8,633. The lease expires on June 30, 2015.

Administrative Office Lease

On August 1, 2013, the Company entered into a new three year lease agreement for its administrative office. The Company will pay a base rent of $22,000 per year in monthly installments of $1,833. After year one the annual rent will increase 3% for each year of the lease, the lease expires on July 31, 2016.

Patent License Agreement

On December 9, 2011 the Company entered into a Patent License Agreement to use certain licensed patents. The Company is required to pay an annual fee of $25,000 for as long as the Company uses the patents.

14.	Related party transactions and balances

Related party balances

As at December 31, 2013, there was $10,558 (2012 - $5,097) owing from an officer of the Company and has been included in receivables.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years December 31, 2013 and 2012

14.	Related party transactions and balances (cont’d)

Key management personnel compensation

	December 31, 2013	December 31, 2012

Administrative fees	$60,000	$60,000
Consulting	58,000	30,200
Stock-based compensation	12,847	28,768
Wages and benefits	488,000	446,750

	$618,847	$565,718

15.	Income taxes

A reconciliation of the expected income tax recovery to the actual income tax recovery is as follows:

	December 31, 2013	December 31, 2012

Net loss	$(3,938,828)	$(1,838,355)
Tax rate	34%	34%

Expected income tax recovery	(1,339,202)	(625,040)
Derivative liability	123,034	(574,843)
Non-deductible items and other	(91,271)	58,361
Effect of share issuance costs not recognized	(27,786)	(35,246)
Effect of different foreign tax rates	33,522	24,897
Temporary differences not recognized	1,301,703	1,151,871

	$—	$—

The Company has the following deductible temporary difference for which no deferred tax asset has been recognized and that can be carried forward indefinitely.

	December 31, 2013	December 31, 2012

Non-capital losses – Canada	$1,507,061	$1,173,191
Tax losses – United States	12,003,312	8,860,293
Equipment tax pools	391,418	123,977
Share issuance costs	209,992	257,205

	$14,111,783	$10,414,666

The Canadian and US non-capital losses expired between 2015 and 2033.

16.	Subsequent events

In January 2014, 50,000 common share purchase warrants with an exercise price of US$0.62 were exercised for gross proceeds of $31,000.

In January 2014, 70,913 common share purchase warrants with an exercise price of CDN$1.00 were exercised for cash proceeds of $67,365 (CDN$70,913).

In March 2014, 137,500 common share purchase warrants with an exercise price of CDN$0.40 were exercised for cash proceeds of (CDN$55,000).

In March 2014, 50,000 common share purchase warrants with an exercise price of US$0.62 were exercised for gross proceeds of $31,000.

In April 2014, 110,000 common share purchase warrants with an exercise price of CDN$0.40 were exercised for cash proceeds of (CDN$44,000)

INDEPENDENT AUDITOR’S REPORT

To the Shareholders of Natcore Technology Inc.

We have audited the accompanying consolidated financial statements of Natcore Technology Inc., which comprise of the consolidated statements of financial position as at December 31, 2012, 2011 and 2010, and the consolidated statements of comprehensive loss, changes in shareholders’ equity and cash flows for the years ended December 31, 2012 and 2011 and a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence that we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Natcore Technology Inc. as at December 31, 2012, 2011 and 2010 and its financial performance and its cash flows for the years ended December 31, 2012 and 2011, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Emphasis of Matter

Without modifying our opinion, we draw attention to Note 1 to the consolidated financial statements, which describes certain conditions that indicate the existence of a material uncertainty that give rise to significant doubt about the entity’s ability to continue as a going concern.

Other Matter

As discussed in Note 17 to the consolidated financial statements, the consolidated financial statements as at December 31, 2011 and 2010 and for the year ended December 31, 2011 have been restated to correct a misstatement.

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED ACCOUNTANTS

Vancouver, BC
April 29, 2013

Natcore Technology Inc.
Consolidated statements of financial position
(Expressed in United States dollars)

	Notes	December 31, 2012	December 31, 2011 (Note 17)	December 31, 2010 (Note 17)

ASSETS
Current assets
Cash and cash equivalents	4	$2,205,709	$2,360,852	$2,450,611
Receivables	5	33,211	36,826	41,799
Prepaid expenses		44,718	41,657	67,581

		2,283,638	2,439,335	2,559,991

Non-current assets
Equipment	6	809,309	712,281	8,935
Intangible assets	7	308,104	464,585	582,947

		1,117,413	1,176,866	591,882

TOTAL ASSETS		$3,401,051	$3,616,201	$3,151,873

LIABILITIES
Current liabilities
Trade payables and accrued liabilities	8	$82,682	$167,842	$405,016
Due to related parties		—	—	140,000
Derivative financial liability	9	2,027,568	465,553	1,850,012

TOTAL LIABILITIES		2,110,250	633,395	2,395,028

SHAREHOLDERS’ EQUITY
Share capital	10	8,970,743	9,629,882	4,663,058
Subscriptions received		—	—	386,666
Share-based payment reserve	11	2,616,511	1,811,022	470,587
Deficit		(10,296,453)	(8,458,098)	(4,763,466)

TOTAL SHAREHOLDERS’ EQUITY		1,290,801	2,982,806	756,845

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		$3,401,051	$3,616,201	$3,151,873

Nature and continuance of operations	1
Commitments	14
Subsequent event	18

Approved on behalf of the Board:

“John Calhoun”	“Brien Lundin”

– Director	– Director

The accompanying notes are an integral part of these consolidated financial statements.

Natcore Technology Inc.
Consolidated statements of comprehensive loss
(Expressed in United States dollars)

		For the years ended

	Notes	December 31, 2012	December 31, 2011 (Note 17)

Expenses
Consulting	15	$70,410	$46,607
Depreciation and amortization	6, 7	325,648	143,848
Filing fees		26,743	10,920
Foreign exchange (gain)/loss		(62,086)	151,504
Interest and bank charges		2,056	4,102
Marketing		56,553	216,267
Office and miscellaneous	15	500,322	286,998
Professional fees		204,442	247,946
Research and development		781,042	452,959
Stock-based compensation	10, 15	609,400	1,287,021
Travel		216,725	275,822
Wages and salaries	10, 15	821,365	947,111

		(3,552,620)	(4,071,105)

Other items
Fair value adjustment on warrants	9, 17	1,690,715	349,711
Interest income		23,550	26,762

Net and comprehensive loss for the year		$(1,838,355)	$(3,694,632)

Loss per share – basic and diluted	10	$(0.05)	$(0.11)

Weighted Average Number of Shares Outstanding– basic and diluted	10	36,014,144	32,756,376

The accompanying notes are an integral part of these consolidated financial statements.

Natcore Technology Inc.
Consolidated statement of changes in shareholders’ equity
(Expressed in United States dollars)

		Share capital

	Notes	Number of shares	Amount	Subscriptions received	Share-based payment reserve	Deficit	Total

Balance at December 31, 2010		28,517,000	$4,663,058	$386,666	$470,587	$(4,763,466)	$756,845
Comprehensive loss for the year		—	—	—	—	(3,694,632)	(3,694,632)
Transactions with owners, in their capacity as owners, and other transfers:
Shares issued for cash – private placement	10	1,563,233	1,215,866	(386,666)	—	—	829,200
Derivative liability – warrants granted	9, 10	—	(366,113)	—	—	—	(366,113)
Derivative liability – warrants exercised	9, 10	—	1,400,861	—	—	—	1,400,861
Issuance costs – cash	10	—	(78,834)	—	—	—	(78,834)
Issuance costs – warrants	10	—	(53,413)	—	53,413	—	—
Shares issued for cash – warrants exercised		3,855,543	2,848,458	—	—	—	2,848,458
Stock-based compensation	10	—	—	—	1,287,021	—	1,287,021

Balance at December 31, 2011		33,935,776	9,629,883	—	1,811,021	(8,458,098)	2,982,806
Comprehensive loss for the year		—	—	—	—	(1,838,355)	(1,838,355)
Transactions with owners, in their capacity as owners, and other transfers:
Shares issued for cash – private placement	10	4,166,700	2,478,020	—	—	—	2,478,020
Derivative liability – warrants granted	9, 10	—	(3,341,782)	—	—	—	(3,341,782)
Derivative liability – warrants exercised	9, 10	—	89,052	—	—	—	89,052
Issuance costs – cash	10	—	(102,815)	—	—	—	(102,815)
Issuance costs – warrants	10	—	(273,617)	—	273,617	—	—
Shares issued for cash – options exercise		110,000	136,138	—	(55,911)	—	80,227
Shares issued for cash – warrants exercise		368,373	355,865	—	(21,617)	—	334,248
Stock-based compensation	10	—	—	—	609,400	—	609,400

Balance at December 31, 2012		38,580,849	$8,970,743	$—	$2,616,511	$(10,296,453)	$1,290,801

The accompanying notes are an integral part of these consolidated financial statements.

Natcore Technology Inc.
Consolidated statements of cash flows
(Expressed in United States dollars)

	For the years ended

	December 31, 2012	December 30, 2011

Operating activities
Net loss	$(1,838,355)	$(3,694,632)
Adjustments for non-cash items:
Depreciation and amortization	325,648	143,848
Fair value adjustment on warrants	(1,690,715)	(349,711)
Stock-based compensation	609,400	1,287,021
Changes in non-cash working capital items:
Receivables	3,615	4,974
Prepaid expenses	(3,061)	25,924
Trade payables and accrued liabilities	(85,160)	(237,173)

Net cash flows used in operating activities	(2,678,628)	(2,819,749)

Investing activities
Expenditures on equipment	(266,195)	(708,832)
Expenditures on intangible assets	—	(20,000)

Net cash flows used in investing activities	(266,195)	(728,832)

Financing activities
Proceeds on issuance of common shares - net of share issue costs	2,789,680	3,598,822
Repayment of amounts due to related parties	—	(140,000)

Net cash flows provided by financing activities	2,789,680	3,458,822

Decrease in cash and cash equivalents	(155,143)	(89,759)
Cash and cash equivalents, beginning	2,360,852	2,450,611

Cash and cash equivalents, ending	$2,205,709	$2,360,852

Supplementary cash flow information:
Cash received for interest	$33,343	$5,604
Cash paid for interest	$6	$1,679

The accompanying notes are an integral part of these consolidated financial statements.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years ended December 31, 2012 and 2011

1.	Nature and continuance of operations

Natcore Technology Inc. (the “Company”) was incorporated under the British Columbia Business Corporations Act on August 9, 2007. The Company’s common shares are listed on the TSX Venture Exchange (the “Exchange”) under the symbol NXT.

The Company’s head office address is 87 Maple Avenue, 1st Floor, Red Bank, New Jersey, 07701. The Company’s registered office is 2080 - 777 Hornby Street, Vancouver British Columbia V6Z 1S4.

On May 8, 2009, the Company acquired all of the issued and outstanding share capital of a private Delaware company (the “Acquisition”), also called Natcore Technology, Inc. (“Natcore US”). Natcore US was incorporated in Delaware in 2002, to exploit the patent pending technology over which it owns the exclusive license from Rice University. The licensed intellectual property (the “Technology”) controls the growth of thin and thick film of silicon dioxide and mixed silicon oxides on silicon and other substrates from aqueous bath at room temperature and pressure.

These consolidated financial statements have been prepared on the assumption that the Company will continue as a going concern, meaning it will continue in operation for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations. Different bases of measurement may be appropriate if the Company is not expected to continue operations for the foreseeable future. As at December 31, 2012 the Company has had recurring losses from operations and a cumulative deficit of $10,296,453. The Company’s continuation as a going concern is dependent upon its ability to attain profitable operations and generate funds there from and/or raise equity capital or borrowings sufficient to meet current and future obligations. These conditions indicate the existence of a material uncertainty that may cast significant doubt about the Company’s ability to continue as a going concern. Management intends to finance operating costs over the next twelve months with existing cash resources and the private placement of common shares.

2.	Significant accounting policies and basis of preparation

Statement of compliance with International Financial Reporting Standards

These consolidated financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

The consolidated financial statements were authorized for issue by the Board of Directors on April 29, 2013.

Basis of preparation

The consolidated financial statements of the Company have been prepared on an accrual basis and are based on historical costs, modified where applicable. The consolidated financial statements are presented in United States dollars unless otherwise noted.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years ended December 31, 2012 and 2011

2.	Significant accounting policies and basis of preparation (cont’d)

Consolidation

The consolidated financial statements include the accounts of the Company and its controlled entities. Details of controlled entities are as follows:

		Percentage owned

	Jurisdiction of incorporation	December 31, 2012	December 31, 2011

Natcore Technology, Inc.	United States	100%	100%
Newcyte, Incorporated	United States	100%	100%
Vanguard Solar, Inc.	United States	100%	100%
Natcore Asia Technology, Limited	Hong Kong	100%	100%

_______________
*Percentage of voting power is in proportion to ownership.
Inter-company balances are eliminated on consolidation.

Significant accounting judgments, estimates and assumptions

The preparation of consolidated financial statements in accordance with IFRS requires the Company to make estimates and assumptions concerning the future. The Company’s management reviews these estimates and underlying assumptions on an ongoing basis, based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to estimates are adjusted for prospectively in the period in which the estimates are revised.

Estimates and assumptions where there is significant risk of material adjustments to assets and liabilities in future accounting periods include the useful lives of equipment, impairment considerations for equipment and intangible assets, determination of fair value for stock-based compensation and other share-based payments, valuations and assumptions used to determine deferred income taxes and the fair value of financial instruments.

Foreign currency translation

The functional currency of each of the Company’s entities is measured using the currency of the primary economic environment in which that entity operates. The consolidated financial statements are presented in United States dollars which is the functional currency of the Company and its subsidiaries.

Transactions and balances:

Foreign currency transactions are translated into functional currency using the exchange rates prevailing at the date of the transaction. Foreign currency monetary items are translated at the period-end exchange rate. Non-monetary items measured at historical cost continue to be carried at the exchange rate at the date of the transaction. Non-monetary items measured at fair value are reported at the exchange rate at the date when fair values were determined.

Exchange differences arising on the translation of monetary items or on settlement of monetary items are recognized in profit or loss in the statement of comprehensive loss in the period in which they arise, except where deferred in equity as a qualifying cash flow or net investment hedge.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years ended December 31, 2012 and 2011

2.	Significant accounting policies and basis of preparation (cont’d)

Foreign currency translation(cont’d)

Exchange differences arising on the translation of non-monetary items are recognized in other comprehensive loss in the statement of comprehensive loss to the extent that gains and losses arising on those non-monetary items are also recognized in other comprehensive loss. Where the non-monetary gain or loss is recognized in profit or loss, the exchange component is also recognized in profit or loss.

The financial results and position of foreign operations whose functional currency is different from the Company’s presentation currency are translated as follows:

• assets and liabilities are translated at period-end exchange rates prevailing at that reporting date; and

• income and expenses are translated at average exchange rates for the period.

Intangible assets

Intangible assets acquired separately

Intangible assets with finite useful lives that are acquired separately are carried at cost less accumulated amortization and accumulated impairment losses. Amortization is recognized on a straight-line basis over their estimated useful lives. The estimated useful life and amortization method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis. Intangible assets with indefinite useful lives that are acquired separately are carried at cost less accumulated impairment losses.

Internally-generated intangible assets - Research and development expenditure

Expenditure on research activities is recognized as an expense in the period in which it is incurred.

An internally-generated intangible asset arising from development (or from the development phase of an internal project) is recognized if, and only if, all of the following have been demonstrated:

• The technical feasibility of completing the intangible asset so that it will be available for use or sale;

• The intention to complete the intangible asset and use or sell it;

• The ability to use or sell the intangible asset;

• How the intangible asset will generate probable future economic benefits;

• The availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and

• The ability to measure reliably the expenditure attributable to the intangible asset during its development.

The amount initially recognized for internally-generated intangible assets is the sum of the expenditure incurred from the date when the intangible asset first meets the recognition criteria listed above. Where no internally-generated intangible asset can be recognized, development expenditure is recognized in loss in the period in which it is incurred.

Subsequent to initial recognition, internally-generated intangible assets are reported at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

At December 31, 2012, the Company has not recognized any internally-generated intangible assets.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years ended December 31, 2012 and 2011

2.	Significant accounting policies and basis of preparation (cont’d)

Share-based payments

The Company operates a stock option plan. Share-based payments to employees are measured at the fair value of the instruments issued and amortized over the vesting periods. Share-based payments to non-employees are measured at the fair value of goods or services received or the fair value of the equity instruments issued, if it is determined the fair value of the goods or services cannot be reliably measured, and are recorded at the date the goods or services are received. The corresponding amount is recorded to the share-based payment reserve. The fair value of options is determined using the Black–Scholes Option Pricing Model. The number of shares and options expected to vest is reviewed and adjusted at the end of each reporting period such that the amount recognized for services received as consideration for the equity instruments granted shall be based on the number of equity instruments that eventually vest.

Financial instruments

The Company classifies its financial instruments in the following categories: at fair value through profit or loss, loans and receivables, held-to-maturity investments, available-for-sale and financial liabilities. The classification depends on the purpose for which the financial instruments were acquired. Management determines the classification of its financial instruments at initial recognition.

Financial assets are classified at fair value through profit or loss when they are either held for trading for the purpose of short-term profit taking, derivatives not held for hedging purposes, or when they are designated as such to avoid an accounting mismatch or to enable performance evaluation where a group of financial assets is managed by key management personnel on a fair value basis in accordance with a documented risk management or investment strategy. Such assets are subsequently measured at fair value with changes in carrying value being included in profit or loss.

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and are subsequently measured at amortized cost. They are included in current assets, except for maturities greater than 12 months after the end of the reporting period. These are classified as non-current assets.

Held-to-maturity investments are non-derivative financial assets that have fixed maturities and fixed or determinable payments, and it is the Company’s intention to hold these investments to maturity. They are subsequently measured at amortized cost. Held-to-maturity investments are included in non-current assets, except for those which are expected to mature within 12 months after the end of the reporting period.

Available-for-sale financial assets are non-derivative financial assets that are designated as available-for-sale or are not suitable to be classified as financial assets at fair value through profit or loss, loans and receivables or held-to-maturity investments and are subsequently measured at fair value. These are included in current assets. Unrealized gains and losses are recognized in other comprehensive loss, except for impairment losses and foreign exchange gains and losses.

Non-derivative financial liabilities (excluding financial guarantees) are subsequently measured at amortized cost. Derivative financial liabilities are classified at fair value through profit and loss and are subsequently measured at fair value with changes in carrying value being included in profit or loss.

Regular purchases and sales of financial assets are recognized on the trade-date – the date on which the Company commits to purchase the asset.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years ended December 31, 2012 and 2011

2.	Significant accounting policies and basis of preparation (cont’d)

Financial instruments(cont’d)

Financial assets are derecognized when the rights to receive cash flows from the investments have expired or have been transferred and the Company has transferred substantially all risks and rewards of ownership.

At each reporting date, the Company assesses whether there is objective evidence that a financial instrument has been impaired. In the case of available-for-sale financial instruments, a significant and prolonged decline in the value of the instrument is considered to determine whether an impairment has arisen.

Impairment of long-lived assets

The carrying amount of the Company’s long-lived assets (which include equipment and intangible assets) is reviewed at each reporting date to determine whether there is any indication of impairment. If such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss. An impairment loss is recognized whenever the carrying amount of an asset or its cash generating unit exceeds its recoverable amount. Impairment losses are recognized in the statement of comprehensive loss.

The recoverable amount of assets is the greater of an asset’s fair value less cost to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects the current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the cash-generating unit to which the asset belongs.

An impairment loss is only reversed if there is an indication that the impairment loss may no longer exist and there has been a change in the estimates used to determine the recoverable amount, however, not to an amount higher than the carrying amount that would have been determined had no impairment loss been recognized in previous years.

Assets that have an indefinite useful life are not subject to amortization and are tested annually for impairment.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits held at call with banks and other short-term highly liquid investments, such as guaranteed investment certificates with original maturities of three months or less. Guaranteed investment certificates are investments with Canadian banks that are the equivalent of a certificate of deposit.

Income taxes

Current income tax:

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date, in the countries where the Company operates and generates taxable income.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years ended December 31, 2012 and 2011

2.	Significant accounting policies and basis of preparation (cont’d)

Income taxes(cont’d)

Current income tax (cont’d)

Current income tax relating to items recognized directly in other comprehensive loss or equity is recognized in other comprehensive loss or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred income tax:

Deferred income tax is provided using the asset and liability method on temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

The carrying amount of deferred income tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

Deferred income tax assets and deferred income tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred income taxes relate to the same taxable entity and the same taxation authority.

Equipment

Equipment is stated at historical cost less accumulated depreciation and accumulated impairment losses.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are charged to the statement of comprehensive loss during the financial period in which they are incurred.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized in profit or loss.

Depreciation and amortization are calculated on a straight-line method to write off the cost of the assets to their residual values over their estimated useful lives.

3.	Accounting standards issued but not yet effective

New standard IFRS 9 “Financial Instruments”

This new standard is a partial replacement of IAS 39 “Financial Instruments: Recognition and Measurement”. IFRS 9 uses a single approach to determine whether a financial asset is measured at amortized cost or fair value, replacing the multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial instruments in the context of its business model and the contractual cash flow characteristics of the financial assets.

The new standard also requires a single impairment method to be used, replacing the multiple impairment methods in IAS 39. IFRS 9 is effective for annual periods beginning on or after January 1, 2015.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years ended December 31, 2012 and 2011

3.	Accounting standards issued but not yet effective (cont’d)

New standard IFRS 10 “Consolidated Financial Statements”

This new standard will replace IAS 27 “Consolidated and Separate Financial Statements”, and Standing Interpretations Committee abstract (“SIC”) 12 “Consolidation – Special Purpose Entities”. Concurrent with IFRS 10, the IASB issued IFRS 11 “Joint Ventures”; IFRS 12 “Disclosures of Involvement with Other Entities”; IAS 27 “Separate Financial Statements”, which has been amended for the issuance of IFRS 10 but retains the current guidance for separate financial statements; and IAS 28 “Investments in Associates and Joint Ventures”, which has been amended for conforming changes based on the issuance of IFRS 10 and IFRS 11.

IFRS 10 uses control as the single basis for consolidation, irrespective of the nature of the investee, eliminating the risks and rewards approach included in SIC-12, and requires continuous assessment of control over an investee. The above consolidation standards are effective for annual periods beginning on or after January 1, 2013.

New standard IFRS 11 “Joint Arrangements”

This new standard requires a venturer to classify its interest in a joint arrangement as a joint venture or joint operation. Joint ventures will be accounted for using the equity method of accounting whereas for a joint operation the venture will recognize its share of the assets, liabilities, revenue and expenses of the joint operation. Under existing IFRS, entities have the choice to proportionately consolidate or equity account for interests in joint ventures. IFRS 11 supersedes lAS 31, Interests in Joint Ventures, and SIC-13, Jointly Controlled Entities-Non-monetary Contributions by Venturers.

New standard IFRS 12 “Disclosure of Interests in Other Entities”

This new standard establishes disclosure requirements for interests in other entities, such as joint arrangements, associates, special purpose vehicles and off balance sheet vehicles. The standard carries forward existing disclosures and also introduces significant additional disclosure requirements that address the nature of, and risks associated with, an entity’s interests in other entities.

New standard IFRS 13 “Fair value measurement”

This new standard replaces the fair value measurement guidance currently included in various other IFRS standards with a single definition of fair value and extensive application guidance. IFRS 13 provides guidance on how to measure fair value and does not introduce new requirements for when fair value is required or permitted. It also establishes disclosure requirements to provide users of the financial statements with more information about fair value measurements. IFRS 13 is effect for annual periods beginning on or after January 1, 2013.

Amendments to IAS 32 “Financial Instruments: Presentation”

These amendments address inconsistencies when applying the offsetting requirements, and is effective for annual periods beginning on or after January 1, 2014.

Financial statement presentation

In June 2011, the IASB and the Financial Accounting Standards Board (“FASB”) issued amendments to standards to align the presentation requirements for other comprehensive income (“OCI”). The IASB issued amendments to IAS 1 “Presentation of Financial Statements” to require companies preparing financial statements under IFRS to group items within OCI that may be reclassified to the profit or loss.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years ended December 31, 2012 and 2011

3.	Accounting standards issued but not yet effective (cont’d)

The amendments also reaffirm existing requirements that items in OCI and profit or loss should be presented as either a single statement or two consecutive statements. The amendments are effective for fiscal years beginning on or after July 1, 2012.

The Company has not early adopted these new and revised standards and is currently assessing the impact that these standards will have on its consolidated financial statements. Other accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on the Company’s financial statements.

4.	Cash and cash equivalents

	December 31, 2012	December 31, 2011

Cash at bank	$371,401	$260,852
Guaranteed investment certificates	1,834,308	2,100,000

	$2,205,709	$2,360,852

5.	Receivables

	December 31, 2012	December 31, 2011

HST receivable*	$16,957	$12,970
Due from related party (Note 15)	5,097	2,862
Interest receivable	11,157	20,994

	$33,211	$36,826

_______________

*The Harmonized Sales Tax (“HST”) receivable is comprised of input taxes the Company has been charged by vendors on purchases of goods and services obtained in Canada. The Company is entitled to a refund of these input taxes from the Canada Revenue Agency, which it receives on a quarterly basis.

6.	Equipment

	Furniture and office equipment	Production equipment	Total

Cost:
At December 31, 2010	$18,010	$—	$18,010
Additions	105,379	603,453	708,832

At December 31, 2011	123,389	603,453	726,842

Depreciation:
At December 31, 2010	9,075	—	9,075
Charge for the period	5,486	—	5,486

At December 31, 2011	14,561	—	14,561

Net book value:

At December 31, 2011	$108,828	$603,453	$712,281

Cost:
At December 31, 2011	$123,389	$603,453	$726,842
Additions	161,661	104,534	266,195

At December 31, 2012	285,050	707,987	993,037

Depreciation:
At December 31, 2011	14,561	—	14,561
Charge for the period	38,023	131,144	169,167

At December 31, 2012	52,584	131,144	183,728

Net book value:

At December 31, 2012	$232,466	$576,843	$809,309

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years ended December 31, 2012 and 2011

7.	Intangible assets

Issued and pending patents

Cost:
At December 31, 2010	$691,814
Additions	20,000

At December 31, 2011	711,814

Amortization:
At December 31, 2010	108,867
Charge for the period	138,362

At December 31, 2011	247,229

Net book value:

At December 31, 2011	$464,585

Cost:
At December 31, 2011	$711,814
Additions	—

At December 31, 2012	711,814

Amortization:
At December 31, 2011	247,229
Charge for the period	156,481

At December 31, 2012	403,710

Net book value:

At December 31, 2012	$308,104

8.	Trade payables and accrued liabilities

	December 31, 2012	December 31, 2011

Trade payables	$82,682	$102,087
Accrued liabilities	—	65,755

	$82,682	$167,842

9.	Derivative financial liability

	Year ended December 31, 2012	Year ended December 31, 2011

Balance, beginning	$465,553	$1,850,012
Fair value of warrants issued during the year	3,341,782	366,113
Fair value of warrants exercised during year	(89,052)	(1,400,861)
Change in fair value of warrants outstanding	(1,690,715)	(349,711)

Balance, ending	$2,027,568	$465,553

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years ended December 31, 2012 and 2011

9.	Derivative financial liability (cont’d)

The derivative financial liability consists of the fair value of share purchase warrants that have exercise prices that differ from the functional currency of the Company and are within the scope of IAS 32 “Financial Instruments: Presentation”. Details of these warrants and their fair values are as follows:

Expiry Date	Exercise Price	Number of warrants outstanding at December 31, 2012	Fair value at December 31, 2012	Number of warrants outstanding at December 31, 2011	Fair value at December 31, 2011

	CDN $		US $		US $
December 22, 2013	1.00	1,234,667	355,987	1,234,667	285,080
January 4, 2014	1.00	499,867	144,124	781,617	180,473
July 20, 2014	0.90	4,166,700	1,527,457	—	—

		5,901,234	2,027,568	2,016,284	465,553

The fair values of these warrants were estimated using the Black-Scholes Option Pricing Model using the following assumptions.

•	The stock price was based upon the publicly traded price at the time of issuance

•	The risk-free interest rate assumption is based on the U.S. Treasury yield for a period consistent with the expected term of the option in effect at the time of the grant.

•	The Company does not pay dividends on common stock and does not anticipate paying dividends on its common stock in the foreseeable future. Therefore, the expected dividend rate was 0%.

•	The warrant term is the life of the warrant.

•	The expected volatility was based off of the historical trading prices of the Company’s common stock price over the expected life of the warrant.

•	The forfeiture rate is based on the historical forfeiture rate for the Company’s unvested warrants, which was 0%.

The fair values of these warrants as at December 31, 2012 were estimated using the Black-Scholes Option Pricing Model using the following inputs.

Expiry Date	December 22, 2013	January 4, 2014	July 20, 2014

Exercise price	CDN $1.00	CDN $1.00	CDN $0.90
Share price	CDN $0.79	CDN $0.79	CDN $0.79
Expected volatility	113%	113%	106%
Expected life	1.0 year	1.0 years	1.55 years
Dividends	0.00%	0.00%	0.00%
Risk-free interest rate	1.07%	1.07%	1.12%

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years ended December 31, 2012 and 2011

9.	Derivative financial liability (cont’d)

The fair values of these warrants as at December 31, 2011 were estimated using the Black-Scholes Option Pricing Model using the following inputs.

Expiry Date	December 22, 2013	January 4, 2014

Exercise price	CDN $1.00	CDN $1.00
Share price	CDN $0.79	CDN $0.79
Expected volatility	106%	106%
Expected life	2.0 years	2.0 years
Dividends	0.00%	0.00%
Risk-free interest rate	0.97%	0.97%

10.	Share capital

Authorized share capital

Unlimited number of common shares without par value.

Issued share capital

At December 31, 2012 there were 38,580,849 issued and fully paid common shares (December 31, 2011 – 33,935,776).

Private placements

On January 4, 2011, the Company completed the second tranche of a non-brokered private placement and issued 1,563,233 units at CDN$0.75 per unit for aggregate gross proceeds of $1,215,866 (CDN$1,172,425).Each unit was comprised of one common share and one half share purchase warrant exercisable at CDN$1.00 expiring in three years. On issue the fair value of the warrants was determined to be $366,113 using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 1.78%; Expected life of 3 years; Volatility of 118%; and a Dividend yield of 0%.Finder’s fees were paid on portions of the private placement in the amount of 10% of the gross proceeds placed by such finders, payable in cash ($78,834) and 10% of the total units placed by such finders, payable through the issuance of finder’s warrants, exercisable into one common share of the Company on the same terms as the warrants issued as part of the aforementioned units. A total of 113,988 finder’s warrants were issued with a fair value of $53,413 determined using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 1.78%; Expected life of 3 years; Volatility of 118%; and a Dividend yield of 0%.

On July 20, 2012, The Company completed a private placement of 4,166,700 units at a price of CDN $0.60 per unit generating aggregate gross proceeds of $2,478,020(CDN$2,500,000). Each unit comprised one common share and one share purchase warrant, with each whole warrant exercisable at a price of CDN$0.90 per share until July 20, 2014. On issue the fair value of the warrants was determined to be $3,341,782 using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 0.97%; Expected life of 2 years; Volatility of 93%; and a Dividend yield of 0%. In the event that the Company’s common shares close at over CDN$1.60 for 20 consecutive trading days, the warrants will be subject to accelerated conversion within 30 days notice of the Company disseminating a press release providing notice of that circumstance. Finder’s fees were paid on a portion of the financing, such that an aggregate of $102,815 was paid in cash and 22,516 finder’s warrants were issued, having the same terms as the warrants forming part of the units and 152,000 finder’s unit warrants were issued exercisable to acquire units on the same terms as the units issued in the financing at an exercise price of CDN$0.60 per unit for until July 20, 2014. An additional 152,000 finder’s warrants were issued with an exercise price of CDN$0.90 until July 20, 2014. The fair value of the finder’s warrants was $273,617 determined using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 0.97%; Expected life of 2 years; Volatility of 93%; and a Dividend yield of 0%.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements (Expressed in United States dollars) For the years ended December 31, 2012 and 2011

10.	Share capital (cont’d)

Basic and diluted loss per share

The calculation of basic and diluted loss per share for the years ended December 31, 2012and 2011 was based on the loss attributable to common shareholders of $1,838,355 and $3,694,632 and the weighted average number of common shares outstanding of 36,014,144and 32,756,376, respectively.

Diluted loss per share did not include the effect of stock options and warrants as the effect would be anti-dilutive.

Stock options

The Company has adopted an incentive stock option plan, which provides that the Board of Directors of the Company may from time to time, at its discretion, and in accordance with the Exchange requirements, grant to directors, officers, employees and technical consultants to the Company, non-transferable options to purchase common shares, provided that the number of common shares reserved for issuance will not exceed 6,779,255 common shares. Such options will be exercisable for a period of up to 10 years from the date of grant. In connection with the foregoing, the number of common shares reserved for issuance to any one optionee will not exceed five percent (5%) of the issued and outstanding common shares and the number of common shares reserved for issuance to all technical consultants will not exceed two percent (2%) of the issued and outstanding common shares. Options may be exercised no later than 90 days following cessation of the optionee’s position with the Company or 30 days following cessation of an optionee conducting investor relations activities’ position.

Stock-based compensation expense has been calculated using the Black-Scholes option pricing model. The measurement date fair values of the stock options were estimated using the Black-Scholes Option Pricing Model using the following assumptions.

	•	The stock price was based upon the publicly traded price at the time of issuance

	•	The risk-free interest rate assumption is based on the U.S. Treasury yield for a period consistent with the expected term of the option in effect at the time of the grant.

	•	The Company does not pay dividends on common stock and does not anticipate paying dividends on its common stock in the foreseeable future. Therefore, the expected dividend rate was 0%.

	•	The expected life of the warrants was estimated at 75% of the remaining term until expiry, which is based on the length of time similar warrants have remained outstanding in the past.

	•	The expected volatility was based off on the historical trading prices of the Company’s common stock price over the expected life of the warrant.

	•	The forfeiture rate is based on the historical forfeiture rate for the Company’s unvested warrants, which was 0%.

On February 8, 2011, the Company granted 2,190,000 stock options to directors, employees and consultants. The options vest over a three year period, and are exercisable at CDN$0.97 expiring in five years. The options had a grant date fair value of $1,666,332 (CDN$1,650,651) determined using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 2.44%; Expected life of 5 years; Volatility of 118%; and a Dividend yield of 0%. During the year ended December 31, 2012, the Company recorded stock-based compensation expense of $340,825 (2011 - $1,287,021) relating to the vesting of these options. During the year ended December 31, 2012, 117,000 of the options were forfeited. The related share based payment relating to these cancelled options of $40,655 was reversed in the statement of comprehensive loss.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended December 31, 2012 and 2011

10.	Share capital (cont’d)

Stock options (cont’d)

On April17, 2012, the Company granted 120,000 stock options to employees. 50% of the options vested on October 17, 2012 and the remaining vest on October 17, 2013. The options are exercisable at CDN$0.51and expire on April 17, 2017. The options had a grant date fair value of $43,545 (CDN$43,359) determined using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 1.63%; Expected life of 5 years; Volatility of 92%; and a Dividend yield of 0%. During the year ended December 31, 2012 the Company recorded stock-based compensation expense of $32,022 relating to the vesting of these options.

On August 16, 2012, the Company granted 200,000 stock options to an employee. 50% of the options vest six months following the grant date and the remaining in twelve months from the grant date. The options are exercisable at CDN$1.11and expire September 4, 2017. The options had a grant date fair value of $170,047 (CDN$168,112) determined using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 1.51%; Expected life of 5 years; Volatility of 97%; and a Dividend yield of 0%. During the year ended December 31, 2012, the Company recorded stock-based compensation expense of $116,936 relating to the vesting of these options.

On December 20, 2012 the Company granted 80,000 stock options to employees. 50% of the options vest six months following the grant date and the remaining 18 months from the grant date. The options are exercisable at CDN$0.80 and expire December 20, 2017. The options had a grant date fair value of $46,306 (CDN$45,780) determined using the Black-Scholes Option Pricing Model with the following assumptions: Risk free rate of 1.39%; Expected life of 5 years; Volatility of 97%; and a Dividend yield of 0%. During the year ended December 31, 2012, the Company recorded stock-based compensation expense of $1,980 relating to the vesting of these options.

On December 20, 2012 the Company granted 272,000 stock options to employees and consultants of the Company which vested immediately. The options are exercisable at CDN$0.80 and expire December 20, 2017. During the year ended December 31, 2012 the Company recorded stock-based compensation of $158,292 (CDN$156,497) determined using the Black-Scholes Option Pricing Model with the assumptions: Risk free rate of 1.39%; Expected life of 5 years; Volatility of 97%; and a Dividend yield of 0%.

The changes in options during the years ended December 31, 2012 and 2011 are as follows:

	December 31, 2012		December 31, 2011

	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price

Options outstanding, beginning	3,065,000	CDN$0.87	875,000	CDN$0.72
Options granted	672,000	CDN$0.84	2,190,000	CDN$0.93
Options exercised	(110,000)	CDN$0.72	—	—
Options forfeited	(120,000)	CDN$0.97	—	—

Options outstanding, ending	3,507,000	CDN$0.93	3,065,000	CDN$0.87

Options exercisable, ending	2,497,000	CDN$0.91	1,605,000	CDN$0.72

The weighted average measurement date fair value of the options granted during the year ended December 31, 2012 was $0.62 (2012 - $0.76).

The weighted average remaining life of the options outstanding as at December 31, 2012 is 2.76 years.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended December 31, 2012 and 2011

10.	Share capital (cont’d)

Stock options (cont’d)

Details of options outstanding as at December 31, 2012 are as follows:

Exercise price	Expiry date	Number of options outstanding

CDN$ 0.40	May 7, 2014	325,000
CDN$ 1.00	May 7, 2014	300,000
CDN$ 1.50	May 7, 2014	200,000
CDN$ 0.97	February 8, 2016	2,010,000
CDN$ 0.51	April 17, 2017	120,000
CDN$ 1.11	September4, 2017	200,000
CDN$ 0.80	December20, 2017	352,000

		3,507,000

Share purchase warrants

Each warrant entitles the holder to purchase one common share of the Company. The changes in warrants during the year ended December 31, 2012 and 2011 are as follows:

	December 31, 2012		December 31, 2011

	Number of warrants	Weighted average exercise price	Number of warrants	Weighted average exercise price

Warrants outstanding, beginning	4,427,869	CDN$0.76	10,542,369	CDN$0.86
Warrants issued	4,493,216	CDN$0.89	895,605	CDN$0.93
Warrants expired	(190,605)	CDN$1.34	(3,154,562)	CDN$0.75
Warrants exercised	(368,373)	CDN$0.95	(3,855,543)	CDN$0.75

Warrants outstanding, ending	8,362,107	CDN$0.80	4,427,869	CDN$0.76

Details of warrants outstanding as at December 31, 2012 are as follows:

Exercise price	Expiry date	Number of warrants outstanding and exercisable

CDN$ 0.40	May 7, 2014	1,845,500
CDN$ 1.00	December 22, 2013	1,431,767
CDN$ 1.00	January 4, 2014	591,624
CDN$ 0.90	July 20, 2014	4,341,216
CDN$ 0.60	July 20, 2014	152,000

		8,362,107

11.	Reserves

Share-based payment reserve

The share-based payment reserve records the fair value of options and warrants recorded in accordance with IFRS 2 “Share-based payments” until such time that the stock options or warrants are exercised, at which time the corresponding amount will be transferred to share capital.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended December 31, 2012 and 2011

12.	Financial risk and capital management

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of documented investment policies, counterparty limits, and controlling and reporting structures. The type of risk exposure and the way in which such exposure is managed is provided as follows:

Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company’s primary exposure to credit risk is on its cash, and cash equivalents. The majority of cash is deposited in bank accounts held with major banks in Canada and the United States. As most of the Company’s cash is held by two banks there is a concentration of credit risk. This risk is managed by using major banks that are high credit quality financial institutions as determined by rating agencies. The Company’s secondary exposure to risk is on its receivables. The risk is considered to be minimal.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company has a planning and budgeting process in place to help determine the funds required to support the Company’s normal operating requirements on an ongoing basis. The Company ensures that there are sufficient funds to meet its short-term business requirements, taking into account its anticipated cash flows from operations and its holdings of cash and cash equivalents.

Historically, the Company's sole source of funding has been the issuance of equity securities for cash, primarily through private placements. The Company’s access to financing is always uncertain. There can be no assurance of continued access to significant equity funding.

The following is an analysis of the contractual maturities of the Company’s non-derivative financial liabilities as at December 31, 2012:

	Within one year	Between one and five years	More than five years

Trade payables	$82,682	$—	$—

Foreign exchange risk

Foreign exchange risk is the risk that the fair values of future cash flows of a financial instrument will fluctuate because they are denominated in currencies that differ from the respective functional currency. The Company does not hedge its exposure to fluctuations in foreign exchange rates.

The following is an analysis of the United States dollar equivalent of financial assets and liabilities that are denominated in Canadian dollars:

	December 31, 2012	December 31, 2011

Cash and cash equivalents	$1,869,056	$2,124,582
Trade payables	—	(43,178)

	$1,869,026	$2,081,404

Based on the above net exposures, as at December 31, 2012, a 1% change in the Canadian dollar to United States dollar exchange rate would impact the Company’s net loss by $18,691 (2011 - $20,814).

Natcore Technology Inc.
Notes to the Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended December 31, 2012 and 2011

12.	Financial risk and capital management (cont’d)

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk on its cash equivalents as these instruments have original maturities of three months or less and are therefore exposed to interest rate fluctuations on renewal. A 1% change in market interest rates would have an impact on the Company’s net loss of approximately $18,000.

Capital Management

The Company's policy is to maintain a strong capital base so as to maintain investor and creditor confidence and to sustain future development of the business. The capital structure of the Company consists of equity, comprising share capital, net of accumulated deficit. There were no changes in the Company's approach to capital management during the period.

The Company is not subject to any externally imposed capital requirements.

Classification of financial instruments

Financial assets included in the statement of financial position are as follows:

	December 31, 2012	December 31, 2011

Loans and receivables:
Cash and cash equivalents	$2,205,709	$2,360,852
Loans and receivables:
Due from related party	5,097	2,862
Interest receivable	11,157	20,994

	$2,221,963	$2,384,708

Financial liabilitiesincluded in the statement of financial position are as follows:

	December 31, 2012	December 31, 2011

Non-derivative financial liabilities:
Trade payables	$82,682	$102,087
Derivative liabilities
Derivative financial liability - warrants	2,027,568	465,553

	$2,110,250	$567,640

Fair value

The fair value of the Company’s financial assets and liabilities approximates the carrying amount.

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

•	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

•	Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

•	Level 3 – Inputs that are not based on observable market data.

Financial liabilities measured at fair value at December 31, 2012 and 2011 consist of the derivative financial liability. These are classified as Level 3.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended December 31, 2012 and 2011

12.	Financial risk and capital management (cont’d)

Fair value (cont’d)

The fair value of the derivative liability is determined by the Black-Scholes option pricing model using the historical volatility as an estimate of future volatility. At December 31, 2012, if the volatility used was increased by 10% the impact would be an increase to the derivative liability of $201,413 with a corresponding increase to comprehensive loss.

13.	Segmented information

Operating segments

The Company operates in a single reportable operating segment being the production and sale of thin and thick film of silicon dioxide and mixed silicon oxides on silicon and other substrates from aqueous bath at room temperature and pressure. Substantially all assets of the business support these operations.

Geographic segments

At December 31, 2012 and 2011, all of the Company’s equipment and intangible assets are located in the United States.

14.	Commitments

Employment Agreement

The Company has an agreement (the “Employment Agreement”) dated October 1, 2007, and amended July 31, 2008, with an officer of the Company under which the Company pays a fee for employee services at a base salary of $220,000 per annum. On April 30, 2010, the Board of Directors passed a resolution to increase this to $250,000 per annum and on May 13, 2011 passed a resolution to increase this to $275,000 per annum. The employee is entitled to receive options under the terms and conditions of the Company’s stock option plan. The employee will serve as the President and Chief Executive Officer of the Company. On April 5, 2012, the employment agreement was extended for an additional two years under the same terms.

The employee has the right, upon 30 days notice, to terminate the Employment Agreement. The Company may terminate the Employment Agreement on 10 days notice if for cause or on 60 days notice if without cause. Should the Company terminate the contract without cause, it is obligated to pay the employee an amount equal to three month’s base salary.

License Agreement

In 2004 the Company entered into a License Agreement with a university under which the university is entitled to receive: (i) 2% of the Company’s adjusted gross sales as defined in the License Agreement, and (ii) 2% of the adjusted gross sales of any sublicensee as defined in the License Agreement. The License Agreement gives the Company an exclusive license to a certain United States patent and the related technology for low temperature growth of inorganic materials from solution using catalyzed growth and re-growth.

Sponsored Research Agreement

On September 1, 2009, the Company has entered into a sponsored research agreement with the same university to develop thin films incorporating silicon quantum dots. The initial term of the agreement is one year and the proposed budget is $100,000. Both the term and the funding can be extended under mutual agreement.

Natcore Technology Inc.
Notes to the Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended December 31, 2012 and 2011

14.	Commitments (cont’d)

China Joint Venture

On June 22, 2010 the Company formed a joint venture (“Natcore Technology (Zhuzhou) Co., Ltd.”) with a consortium in China to develop and manufacture film-growth equipment and materials using the Company’s proprietary Liquid Phase Deposition (LPD) technology licensed from Rice University. Natcore Technology (Zhuzhou) Co., Ltd. will be 55% owned by the Company, with the Zhuzhou Hi-Tech Industrial Development Zone and a Chinese firm that is currently a producer of polysilicon and a manufacturer of industrial equipment used in the solar industry (together, the “Chinese Partnership”) holding the remaining 45% ownership position. Natcore Technology (Zhuzhou) Co., Ltd. will be funded by an initial $3 million investment consisting of $500,000 contributed by the Company and $2,500,000 contributed by the Chinese Partnership. Natcore Technology (Zhuzhou) Co., Ltd. will have the exclusive right to develop, manufacture and sell AR film-growth equipment in China, and a five-year exclusive right to manufacture such equipment for sale outside of China. Our Board of Directors has not approved funding for the joint venture and consequently no funding has been made and the joint venture has not taken place as of this filing.

Research and Development Facility Lease

On July 18, 2011, the Company entered into a lease agreement for a research and development facility. The lease is for two years expiring June 30, 2013. The Company will pay a base rent of $36,477 during the six months ended June 30, 2013.

Patent License Agreement

On December 9, 2011 the Company entered into a Patent License Agreement to use certain licensed patents. The Company is required to pay an annual fee of $25,000 for as long as the Company uses the patents.

15.	Related party transactions and balances

Related party balances

As at December 31, 2012, there was $5,097 (2011 - $2,862) owing from an officer of the Company and has been included in receivables.

Key management personnel compensation

	December 31, 2012	December 31, 2011

Administrative fees	$60,000	$60,000
Consulting	30,200	44,500
Stock-based compensation	28,768	282,086
Wages and benefits	446,750	509,667

	$565,718	$896,253

Natcore Technology Inc.
Notes to the Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended December 31, 2012 and 2011

16.	Income taxes

A reconciliation of the expected income tax recovery to the actual income tax recovery is as follows:

	December 31, 2012	December 31, 2011

Net loss	$(1,838,355)	$(3,694,632)
Tax rate	34%	34%
Expected income tax recovery	(625,040)	(1,256,175)
Derivative liability	(574,843)	(118,902)
Non-deductive items and other	58,361	533,801
Effect of share issuance costs not recognized	(35,246)	(27,047)
Effect of different foreign tax rates	24,897	23,029
Temporary differences not recognized	1,151,871	845,294

	$—	$—

The Company has the following deductible temporary differences for which no deferred tax asset has been recognized:

	December 31, 2012	December 31, 2011

Non-capital losses – Canada	$1,173,191	$868,277
Tax losses – United States	8,860,293	6,140,600
Equipment tax pools	123,977	71,945
Share issuance costs	257,205	280,192

	$10,414,666	$7,361,014

The tax pools relating to these deductible temporary differences expire as follows:

	Non-capital losses – Canada	Tax losses – United States	Equipment tax pools	Share issue costs

2022	$—	$60	$—	$—
2023	—	534	—	—
2024	—	36,334	—	—
2025	—	105,744	—	—
2026	—	112,823	—	—
2027	3,735	176,830	—	—
2028	96,687	557,073	—	—
2029	200,883	861,988	—	—
2030	282,584	1,976,987	—	—
2031	284,388	2,312,227	—	—
2032	304,914	2,719,693	—	—
No expiry	—	—	123,977	257,205

	$1,173,191	$8,860,293	$123,977	$257,205

Natcore Technology Inc.
Notes to the Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended December 31, 2012 and 2011

17.	Restatement

The Company determined the number of warrants outstanding used in the valuation of the derivative liability in the prior years was incorrect. In consideration of the effect of the difference in the number of warrants, the consolidated statements of financial position as at December 31, 2011 and 2010 and the consolidated statement of comprehensive loss and cash flows for the years ended December 31, 2011 and 2010 have been restated. As required by International Accounting Standard 8, the Company included the re-stated statement of financial position as at December 31, 2010 as the error occurred during the year ended December 31, 2010.

The following adjustments were made to the consolidated statement of financial position as at December 31, 2011:

	As previously stated	Adjustment	As restated

Derivative financial liability	$232,777	$232,776	$465,553
Share capital	10,096,966	(467,084)	9,629,882
Share-based payment reserve	1,784,315	26,707	1,811,022
Deficit	$(8,665,699)	$207,601	$(8,458,098)

The following adjustments were made to the consolidated statement of financial position as at December 31, 2010:

	As previously stated	Adjustment	As restated

Derivative financial liability	$1,579,621	$270,391	$1,850,012
Share capital	4,920,379	(257,321)	4,663,058
Deficit	$(4,750,397)	$(13,069)	$(4,763,466)

The following adjustments were made to the consolidated statement of comprehensive loss for the year ended December 31, 2011:

	As previously stated	Adjustment	As restated

Fair value adjustment on warrants	$129,041	$220,670	$349,711

The comprehensive loss decreased by $220,670. Loss per share changed from $0.12 to $0.11 as at December 31, 2011 due to the restatement.

The following adjustments were made to the consolidated statement of cash flow for the year ended December 31, 2011:

	As previously stated	Adjustment	As restated

Net loss	$3,915,302	$(220,670)	$3,694,632
Fair value adjustment on warrants	$(129,041)	$(220,670)	$(349,711)

18.	Subsequent event

On April 5, 2013, the Company granted 40,000 stock options to consultants. The options have an exercise price of CDN$0.71. 50% of the options vest within six months of hire and the balance vest 18 months following the hire date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Company’s articles provide, to the fullest extent permitted by the laws of British Columbia, that the officers and directors of the Company who was or is a party to or is threatened to be made a party to, any threatened, or pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of fact that he/she is or was acting as the incorporator, officer, director or nominee officer/director or was serving in any capacity at any time. Furthermore, it is the responsibility of the Company to pay for all legal expenses that may occur on behalf of the party who may come under any such type of action.

          Management of the Company has entered into indemnity agreements consistent with the foregoing to all officers and directors of the Company. In this regard, investors should be aware of the position of the United States Securities and Exchange Commission respecting such indemnification, which position is as follows: “Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

          The following information is furnished with regard to all securities issued by the registrant within the last four years that were not registered under the Securities Act. The issuance of such shares was deemed exempt from registration requirements of the Securities Act as such securities were offered and sold pursuant to Regulation D, Rule 506 of the Securities Act and outside of the United States to persons who were neither citizens nor residents of the United States or such sales were exempt from registration under Section 4(2) of Securities Act. No underwriting discounts or commissions were paid with respect to any of the issuances listed below.

From August 1, 2009, through July 31, 2012, we have issued the following securities, none of which involved a change in voting rights attached to the securities at issue:

On August 31, 2009 we issued 3,201,750 common shares at a price of CDN$0.40 per share and 2,932,500 warrants eligible to purchase 2,912,500 common shares at a price of CDN$0.75 per share for a period of 24 months. 41 non-US, accredited investors and one (1) consultant received shares at $0.40 per share. Issuer relied upon Canadian private placement law, specifically Section 2.3 of National Instrument 45-106 and upon U.S. law Rule 506 of Regulation D and Regulation S of the Securities Act of 1933.

On September 15, 2009 we issued 20,000 common shares at a price of CDN$0.40 per share and 2,932,500 warrants eligible to purchase 20,000 common shares at a price of CDN$0.75 per share for a period of 24 months. One (1) US, accredited investor bought shares at $0.40 per share. Issuer relied upon Rule 506 of Regulation D and Regulation S of the Securities Act of 1933.

On December 11, 2009, there were 200,000 warrants issued by the company as consideration for all of the issued and outstanding shares of New Cyte, Inc. There were eight (8) New Cyte, Inc. shareholders that received these warrants. Issuer relied upon Canadian private placement law, specifically exemptions in BC Instrument 72-503 and Sections 2.3 and 2.5 of National Instrument 45-106 and upon U.S. law Rule 506 of Regulation D and Regulation S of the Securities Act of 1933.

From August 1, 2009 to December 31, 2009, the Company received net proceeds of CDN$17,025.00 from the exercise of 110,650 agent’s warrants.

From January 1 to June 30, 2010, the Company received net proceeds of CDN$493,410 from the exercise of 657,880 warrants.

On April 9, 2010, we granted 50,000 stock options eligible to purchase 50,000 common shares at a price of CDN$0.50 per share for a period of five years. One (1) consultant was granted stock, pursuant to shareholder approval of a Stock Option Plan on July 3, 2009. Issuer relied upon Canadian private placement law, specifically Section 2.24 of National Instrument 45-106 and upon U.S. law Rule 506 of Regulation D and Regulation S of the Securities Act of 1933.

On May 19, 2010, we issued 375,236 common shares at a deemed price of CDN$0.62 per share for the acquisition of all of the issued and outstanding securities of Vanguard Solar Inc. May 19, 2010, there were 515,311 warrants issued to thirteen (13) Vanguard Solar Inc. shareholders. Issuer relied upon Canadian private placement law, specifically BC Instrument 72-503 and upon U.S. law Rule 506 of Regulation D and Regulation S of the Securities Act of 1933.

On May 19, 2010, we issued 120,075 common shares at a deemed price of CDN$0.62 per share in settlement of an arrangement of legal services incurred by Vanguard Solar Inc. The 120,075 shares were issued to Vanguard Solar Inc.’s intellectual property legal counsel. Issuer relied upon Canadian private placement law, specifically BC Instrument 72-503 and upon U.S. law Rule 506 of Regulation D and Regulation S of the Securities Act of 1933.

On May 19, 2010, we issued 20,000 common shares at a deemed price of CDN$1.00 per share in settlement of services provided to the Company. The 20,000 shares were issued to United States securities counsel. Issuer relied upon Rule 506 of Regulation D and Regulation S of the Securities Act of 1933.

From July 1, 2010 to December 31, 2010, the Company received net proceeds of CDN$169,654.75 from the exercise of 242,873 warrants and stock options.

Pursuant to a private placement, on December 22, 2010, we issued 2,469,333 common shares at a price of CDN$0.75 per share and 1,234,667 warrants eligible to purchase 1,431,667 common shares at a price of CDN$1.00 per share for a period of 36 months. There were 2,469,333 shares purchased by twenty (20) investors in the private placement. For Canadian investors, Issuer relied upon Canadian private placement law, specifically Section 2.3 of National Instrument 45-106 and for United States investors, Issuer relied upon Rule 506 of Regulation D and Regulation S of the Securities Act of 1933.

Pursuant to a private placement, on January 4, 2011 we issued 1,563,233 common shares at a price of $0.75 per share and 895,602 warrants eligible to purchase 895,602common shares at a price of $1.00 per share for a period of 36 months. There were 1,563,233 shares purchased by thirty-one (31) investors in the private placement. For Canadian investors, Issuer relied upon Canadian private placement law, specifically Section 2.3 of National Instrument 45-106 and for United States investors, Issuer relied upon Rule 506 of Regulation D and Regulation S of the Securities Act of 1933.

On February 8, 2011, we granted 2,190,000 stock options eligible to purchase 2,190,000 common shares at a price of CDN$0.97 per share. The grants were made to fourteen (14) employees and consultants. Grants were made pursuant to shareholder approval of a Stock Option Plan in May 2009. Issuer relied upon Canadian private placement law, specifically Section 2.24 of National Instrument 45-106 and upon U.S. law Rule 506 of Regulation D and Regulation S of the Securities Act of 1933.

From January 1, 2011 to June 30, 2011, the Company received net proceeds of CDN$2,807,915 from the exercise of 3,845,543 warrants.

From July 1, 2011 to December 31, 2011, the Company received net proceeds of CDN$7,500.00 from the exercise of 10,000 warrants.

On April 17, 2012, we granted 120,000 stock options eligible to purchase 120,000 common shares at a price of CDN$0.51 per share for a period of five years. The two (2) recipients were an employee and a consultant. Grants were made pursuant to shareholder approval of a Stock Option Plan on June 6, 2011. Issuer relied upon Canadian private placement law, specifically Section 2.24 of National Instrument 45-106 and upon U.S. law Rule 506 of Regulation D and Regulation S of the Securities Act of 1933.

Pursuant to a private placement, on July 20, 2012 we issued 4,166,700 common shares at a price of CDN$0.60 per share and 4,189,216 warrants eligible to purchase 4,189,216 common shares at a price of CDN$0.90 per share for a period of 24 months. We also issued 152,000 finder’s options entitling the holder to acquire one common share and one share purchase warrant of the Company at a price of CDN$0.60 per unit for a period of 24 months. Each warrant underlying the unit entitles the holder to acquire one common share at a price of CDN$0.90 per share for a period of 24 months from the issuance of the finder’s options. There were 4,166,700 shares purchased by twenty-six (26) investors in the private placement. For Canadian investors, Issuer relied upon Canadian private placement law, specifically Section 2.3 and 2.5 of National Instrument 45-106 and for United States investors, Issuer relied upon Rule 506 of Regulation D and Regulation S.

On September 4, 2012, we granted 200,000 stock options eligible to purchase 200,000 common shares at a price of CDN$1.11 per share for a period of five years. One (1) employee received 200,000 shares, pursuant to shareholder approval of Stock Option Plan on June 6, 2011. Issuer relied upon Canadian private placement law, specifically Section 2.24 of National Instrument 45-106 and upon U.S. law Rule 506 of Regulation D and Regulation S of the Securities Act of 1933.

On December 20, 2012, we granted 352,000 stock options eligible to purchase 352,000 common shares at a price of CDN$0.80 per share for a period of five years. This grant was made to twelve (12) employees and consultants. The grants were made pursuant to shareholder approval of Stock Option Plan on June 6, 2011. Issuer relied upon Canadian private placement law, specifically Section 2.24 of National Instrument 45-106 and upon U.S. law Rule 506 of Regulation D and Regulation S of the Securities Act of 1933.

From July 1, 2012 to December 31, 2012, the Company received net proceeds of CDN$411,134 from the exercise of 478,373 options and warrants.

On January 4, 2013, we granted 20,000 stock options eligible to purchase 20,000 common shares at a price of CDN$0.80 per share for a period of five years. One (1) consultant was granted options pursuant to shareholder approval of Stock Option Plan on June 6, 2011. Issuer relied upon Canadian private placement law, specifically Section 2.24 of National Instrument 45-106 and upon U.S. law Rule 506 of Regulation D and Regulation S of the Securities Act of 1933.

On April 5, 2013, we granted 40,000 stock options eligible to purchase 40,000 common shares at a price of CDN$0.71 per share for a period of five years. Two (2) consultants were granted options pursuant to shareholder approval on June 6, 2011. Issuer relied upon Canadian private placement law, specifically Section 2.24 of National Instrument 45-106 and upon U.S. law Rule 506 of Regulation D and Regulation S of the Securities Act of 1933.

On June 1, 2013, we granted 100,000 stock options eligible to purchase 100,000 common shares at a price of CDN$0.79 per share for a period of five years. One (1) consultant was granted options pursuant to shareholder approval on June 6, 2011. Issuer relied upon Canadian private placement law, specifically Section 2.24 of National Instrument 45-106 and upon U.S. law Rule 506 of Regulation D and Regulation S of the Securities Act of 1933.

On June 3, 2013, we granted 25,000 stock options eligible to purchase 25,000 common shares at a price of CDN$0.83 per share for a period of five years. One (1) employee of the Issuer was granted options pursuant to shareholder approval on June 6, 2011. Issuer relied upon Canadian private placement law, specifically Section 2.24 of National Instrument 45-106 and upon U.S. law Rule 506 of Regulation D and Regulation S of the Securities Act of 1933.

On July 31, 2013, we granted 100,000 stock options eligible to purchase 100,000 common shares at a price of CDN$0.58 per share for a period of five years. Two (2) consultants were granted options pursuant to shareholder approval on June 6, 2011. Issuer relied upon Canadian private placement law, specifically Section 2.24 of National Instrument 45-106 and upon U.S. law Rule 506 of Regulation D and Regulation S of the Securities Act of 1933.

On August 16, 2013, we granted 400,000 stock options eligible to purchase 400,000 common shares at a price of US$0.59 per share for a period of three years. One (1) consultant was granted options pursuant to shareholder approval of Stock Option Plan on June 17, 2013. Issuer relied upon Canadian private placement law, specifically Section 2.24 of National Instrument 45-106 and upon U.S. law Rule 506 of Regulation D and Regulation S of the Securities Act of 1933.

In connection with the August 2013 private placement:

On August 20, 2013, we issued 4,705,240 common shares at a price of US$0.50 per share and 4,705,240 warrants eligible to purchase 4,705,240 common shares at a price of US$0.62 per share for a period of 36 months. Twenty-one (21) investors purchased 4,705,240 shares in the private placement. For Canadian investors Issuer, relied upon Canadian private placement law, specifically Section 2.3 of National Instrument 45-106 and for United States investors, Issuer relied upon Rule 506 of Regulation D and Regulation S.

On August 23, 2013, we issued 465,000 common shares at a price of US$0.50 per share and 465,000 warrants eligible to purchase 465,000 common shares at a price of US$0.62 per share for a period of 36 months. Four (4) investors purchased 465,000 shares in the private placement. Issuer relied upon Canadian private placement law, specifically Section 2.3 of National Instrument 45-106 and upon U.S. law Rule 506 of Regulation D and Regulation S of the Securities Act of 1933.

On August 27, 2013, we issued 1,077,850 common shares at a price of US$0.50 per share and 1,077,850 warrants eligible to purchase 1,077,850 common shares at a price of US$0.62 per share for a period of 36 months. Sixteen (16) investors purchased 1,077,850 shares in the private placement. For Canadian investors, Issuer relied upon Canadian private placement law, specifically Section 2.3 of National Instrument 45-106 and for United States investors, Issuer relied upon Rule 506 of Regulation D and Regulation S.

On August 28, 2013, we issued 100,000 common shares at a price of US$0.50 per share and 100,000 warrants eligible to purchase 100,000 common shares at a price of US$0.62 per share for a period of 36 months. One (1) investor purchased 100,000 shares in the private placement. Issuer relied upon Canadian private placement law, specifically Section 2.3 of National Instrument 45-106 and upon U.S. law Rule 506 of Regulation D and Regulation S of the Securities Act of 1933.

From January 1, 2013 to December 31, 2013, the Company received net proceeds of CDN$707,177 from the exercise of 998,530 warrants.

From January 1, 2013 to December 31, 2013, the Company received net proceeds of CDN$225,000 from the exercise of 225,000 options.

On January 10, 2014, we granted 345,000 stock options eligible for purchase 345,000 common shares at a price of US$1.08 per share for a period of five years. Eleven (11) employees and consultants were granted 345,000 shares. The grants were approved in the Stock Option Plan by shareholders on June 17, 2013. Issuer relied upon Canadian private placement law, specifically Section 2.24 of National Instrument 45-106 and upon U.S. law Rule 506 of Regulation D and Regulation S of the Securities Act of 1933.

On February 3, 2014, we granted 60,000 stock options eligible for purchase 60,000 common shares at a price of US$0.99 per share for a period of five years. One (1) consultant was granted 60,000 shares. The grants were approved in the Stock Option Plan by shareholders on June 17, 2013. Issuer relied upon Canadian private placement law, specifically Section 2.24 of National Instrument 45-106 and upon U.S. law Rule 506 of Regulation D and Regulation S of the Securities Act of 1933.

From January 1, 2014 to July 31, 2014, the Company received net proceeds of US$708,428 from the exercise of 1,666,383 warrants.

From January 1, 2014 to July 31, 2014, the Company received net proceeds of US$36,726 from the exercise of 100,000 options.

On January 21, 2015 we issued 1,256,784 common shares at a price of US$0.43 per share and 1,256,784warrants eligible to purchase 1,256,784 common shares at a price of US$0.70 per share for a period of 36 months. Fifteen (15) investors purchased 1,256,784 shares in the private placement. Issuer relied upon Canadian private placement law, specifically Sections 2.3 and 2.9 of National Instrument 45-106 and upon U.S. law Rule 506 of Regulation D and Regulation S of the Securities Act of 1933.

On January 23, 2015 we issued95,278 common shares at a price of US$0.43 per share and 95,278 warrants eligible to purchase 95,278 common shares at a price of US$0.70 per share for a period of 36 months. Two (2) investors purchased 95,278 shares in the private placement. Issuer relied upon Canadian private placement law, specifically Sections 2.3 and 2.9 of National Instrument 45-106 and upon U.S. law Rule 506 of Regulation D and Regulation S of the Securities Act of 1933.

On April 14, 2015 we issued 1,200,050 common shares at a price of CDN$0.70 per share and 1,200,050 warrants eligible to purchase 1,200,050 common shares at a price of $0.70 for gross proceeds of $672,028 (CDN$840,035). Twenty (20) investors purchased 1,200,050 shares in the private placement. Issuer relied upon Canadian private placement law, specifically Sections 2.3 and 2.9 of National Instrument 45-106 and upon U.S. law Rule 506 of Regulation D and Regulation S of the Securities Act of 1933.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following is a list of exhibits filed as part of this registration statement:

#	Description

2.1	Acquisition Agreement between Syracuse Capital Corp. and Natcore Technology, Inc.

3.1	Articles of Syracuse Capital Corp.

4.1-

4.10	Warrant Agreements issued in Private Placements

5.1	Opinion of LoPresti Law Group, P.C

10.1	Employment Agreement Between Charles Provini and Natcore

10.2	March 31, 2004 License Agreement Between Natcore and William Marsh Rice University

10.3	July 29, 2008 Amendment to License Agreement Between Natcore and William Marsh Rice University

10.4	September 1, 2009 Sponsored Research Agreement Between Natcore and William Marsh Rice University

10.5	May 10, 2012 Amendment to License Agreement Between Natcore and William Marsh Rice University

10.6	March 1, 2013 Amendment to Lease Agreement Between Natcore and Eastman Kodak Company

10.7	July 18, 2011 Lease Agreement Between Natcore and Eastman Kodak Company

10.8	January 5, 2012 License Agreement Between Alliance for Sustainable Energy, LLC and Natcore

10.9	July 27, 2012 Amendment to License Agreement Between Alliance for Sustainable Energy, LLC and Natcore

10.10	January 22, 2014 Amendment to License Agreement Between Alliance for Sustainable Energy, LLC and Natcore

10.11	February 21, 2012 Cooperative Research and Development Agreement Between Alliance for Sustainable Energy, LLC and Natcore

10.12	September 21, 2010 Cooperative Joint Venture Contract Between Zhuzhou Hexing Industrial Company and Natcore Asia Technology, Limited (Chinese Version)

10.13	September 21, 2010 Cooperative Joint Venture Contract Between Zhuzhou Hexing Industrial Company and Natcore Asia Technology, Limited (American Version)

10.14	September 19, 2013 Australian Joint Venture Memorandum of Understanding between Denzo Pty Limited and Natcore Technology, Inc.

10.15	June 20, 2013 Lease Agreement between North Water Street Realty and Natcore

23.1	Consent of Dale Matheson Carr-Hilton LaBonte LLP (DMCL) Chartered Accountants

23.2	Consent of LoPresti Law Group, P.C. (included in Exhibit 5.1)

24.1	Powers of Attorney (included hereinafter)

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

                    (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectuses filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

                    (iii) Include any additional or changed material information on the plan of distribution;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§ 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or § 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

          (5)For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                    (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

                    (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

                    (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

                    (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of this registration statement relating to the offering, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Red Bank, New Jersey on April 21, 2015.

NATCORE TECHNOLOGY, INC.

By:	/S/ CHARLES R. PROVINI

Name:	Charles R. Provini
Title:	President & CEO
Authorized Representative in the United States

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each director and officer of Natcore Technology, Inc. whose signature appears below hereby appoints Charles R. Provini, and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the described capacities and on April 21, 2015.

Name	Title

/S/ CHARLES R. PROVINI	Authorized Representative in the United

Charles R. Provini	States, Director, President & Chief Executive Officer,
Natcore Technology, Inc.

/S/ JOHN MEEKISON	Director, Chief Financial Officer & Controller

John Meekison	Natcore Technology, Inc.

BRIEN F. LUNDIN	Director

Brien F. Lundin	Natcore Technology, Inc.

JOHN C. CALHOUN	Director

John C. Calhoun	Natcore Technology, Inc.